<pre>
                                                Filed Pursuant to Rule 424(b)(3)
                                               Registration File No. 333-1027810

PROSPECTUS

                                  229,000,000 SHARES

                                CONECTISYS CORPORATION

                                    Common Stock

        The shares of our common stock being offered under this prospectus are being offered by some of our security holders identified in this prospectus for their own accounts. Our common stock trades on the OTC Bulletin Board(R) under the symbol "CNES." On May 1, 2003, the high and low sale prices for a share of our common stock were $.0085 and $.008, respectively.

        The mailing address and the telephone number of our principal executive offices 24730 Avenue Tibbitts, Suite 130, Valencia, California 91355, (661) 295-6763.
                                  ____________________

                      Investing in our common stock involves risks. Please see "Risk Factors" beginning on page 5.
                                  _________________

	This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        You should rely only on the information contained in this
prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.
                                   _________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

             The date of this prospectus is May 12, 2003.

                                  TABLE OF CONTENTS
Description                                                            Page No.

Prospectus Summary........................................................3
Risk Factors..............................................................5
Special Note Regarding Forward-Looking Statements........................13
Use of Proceeds..........................................................14
Price Range of Common Stock..............................................14
Dividend Policy..........................................................14
Capitalization...........................................................15
Management's Discussion and Analysis of Financial
 Condition and Results of Operations.....................................16
Business.................................................................21
Management...............................................................32
Certain Relationships and Related Transactions...........................40
Principal And Selling Security Holders...................................44
Plan of Distribution.....................................................48
Description of Capital Stock.............................................50
Legal Matters............................................................51
Experts..................................................................51
Where You Can Find More Information......................................51
Index to Financial Statements...........................................F-1

                                PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus.

                             ConectiSys Corporation

        Since 1995, we have been engaged in the development of a low-cost automatic meter reading, or AMR, solution. We have developed a low-cost AMR solution that includes a proprietary system employing specialized hardware and software that will allow for residential and commercial applications. Our proprietary system is called H-Net(TM), which is a trademark of ConectiSys.

        We are currently in a cost-reduction phase of the development of our H-Net(TM) system and have completed the development for commercial production of our H-Net(TM) 4.0 wireless meter reading product. We have not yet sold any H-Net(TM) systems and we do not expect any significant sales of our H-Net(TM) systems until mid 2003. We have no history of revenues and have incurred significant losses since the beginning of the development of our H-Net(TM) system. We have a significant accumulated deficit and negative working capital. As a result of our financial condition, our independent auditors have issued an opinion questioning our ability to continue as a going concern.

        Our H-Net(TM) system has been developed as an AMR solution predominantly for application by utility companies and energy service providers to assist in the comprehensive, low-cost remote reading of electric energy meters in residential structures and the transmission of that data on a frequent basis to a centralized location where the data can be archived and further supplied to utility companies and energy service providers for billing purposes, energy usage tracking, energy consumption management and other uses.

        Our H-Net(TM) system is comprised of the following three principal components:H-Net(TM)-equipped meters, base stations and a network operating center. H- Net(TM)-equipped meters are designed to communicate with one another, relaying energy usage data back and forth, and ultimately communicate with a base station where energy usage data is then transmitted to a network operating center. Each base station is designed to service up to 20,000 H-Net(TM)- equipped meters and to transmit energy usage data to the network operating center in fifteen minute intervals, 24 hours per day. The network operating center is designed to collect and archive energy usage data and then distribute the data over the Internet to customers such as utility companies and energy service providers.

        We believe that our AMR solution in the form of our H-Net(TM) system is a cost-effective and useful AMR solution for meter reading applications and that its adoption will allow for a wealth of new information regarding energy usage. We plan to provide a variety of additional services to our customers including remote meter reading, complete billing solutions and remote access and control of energy meters.

                         THE OFFERING

Common stock offered by selling security holders       229,000,000(1)

Common stock outstanding prior to this offering        239,537,933(2)

Common stock outstanding following this offering
if all shares are sold                                 468,537,933(1)(2)

Use of Proceeds                                        All proceeds of this
                                                       offering will be received
                                                       by selling security holders
                                                       for their own accounts.

Risk Factors                                           You should read the "Risk
                                                       Factors" section beginning
                                                       on page 5, as well as other
                                                       cautionary statements
                                                       throughout this prospectus,
                                                       before investing in shares
                                                       of our common stock.

_____________
(1) As of the date of the completion of the private placement of the secured convertible debentures and the related warrants whose underlying shares of common stock are covered by this prospectus, those securities were, or upon their issuance would be, convertible into approximately 114,500,000 shares of common stock. The purchasers of our secured convertible debentures have committed to purchase, in a separate tranche, additional secured convertible debentures and related warrants, the underlying shares of which are included in such amount. We have agreed to register for resale by the selling security holders 200% of the shares of common stock underlying all convertible debentures and related warrants that the selling security holders have purchased and that they are obligated to purchase. Accordingly, the common stock offering by the selling security holders assumes exercise of all of the warrants whose underlying shares of common stock are covered by this prospectus in exchange for 2,500,000 shares of common stock and conversion of the principal amount of the secured convertible debentures including accrued interest into 112,000,000 shares of common stock, and the immediate resale of all of those shares of common stock.

(2) As of April 16, 2003, a total of 239,537,933 shares of common stock were outstanding, excluding:

o 5,000,000 shares of common stock reserved for issuance under our stock option plans, of which options to purchase 5,000,000 shares were outstanding;
o shares of common stock issuable upon exercise of warrants or conversion of debentures whose underlying shares of common stock are covered by this prospectus;
o approximately 551,000,000 shares of common stock issuable or to become issuable upon exercise or conversion of outstanding warrants, non- plan options and other convertible securities, other than the warrants and other convertible securities whose underlying shares of common stock are covered by this prospectus; and
o any additional shares of common stock we may issue from time to time after April 16, 2003.

                                   RISK FACTORS

        An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

                             Risks Related to Our Business

        We have no history of revenues, have incurred significant losses, expect continued losses and may never achieve profitably. If we continue to incur losses, we may have to curtail our operations, which may prevent us from successfully deploying our H-Net(TM) wireless meter reading system.

        We have no history of revenues, have not been profitable and expect continued losses. Historically, we have relied upon cash from financing activities to fund all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of September 30, 2002, we had an accumulated deficit of approximately $22,918,000. For our fiscal year ended September 30, 2002, we incurred a net loss of approximately $2,347,000 and for our fiscal year ended September 30, 2001, we incurred a net loss of approximately $2,154,000. We cannot predict when we will become profitable or if we ever will become profitable, and we may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully deploying our H-Net(TM) wireless meter reading system, or our H-Net(TM) system, and operating or expanding our business. As a result of our financial condition, our independent auditors have issued an opinion questioning our ability to continue as a going concern.

        Our significant losses have resulted principally from costs incurred in connection with the development of our H-Net(TM) system and from costs associated with our administrative activities. We expect our operating expenses to dramatically increase as a result of our planned deployment of our H-Net(TM) system. Since we have no operating history and no present sources of revenues, we cannot assure you that our business will ever become profitable or that we will ever generate sufficient revenues to meet our expenses and support our planned activities. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

        Our independent auditors have issued a report questioning our ability to continue as a going-concern. This report may impair our ability to raise additional financing and adversely affect the price of our common stock.

        The report of our independent auditors contained in our financial statements for the years ended September 30, 2002 and 2001 includes a paragraph that explains that we have incurred substantial losses and have a working capital deficit. This report raises substantial doubt about our ability to continue as a going concern. Reports of independent auditors questioning a company's ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This report may make it difficult for us to raise additional debt or equity financing necessary to continue the development and deployment of our H-Net(TM) system. We urge potential investors to review this report before making a decision to invest in ConectiSys.

        Without substantial additional financing, we may be unable to achieve the objectives of our current business strategy, which could force us to delay, curtail or eliminate our product and service development programs.

        We require additional financing to produce cost-reduced hardware for our H-Net(TM)system capable of large-scale manufacturing, and obtain and implement contracts and joint venture agreements with meter manufacturers. If we are unable to obtain this financing, we could be forced to delay, curtail or eliminate certain product and service development programs or entirely abandon our planned deployment of our H-Net(TM) system. In addition, our inability to obtain financing could have such a material adverse effect on our business, prospects, results of operations or financial condition, that we may be forced to restructure, file for bankruptcy, sell assets or cease operations entirely, any of which could jeopardize an investment in our common stock.

        We need and may be unable to obtain additional financing on satisfactory terms, which may require us to accept financing on burdensome terms that may cause substantial dilution to our shareholders and impose onerous financial restrictions on our business.

        We require additional financing. Deteriorating global economic conditions may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing shareholders' equity. Any debt financing or other financing of securities senior to our common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose any then-existing sources of financing and our ability to secure new sources of financing may be impaired.

        We are subject to an injunction imposed by a federal court for violating the federal securities laws, which may make it more difficult to raise financing.

        In 1997, the Securities and Exchange Commission filed suit in the United States District Court in the Central District of California against ConectiSys and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-
(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of common stock of ConectiSys in 1996. In March 1999, we agreed with the Securities and Exchange Commission to the terms of a settlement of its litigation against us. Under the terms of that settlement, we dismissed our then-pending appeal of a judgment against us in favor of the Securities and Exchange Commission and accepted a permanent injunction against us prohibiting actions that would violate federal securities laws in connection with the offer, purchase or sale of securities. The Securities and Exchange Commission agreed to waive a requirement of the judgment under appeal that we disgorge $175,000 of proceeds from the sale of our common stock due to our inability to pay this amount. On March 9, 1999, an amended final judgment of permanent injunction and other relief memorializing these agreements was entered in connection with the execution by us of a consent to entry of injunction. An injunction of this nature is viewed unfavorably by analysts and investors and may make it more difficult for us to raise additional debt or equity financing necessary to run our business.

        Our default on the repayment of the convertible debentures held by the selling security holders could have a material and adverse effect on our business, prospects, results of operations or financial condition.

        Unpaid principal and accrued and unpaid interest on our convertible debentures becomes immediately due and payable one year from their date of issuance, or earlier in the event of a default. The events of default under the convertible debentures are similar to those customary for convertible debt securities, including breaches of material terms, failure to pay amounts owed, delisting of our common stock from the OTC Bulletin Board(R) or failure to comply with the conditions of listing on the OTC Bulletin Board(R). If we default on our obligations under the convertible debentures, we may be required to immediately repay the outstanding principal amounts of the debentures and any accrued and unpaid interest. The cash required to repay such amounts would likely have to be taken from our working capital. Since we rely on our working capital to sustain our day to day operations and the development of our H-Net(TM) system, a default on the convertible debentures could have a material and adverse effect on our business, prospects, results of operations or financial condition.

        We rely heavily on our management, and the loss of their services could materially and adversely affect our business.

        Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board and Chief Executive Officer, Robert A. Spigno, and our Chief Technology Officer, Lawrence Muirhead. The loss of Messrs. Spigno or Muirhead or one or more other key members of management could have a material adverse effect on us because each of these individuals has experience and skills upon which we draw heavily in our day-to-day operations, strategic planning or research and development activities. The development and operation of our H-Net(TM) system is largely dependent upon the skill and efforts of Mr. Muirhead. Although we have entered into employment agreements with Messrs. Spigno and Muirhead, we cannot assure the continued services of these key members of our management team. We do not maintain key- man life insurance policies on any member of management.

        We have a limited operating history of seven years and very limited operating experience; therefore, regardless of the viability or market acceptance of our H-Net(TM) system, we may be unable to achieve profitability or realize our other business goals.

        Our H-Net(TM) system is the result of a new venture. We have been engaged in research and development of automatic meter reading technologies since 1995, and we have only recently completed limited pilot programs for our first and only product, our H-Net(TM) automatic meter reading system. We have generated no operating revenues from our H-Net(TM) system and have not commenced any of the widespread marketing and other functions that we anticipate will be required for successful deployment of our H-Net(TM) system. Deployment of our H-Net(TM) system will involve large-scale cost-reduction manufacturing runs for the production of the components employed in our H-Net(TM) system. Our success will depend in large part on our ability to deal with the problems, expenses and delays frequently associated with bringing a new product to market. Because we have little experience in the deployment and operational aspects of automatic meter reading technologies, we may be unable to successfully deploy and operate our H-Net(TM) system even if our H- Net(TM) system proves to be a viable automatic meter reading solution and achieves market acceptance. Consequently, we may be unable to achieve profitability or realize our other business goals.

        Many companies with greater resources and operating experience are developing technology similar to that employed in our H-Net(TM) system. These companies could successfully compete with us and negatively affect the deployment of our H-Net(TM) system and our opportunity to achieve profitability.

        We anticipate significant competition with our H-Net(TM) system from many companies. Our H-Net(TM) system is designed to compete with companies such as those that offer meter reading services utilizing modem and telephone line communications or drive-by data collection capabilities. Our H-Net(TM) system may compete with numerous companies, including Schlumberger Ltd., Itron, Inc., CellNet Data Systems, Hunt Technologies and Metricom Corporation, each of which has significantly more resources and operational and product development experience than we do. Some of our potential customers, namely, meter manufacturers and utility companies, may decide to develop their own products or service offerings that directly compete with our H-Net(TM) system. Although we believe that our H-Net(TM) system will be competitive in the marketplace, we cannot assure you that these or other companies with greater experience and greater resources than ConectiSys will not negatively affect our business prospects and impair our ability to achieve profitability.

        We are targeting a new and evolving market and we cannot be certain that our business strategy will be successful.

        The automation of utility meter reading and data distribution is a relatively new and rapidly changing market. We cannot accurately predict the size of this market or its potential growth. Our system is one possible solution for AMR and data distribution. It has not been adopted as an industry standard and it may not be adopted on a broad scale. Competing systems have been and likely will continue to be selected by utilities and other potential clients. Participants in the utility industry have historically been cautious and deliberate in making decisions concerning the adoption of new technology. This process, which can take up to several years to complete, may include the formation of evaluation committees, a review of different technical options, technology trials, equipment testing and certification, performance and cost justifications, regulatory review, one or more requests for vendor quotes and proposals, budgetary approvals and other steps. Only a limited number of utilities have made a commitment to purchase our products to date. Consequently, if our H-Net(TM) system as an AMR solution is unsuccessful and we are unable to enter into AMR or data distribution contracts on terms favorable to us, our business, results of operations and financial condition could be materially and adversely affected.

        The new and evolving nature of the market that we intend to target makes an accurate evaluation of our business prospects and the formulation of a viable business strategy very difficult. Accordingly, our business strategy may be faulty or even obsolete and as a result, we may not properly plan for or address many obstacles to success, including the following:

o the timing and necessity of substantial expenditures for the development and deployment of our H-Net(TM) system;
o the failure to strategically position ourselves in relation to joint venture or strategic partners, and potential and actual competitors;
o the failure of our H-Net(TM) system to satisfy the needs of the market that we intend to target and the resulting lack of widespread or adequate acceptance of our H-Net(TM) system; and
o the difficulties in managing rapid growth of operations and personnel.

        Our failure to manage growth effectively could impair our business.

        We have recently completed the development of our H-Net(TM) system for commercial production but remain in a cost-reduction phase of development, and although we do not currently have revenue-generating operations, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so. If we are unable to successfully manage our growth, our business, prospects, results of operations and financial condition could be materially and adversely affected.

        Because we believe that proprietary rights are material to our success, misappropriation of those rights or claims of infringement or legal actions related to intellectual property could adversely impact our financial condition.

        We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary rights. However, although our H-Net(TM) system and its constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our H-Net(TM) system predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

        We own, license or have otherwise obtained the right to use certain technologies incorporated in our H-Net(TM) system. We may receive infringement claims from third parties relating to our products and technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third-party vendors for incorporation into our products, we would forward those claims to the appropriate vendor. If we or our component manufacturers are unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs defending any legal action taken against us.

                       Risks Related To This Offering

        Shares of our common stock eligible or to become eligible for public sale could adversely affect our stock price and make it difficult for us to raise additional capital through sales of equity securities.

        As of April 16, 2003, we had outstanding 239,537,933 shares of common stock, of which all but approximately 85,000,000 shares were unrestricted under the Securities Act of 1933. As of April 16, 2003, we also had outstanding options, warrants, promissory notes, convertible debentures and preferred stock that were exercisable for or convertible into approximately 850,000,000 shares of common stock, approximately 800,000,000 of which are covered by registration rights. Sales of a substantial number of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

        Conversion or exercise of our outstanding derivative securities could substantially dilute your investment because the conversion and exercise prices of those securities and/or the number of shares of common stock issuable upon conversion or exercise of those securities are subject to adjustment.

        We have issued various notes, debentures and warrants that are convertible or exercisable at prices that are subject to adjustment due to a variety of factors, including fluctuations in the market price of our common stock and the issuance of securities at an exercise or conversion price less than the then-current exercise or conversion price of those notes, debentures or warrants. As of April 16, 2003, the closing price of a share of our common stock on the OTC Bulletin Board(R)was $.004. On that date, our notes, debentures and warrants outstanding with adjustable conversion and/or exercise prices were convertible or exercisable into approximately 830,000,000 shares of our common stock. The number of shares of common stock that these adjustable securities ultimately may be converted into or exercised for could prove to be greater than this amount if the market price of our common stock declines. You could, therefore, experience substantial dilution of your investment as a result of the conversion or exercise of our outstanding derivative securities.

      The applicable conversion price of our debentures issued to certain security holders is variable and does not have a lower-limit, therefore the dilutive effect to our existing security holders is theoretically limitless. Conversely, because the variable conversion price of these debentures has an upper limit, an increase in the trading price of a share of our common stock will result in a limited benefit to existing security holders with respect to the conversion of these debentures. The following table sets forth the number of shares issuable upon conversion of the principal portion of the debentures issued to certain security holders and outstanding as of April 16, 2003, based upon the indicated hypothetical trading prices:

                                                               Percentage of
     Hypothetical                         Number of Shares       Company's
     Market Price   Conversion Price(1)     Issuable(2)       Common Stock (3)
     ____________   __________________    ________________    ________________

        $.008            $.004              229,300,000           49%
        $.006            $.003              305,700,000           56%
        $.004            $.002              458,600,000           66%
        $.002            $.001              917,100,000           79%
        _______________

        (1) The conversion price of our debentures is the lower of 50% of the average of the three lowest intraday trading prices of a share of our common stock on the OTC Bulletin Board(R) during the twenty trading days immediately preceding the conversion date, and either (a) $.06 for the March, May and June 2002 convertible debentures, or (b) $.01 for the November 2002 convertible debentures and the additional convertible debentures to be issued in subsequent investment tranches in connection with the November 2002 debenture offering. As of April 16, 2003, the applicable conversion price was $.00125.

        (2) Our current authorized capital allows us to issue a maximum of 1,000,000,000 shares of common stock.

        (3) Amounts are based on 239,537,933 shares of our common stock outstanding as of April 16, 2003 plus the corresponding number of shares issuable. Each of the holders of our convertible debentures may not convert our debentures into more than 4.9% of our then- outstanding common stock; however, the holders may waive the 4.9% limitation, thus allowing the conversion of their debentures into a number of shares of common stock in excess of 4.9% of our then-outstanding common stock.

        The holders of our convertible debentures may elect to receive payment for accrued and unpaid interest on our convertible debentures in shares of our common stock based on the conversion price and on the same terms described above with respect to conversions of the principal portion of these debentures. As a result of conversions of the principal or interest portion of our convertible debentures and related sales of our common stock by the holders of our convertible debentures, the market price of our common stock could be depressed, thereby resulting in a significant increase in the number of shares issuable upon conversion of the principal and interest portions of these debentures. You could, therefore, experience substantial dilution of your investment as a result of the conversion of the principal or interest portions of our convertible debentures.

        If our security holders engage in short sales of our common stock, including sales of shares to be issued upon conversion or exercise of derivative securities, the price of our common stock may decline.

        Selling short is a technique used by a shareholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. The decrease in market price would allow holders of our derivative securities that have conversion or exercise prices based upon a discount on the market price of our common stock to convert or exercise their derivative securities into or for an increased number of shares of our common stock. Further sales of common stock issued upon conversion or exercise of our derivative securities could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

        Our current financing arrangements could prevent our common stock from being listed on Nasdaq or other principal markets.

        Nasdaq and other principal markets require that, to be eligible for inclusion in the stock market, a company's common stock have a specified minimum bid price per share. Convertible debenture financings, especially those with variable conversion prices with low or no low-price limits, characteristically exert downward pressure on the market for a company's common stock. This pressure, if applied against the market for our common stock, may prevent our common stock from being listed on Nasdaq or other principal markets, but we do not currently satisfy various other listing requirements and thus are not in a position to have our common stock listed on any of those markets.

        Our common stock price is subject to significant volatility, which could result in substantial losses for investors and in litigation against us.

        The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. During the three months ended December 31, 2002, the high and low closing bid prices of our common stock were $.018 and $.008, respectively. The market price of our common stock may exhibit significant fluctuations in the future response to various factors, many of which are beyond our control and which include:

o variations in our quarterly operating results, which variations could result from, among other things, changes in the needs of one or more of our customers;
o changes in market valuations of similar companies and stock market price and volume fluctuations generally;
o       economic conditions specific to the industries in which we operate;
o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;
o       regulatory developments;
o       additions or departures of key personnel; and
o future sales of our common stock or other debt or equity securities.

        If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

        Because we are subject to the "Penny Stock" rules, the level of trading activity in our stock may be reduced.

        Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

        Because our stock is not listed on a national securities exchange, you may find it difficult to dispose of or obtain quotations for our common stock.

        Our common stock trades under the symbol "CNES" on the OTC Bulletin Board(R). Because our stock trades on the OTC Bulletin Board(R) rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

        Our preferred stock may delay or prevent a takeover of ConectiSys, possibly preventing you from obtaining higher stock prices for your shares.

        Our board of directors has the authority to issue up to 50,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our shareholders. Of these shares, 1,000,000 shares have been designated as Class A Preferred Stock and 1,000,000 shares have been designated as Class B Preferred Stock. The rights of the holders of our common stock are subject to the rights of the holders of our outstanding preferred stock and will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of ConectiSys. Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

        Certain provisions of our articles of incorporation and bylaws allow concentration of voting power in one individual, which may, among other things, delay or frustrate the removal of incumbent directors or a takeover attempt, even if such events may be beneficial to our shareholders.

        Provisions of our articles of incorporation and bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving ConectiSys that is not approved by our board of directors, even if those events may be beneficial to the interests of our shareholders. For example, as of April 16, 2003, Robert A. Spigno, our Chairman of the Board and Chief Executive Officer, was the holder of 200,020 shares of our Class A Preferred Stock. As of that date, Mr. Spigno also held an option, exercisable at $1.00 per share until its expiration on December 1, 2003, to purchase up to 250,000 additional shares of our Class A Preferred Stock. Under our articles of incorporation, each share of Class A Preferred Stock is entitled to 100 votes per share on all matters presented to our shareholders for action. Consequently, Mr. Spigno may have sufficient voting power to control the outcome of all corporate matters submitted to the vote of our common shareholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving ConectiSys. In addition, through his control of the board of directors and voting power, Mr. Spigno may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third- party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by ConectiSys. Also, the concentration of voting power in the hands of Mr. Spigno could have the effect of delaying or preventing a change in control of ConectiSys, even if the change in control would benefit our shareholders, and may adversely affect the market price of our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements, including among others:

o       our product development activities;

o our business strategy for establishing a presence in the AMR market;

o anticipated trends in our financial condition and results of operations; and

o our ability to distinguish ourselves from our current and future competitors.

        You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations thereof, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Business."

        These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward- looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

                                USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.

                          PRICE RANGE OF COMMON STOCK

        The following table shows the high and low closing bid prices of our common stock for the periods presented, as obtained from Pink Sheets LLC, a research service that compiles quote information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations listed below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. Our common stock trades on the OTC Bulletin Board(R) under the symbol "CNES."

                                                        Price Range
                                                        High    Low
Year Ended September 30, 2001:
        First Quarter (October 1 - December 31)      $  0.325 $ 0.09
        Second Quarter (January 1 - March 30)           0.55    0.09
        Third Quarter (April 1 - June 30)               0.36    0.16
        Fourth Quarter (July 1 - September 30)          0.23    0.11

Year Ended September 30, 2002:
        First Quarter                               $   0.19  $ 0.095
        Second Quarter                                  0.105   0.07
        Third Quarter                                   0.10    0.016
        Fourth Quarter                                  0.036   0.007

Year Ended September 30, 2003:
        First Quarter                               $   0.018 $ 0.008

        As of April 16, 2003, we had 239,537,933 shares of common stock outstanding and held of record by approximately 820 shareholders, and the high and low sale prices of a share of our common stock on the OTC Bulletin Board(R) on that date were $.007 and $.004, respectively. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners.

                                  DIVIDEND POLICY

        We have never paid cash dividends on our common stock and do not currently intend to pay cash dividends on our common stock in the foreseeable future. We are restricted from paying dividends on our common stock under state law, and the terms of our secured convertible debentures. We currently anticipate that we will retain any earnings for use in the continued development of our business.

                                 CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2002. You should read this information together with our consolidated financial statements and the notes relating to those statements appearing elsewhere in this prospectus. The table excludes an aggregate of approximately 381,500,000 shares of common stock that were issuable upon conversion or exercise of outstanding convertible notes, debentures, options and warrants as of December 31, 2002.

                                                             December 31, 2002
                                                             ------------------
Long-term debt, less current portion.........................            69,790
                                                                   ============
Shareholders' equity:
 Preferred stock, $1.00 par value. Authorized 50,000,000 shares.
 Class A Preferred Stock, $1.00 par value, 1,000,000 shares
 authorized, 200,020 shares issued and outstanding..............        200,020

Common stock, no par value. Authorized 250,000,000 shares;
 issued and outstanding, 88,837,163 shares......................     18,679,580

Additional paid in capital
 Class B Preferred Stock, $1.00 par value, 1,000,000 shares
 authorized, no shares issued and outstanding...................        100,000

 Common stock, no par value. Stock options and warrants
    exercisable into 9,807,154 shares...........................      1,344,663

Beneficial conversion option; debt instruments..................        906,013

Accumulated deficit.............................................    (23,667,985)
                                                                 ---------------
   Total shareholders' equity (deficit)......................... $   (2,437,702)
                                                                 ---------------
   Total capitalization......................................... $   (2,437,702)

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes and the information included under the caption "Risk Factors" included elsewhere in this prospectus. Except for historical information, the following discussion contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. See "Special Note Regarding Forward-Looking Statements" for further information regarding forward-looking statements. Our actual results may differ materially from the results discussed in the forward-looking statements as a result of a number of factors, many of which are beyond our control, including those factors discussed under "Risk Factors" and other headings in this prospectus, which could, among other things, cause the price of our common stock to fluctuate substantially.

Overview

        Since 1995, we have been engaged in the development of a low-cost automatic meter reading, or AMR, solution. We have developed a low- cost AMR solution that includes a proprietary system employing specialized hardware and software that will allow for residential and commercial applications. Our proprietary system is called H- Net(TM), which is a trademark of ConectiSys.

        We are currently in a cost-reduction phase of the development of our H-Net(TM) system and have completed the development for commercial production of our H-Net(TM) 4.0 wireless meter reading product. We have not yet sold any H-Net(TM) systems and we do not expect any significant sales of our H-Net(TM) systems until mid to late 2003. Accordingly, we have not earned any significant revenues from the sale of H-Net(TM)systems. We have no history of revenues and have incurred significant losses since the beginning of the development of our H-Net(TM) system. We have a significant accumulated deficit and negative working capital. As a result of our financial condition, our independent auditors have issued an opinion questioning our ability to continue as a going concern.

Critical Accounting Policies and Estimates

        The following discussion and analysis is based upon our financial statements, which have been prepared using accounting principles generally accepted in the United States of America. The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses, and assets and liabilities, during the periods reported. Estimates are used when accounting for certain items such as depreciation, likelihood of realization of certain assets, employee compensation programs and valuation of intangible assets. We base our estimates on historical experience and other assumptions that we believe are reasonable under the circumstances. Actual results may differ from our estimates.

        We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements. We have based our financial statements on the assumption of our operations continuing as a going concern. As a result, we continue to depreciate fixed assets and show certain debts as long-term.
We have written-off the value of technology in prior periods because the realization of that value was doubtful. Our compensation of consultants and employees with our capital stock is recorded at estimated market value. The volatile nature of the price of our common stock causes wide disparities in certain valuations.

Results of Operations

         Comparison of Results of Operations for the Three Months Ended December 31, 2002 and 2001

        We did not generate any revenues for the three months ended December 31, 2002 and December 31, 2001. General and administrative expenses increased by $225,877 or 32% to $488,232 for the three months ended December 31, 2002 as compared to $714,109 for the same period in 2001. This decrease was primarily due to a decrease in our H-Net(TM) system's development costs.

        Interest expense increased by $246,623 or 1648% to $261,590 during the three months ended December 31, 2002 as compared to $14,967 for the same period in 2001. This increase in interest expense was due to increased borrowings between the periods reported.

        Net loss for the three months ended December 31, 2002 decreased by $5,908 or 1% to $749,822 as compared to a net loss of $755,730 for the same period in 2001. This decrease primarily was due to the decrease in general and administrative expenses, which was partially offset by the increase in interest expense as described above.

        Comparison of Results of Operations for the Fiscal Years Ended September 30, 2002 and 2001

        We did not generate any revenues for the fiscal years ended
September 30, 2002 and September 30, 2001. Cost of sales for fiscal 2002 was $73,667 as compared to $37,930 for fiscal 2001, an increase of $35,737 or 94.2%. This increase in cost of sales primarily was due to an increase in production of models and prototypes of our H-Net(TM) products that are used for sales and marketing purposes.

        General and administrative expenses increased by $29,237 or 1.6% to $1,808,657 for fiscal 2002 as compared to $1,779,420 for fiscal 2001.

        Interest expense increased by $127,190 or 37.7% to $464,410 during fiscal 2002 as compared to $337,220 for fiscal 2001. This increase in interest expense primarily was due to an increase in borrowings under our convertible debentures and other promissory notes during fiscal 2002.

        Net loss for fiscal 2002 increased by $192,165 or 8.9% to $2,346,732 as compared to a net loss of $2,154,567 for fiscal 2001.

Liquidity and Capital Resources

        During the twelve months ended September 30, 2002 we financed our operations solely through private placements of securities. Because we have only recently completed the development of our H-Net(TM) system for commercial production and are in a cost-reduction phase of development, we have never generated any revenue from operations. Our consolidated financial statements as of and for the years ended September 30, 2002 and 2001 have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

        As of December 31, 2002, we had negative working capital of approximately $2,416,000 and an accumulated deficit of approximately $23,668,000. As of that date, we had approximately $58,000 in cash and cash equivalents. We had accounts payable and accrued compensation expenses of approximately $1,329,000. We had other current liabilities, including amounts due to officers, accrued interest, notes and convertible debts of approximately $1,177,000, including those issued prior to the beginning of fiscal year 2002. To the extent convertible debentures or promissory notes that we have issued are converted into shares of common stock, we will not be obligated to repay the converted amounts.

        Cash used in our operating activities totaled approximately $215,000 for the three months ended December 31, 2002 as compared to approximately $251,000 for the three months ended December 31, 2001. No cash was provided by our investing activities for the three months ended December 31, 2002 and December 31, 2001.

        Cash provided by our financing activities totaled approximately $218,000 for the three months ended December 31, 2002 as compared to approximately $255,000 for the three months ended December 31, 2001. We raised all of the cash provided by financing activities during the three months ended December 31, 2002 from the issuance of convertible debentures, promissory notes and/or stock subscriptions.

        In April 2001, we issued an 8% Convertible Note to Laurus Master Fund, Ltd., or Laurus, in the principal amount of $300,000. We have been unable to repay the amounts owed under this note and we have failed to satisfy our obligation to register for resale the shares of common stock underlying this note. On February 15, 2002, and as amended on April 2, 2002, we agreed to terms with Laurus regarding our obligations under this note. Under the terms of this agreement, we paid to Laurus $100,000 in cash on February 19, 2002 and $50,000 in cash on April 5, 2002. However, we have not met all the terms of the February 15, 2002 agreement, as well as, the original terms under the April 2001 Convertible Note. We are currently working with Laurus to pay down the remaining balance of the original April 2001 Convertible Note. As of September 30, 2002, approximately $129,000 of principal and accrued and unpaid interest under the original note remained outstanding. As of April 16, 2003, approximately $62,500 of principal and accrued and unpaid interest under this note remained outstanding.

        In February 2002, we borrowed $340,000 from the Mercator Momentum Fund in order to make the initial $100,000 payment under our settlement arrangement with Laurus and to fund continuing development of our H-Net(TM) system. This loan from the Mercator Momentum Fund is a short-term loan due May 15, 2002 and accrues interest an annual rate of 18%. The loan was secured by shares of our common stock. As of June 13, 2002, we owed Mercator Momentum Fund approximately $243,000 of principal and accrued and unpaid interest under this loan and were in default in the repayment of this debt.

        On June 14, 2002, Mercator Momentum Fund transferred collateral in the form of 5,861,814 shares of our common stock into its name as a result of our default on its loan. Of the 5,861,814 shares of common stock transferred into the name of Mercator Momentum Fund, 3,500,000 shares of our common stock were issued and pledged as collateral by us in February 2002, and 2,361,814 shares of our common stock were pledged as collateral by Robert Spigno, our Chief Executive Officer, in February 2002.

        On June 21, 2002, Mercator Momentum Fund filed an action against ConectiSys Corporation, Robert A. Spigno and Patricia A. Spigno in the Superior Court of California, County of Los Angeles (Case No. BC276283) for breach of promissory note, foreclosure of security interests and fraud and deceit. Mr. Spigno is the Chairman of the Board and a director of our company and is also our Chief Executive Officer. Ms. Spigno is our Secretary and Chief Financial Officer. On July 3, 2002, Mercator Momentum Fund filed a first amended complaint in the Superior Court of California, County of Los Angeles (Case No. BC276283) adding a claim for common count for money lent. Mercator Momentum Fund seeks damages of approximately $243,000 plus approximately $66 in interest per day commencing June 21, 2002 and other compensatory and punitive damages of unspecified amount. The complaint relates to the loan in February 2002 from Mercator Momentum Fund of $340,000, as more particularly described above.

        We believe that Mercator Momentum Fund's claims are without merit because, among other factors, we have affirmative defenses to those claims, including usury and the satisfaction of amounts owed under loan from Mercator Momentum Fund as a result of the enforcement by Mercator Momentum

Fund of its security interest in shares of our common stock. We intend to vigorously defend against these claims and to pursue appropriate counterclaims against Mercator Momentum Fund. This case is currently in the discovery phase.

        Due to the size of the amount owed to Mercator Momentum Fund and our poor financial condition, an adverse decision in the litigation against us could have a materially negative impact on our financial condition and business prospects, including the development of our H-Net(TM) system.

        In March 2002, we issued $300,000 of our secured convertible debentures to four accredited investors in the first stage of a three-stage offering. The secured convertible debentures are due March 29, 2003 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $225,000. As of April 16, 2003, an aggregate of $117140 of principal plus related accrued and unpaid interest relating to the debentures issued in March 2002 remained outstanding.

        In May 2002, we issued $150,000 of our secured convertible debentures to four accredited investors in the second stage of a three-stage offering. The secured convertible debentures are due May 10, 2003 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $140,000. As of April 16, 2003, an aggregate of $150,000 of principal plus related accrued and unpaid interest relating to the debentures issued in March 2002 remained outstanding.

        In June 2002, we issued $300,000 of our secured convertible debentures to four accredited investors in the third stage of a three-stage offering. The secured convertible debentures are due June 17, 2003 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $237,500. As of April 16, 2003, an aggregate of $300,000 of principal plus related accrued and unpaid interest relating to the debentures issued in June 2002 remained outstanding.

        In November 2002, we issued $200,000 of our secured convertible debentures to four accredited investors in the first stage of a three-stage offering. The secured convertible debentures are due November 29, 2003 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 1,000,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $225,000. The investors are obligated to purchase an additional $150,000 of our secured convertible debentures and warrants to purchase up to 750,000 shares of common stock within 5 days after the effective date of the registration statement of which this prospectus is a part. As of April 16, 2003, the full amount of the debentures issued in November 2002 remained outstanding.

        In March 2003, we issued $150,000 of our secured convertible debentures to four accredited investors in the second stage of a three-stage offering. The secured convertible debentures are due March 3, 2003 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $125,000. As of April 16, 2003, the full amount of the debentures issued in February 2003 remained outstanding.

        As of April 16, 2003 we had two additional notes due September 1, 2003 payable in the aggregate approximate amount of $265,000 of which one note in the principal amount of approximately $68,000, plus accrued interest of approximately $15,000, was held by Robert Spigno, our Chairman of the Board and Chief Executive Officer. These notes bear interest at an annual rate of 18%.

        Our continued operations are dependent on securing additional sources of liquidity through debt and/or equity financing.

        As indicated above, our consolidated financial statements as of and for the years ended September 30, 2002 and 2001 have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As discussed in this document and in Note 1 to our consolidated financial statements for the years ended September 30, 2002 and 2001, we have suffered recurring losses from operations and at September 30, 2002 had net capital and working capital deficiencies. These factors, among others, raised substantial doubt about our ability to continue as a going concern and led our independent certified public accountants to modify their unqualified opinion to include an explanatory paragraph related to our ability to continue as a going concern. The consolidated financial statements included in this document do not include any adjustments that might result from the outcome of this uncertainty.

        We have been, and currently are, working toward identifying and obtaining new sources of financing. Deteriorating global economic conditions may cause prolonged declines in investor confidence in and accessibility to capital markets. Further, our current secured convertible debenture financing documents contain notice and right of first refusal provisions and the grant of a security interest in substantially all of our assets in favor of the convertible debenture investors, all of which provisions will restrict our ability to obtain debt and/or equity financing.

        Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

        If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts that historically have contributed significantly to our competitiveness.

        We have recently completed development of our H-Net(TM) system for commercial production and are now in a cost-reduction phase of development with the goal of deployment of our H-Net(TM) system in mid to late 2003. We believe that if we are successful in deploying our H-Net(TM) system, we will begin to generate revenues from our business activities.

Effect of Inflation

        Inflation did not have any significant effect on the operations of the Company during the quarter ended December 31, 2002. Further, inflation is not expected to have any significant effect on future operations of the Company.

                                     BUSINESS
Overview

        We were incorporated in Colorado on February 2, 1986 under the name Coastal Financial Corp. On December 5, 1994, Coastal Financial Corp. changed its name to BDR Industries, Inc. which changed its name on October 16, 1995, to ConectiSys Corporation.

        Since 1995, we have been engaged in the development of a low-cost automatic meter reading, or AMR, solution. We have developed a low-cost AMR solution that includes a proprietary system employing specialized hardware and software that will allow for residential and commercial applications. Our proprietary system is called H-Net(TM), which is a trademark of ConectiSys.

        We are  currently in   a cost-reduction  phase of   the development
of our  H -Net(TM)   system  and   have   completed   the development for
commercial   production  of   our H-Net(TM)   4.0 wireless   meter reading
product. We have not yet sold any H- Net(TM) systems and  we do  not expect
any  significant    sales of  our  H-Net(TM)    systems  until mid to late
2003. Accordingly, we have not earned any significant revenues from the
sale of H-Net(TM)systems. We  have  no history  of   revenues   and  have
incurred  significant losses since    the beginning  of  the development of
our  H-Net(TM) system.  We have a significant accumulated  deficit   and
negative working capital.  As     a    result    of   our   financial
condition, our independent  auditors    have    issued    an opinion
questioning our ability to continue as a going concern.

        Over the   past several   years, the   AMR industry   has undergone
tremendous growth. Many factors have contributed to this growth, including:

o a surge in demand for wireless data transmission services that increase the efficiency of meter reading service companies;

o mandates by federal and state regulators requiring that the energy industry utilize automatic meter reading technologies and read meters with increased frequency;

o an apparent nation-wide trend toward deregulation of the energy industry, which may enable a large number of new energy service providers to enter the market who will require easily obtainable, accurate and comprehensive data regarding their customers' energy usage; and

o a growing preference among commercial, industrial and governmental enterprises for automation of remote data acquisition and collection activities through wired and wireless communications technologies.

        Although the need for a comprehensive, low-cost AMR solution has become widespread a viable solution remains unmet for many reasons, including the following:

o the high cost of hardware and installation of traditional wireless data collection processes employing technologies similar to cellular or other wireless data transmission towers;

o the failure of existing AMR systems to satisfy the mandates imposed by government regulations concerning the collection and transmission of data; and

o the failure of existing AMR systems to provide true two-way data communications, a result of which those systems are less accurate and do not provide increases in efficiency allowed by two-way data communications systems.

        Responding to the growing demand for communications services and increased competitive pressures, businesses and government organizations that rely heavily on information technology are devoting significant resources to the evaluation and purchase of data transmission products.

        According to the Annual Electricity Utility Report for 2000 of the Energy Information Administration, which compiles official energy statistics from the United States government, there are approximately 125 million energy meters in the United States, approximately 12.5 million of which are located in California. Our goal is to achieve sufficient proliferation of our H-Net(TM) system so that it is installed in one percent of the energy meters in the United States or ten percent of the energy meters in the State of California. Initially, we intend our principal efforts to be focused on the deployment of our H-Net(TM) system in the State of California.

Our Strategy

        We have strived to develop expertise relating to AMR systems and products. Our goal is to become a leading provider of products and services relating to data acquisition from remote locations and data collection at centralized locations. Our business strategy to achieve this goal includes the following elements:

o Develop strategic relationships. We have explored and intend to continue to explore the possibility of entering into strategic relationships with manufacturers of energy meters, utility companies, energy providers and others in order to promote the adoption of our H -Net(TM) system within the energy and AMR industries.

o Establish outsource manufacturing for full-scale commercial production. We have the means of outsourcing small-scale production of the products employed in our H-Net(TM) system. We intend to continue the cost - reduction phase of our H-Net(TM) system's development and in doing so, we intend to examine various manufacturing alternatives, including strategic relationships with manufacturers of energy meters and third-party manufacturing of the products employed in our H-Net(TM) system for use in energy meters.

o Build market share for our products. We intend to establish ourselves as the source for comprehensive, low-cost AMR solutions and plan to focus on building our own market share for our H -Net(TM) system and further develop our H-Net(TM) system where market demand is identified. We also plan to develop new products and enhancements to meet or exceed the evolving requirements of both centralized and remote applications of our technologies.

o       Intensify our marketing activities.  As funds become available, we
        intend to  invest  in  a comprehensive   targeted, product-specific
        marketing  program to  raise  awareness  of ConectiSys   and our  H
        -Net(TM)  system and in order to attract customers.

o Continue to develop wireless products. We intend to continue to invest in research and development of wireless products to meet the needs of the AMR industry. We believe that the expertise that
        we  have  developed  in creating   our existing   H-Net(TM) system
        will enable us to enhance our products, develop new products and services and respond to emerging technologies in a cost -effective and timely manner.

Our H-Net(TM) System

        Our H-Net(TM) system is designed to enable users to remotely read electronic energy usage meters without the necessity of someone traveling to and physically reading the meter. The predominant method of reading electronic meters is for an individual to travel to the site of the meter and make a record of the data compiled by that meter, either manually as a notation in a log book or electronically by inputting the data into a handheld or other electronic data retention device. In the case of a log book, the information is then typically recorded manually into a centralized database for energy usage tracking and billing purposes. In the case of a electronic data retention device, the information is typically downloaded to a centralized database for these purposes. Residential meters are customarily read on a monthly basis, allowing only a limited ability to track energy usage fluctuations over periods of less than one month. In addition, physical reading of meters is accompanied by the problem of reader error, causing inefficiencies resulting from necessary corrective procedures. Our H-Net(TM) system is designed to provide continuous meter
- reading capabilities, address the inefficiencies that accompany physical meter reading and provide additional benefits to its users.

        We believe that the anticipated deployment costs of our H-Net(TM) system are small compared to other AMR products because there are no cellular or other telecommunications or wireless towers to erect or expensive hardware infrastructure to install. We anticipate that all field installations and deployment programs of our H-Net(TM) system will be administered by United Telemetry Company, one of our two wholly-owned subsidiaries. The data collected by H-Net(TM)-equipped meters will be transmitted over the unlicensed ISM 900 MHz radio frequency band. Our H
- Net(TM) system allows for high-density data transmissions, which we believe makes it ideal for metropolitan and other crowded areas where a large amount of data would normally be collected.

H-Net(TM)-Equipped Meters

        Our H-Net(TM) system is comprised of the following three principal components that operate together to provide what we believe to be a comprehensive, low-cost AMR solution: H-Net(TM)-equipped meters, base stations and a network operating center. The first component of our H -Net(TM) system is an electronic meter put into service at a residence that is equipped with a circuit board that contains a memory module, microprocessor and a two-way radio transmission and receiver device that operates in the ISM 900 MHz radio frequency band. This circuit board may also be retrofitted to some existing meters. We refer to each energy meter equipped with this circuit board and that is connected to our AMR network as an H- Net(TM)-equipped meter or a "node." With the installation of each H-Net(TM)- equipped meter, the existing installed H-Net(TM)-equipped meters self- configure by transmitting configuration data to other H-Net(TM) -equipped meters and receiving configuration data from other H-Net(TM) -equipped meters.

Base Stations

        Our AMR network, when it is operational, will be partially comprised of these H-Net(TM)-equipped meters, each communicating to another with the final communication of data in a given communication cycle being transmitted to the second component of our H-Net(TM) system, a base station. We anticipate that a base station will be housed in a small metal box, no larger than the size of a shoe box, that contains a memory module, microprocessor, radio transmission and receiver device and a modem. The node and base station configuration is similar to a hub and spoke configuration, but rather than direct communication among each of the nodes and the base station, numerous nodes will communicate with one another in a web configuration with some nodes sending final transmission to the base station of the data collected by many other nodes. The base station is designed to receive data transmissions from various nodes in its local network and use its modem to place a local telephone call and transmit the data it has collected to the third component of our H-Net(TM) system, our network operating center. We anticipate that the base stations will deliver energy meter data four times an hour, twenty-four hours a day to our network operating center.

Network Operating Center

        We plan to use a computer center located at our main office facility to store the information gathered from the H-Net(TM)-equipped meters. We call this computer center our network operating center. We have designed our network operating center to support up to one million H -Net(TM)- equipped meters. We anticipate that our network operating center will be the central control center for our entire AMR network and will operate in a large geographic area. We plan to use the network operating center to archive all data for future use and as a protective measure against data loss or corruption. After the data archival process, we expect that the network operating center will handle uploading of the data to the Internet where it can be accessed by users directly and also downloaded through an interpreter software program into a utility company's or energy service provider's database. We anticipate that our network operating center will be administered by our wholly-owned subsidiary, eEnergyServices.com, Inc.

The H-Net(TM) Network

        The H-Net(TM) network, once deployed, will be comprised of our network operating center and local networks, which in turn are each comprised of a base station and H-Net(TM)-equipped meters. Each H
-Net(TM)-equipped   meter   can    communicate   with    other   H-Net(TM)
-equipped   meters  that  are  up   to a  distance  of approximately   one
-quarter mile away. We plan to install a base station for every H -Net(TM)-equipped meter area. Our base stations are designed to receive data transmissions from up to 20,000 H-Net(TM)-equipped meters. We have designed our system so that a base station can transmit the accumulated data it has received from the H-Net(TM) -equipped meters in its local network by telephone every fifteen minutes by using its modem to communicate with our network operating center. Once the data from the H - Net(TM)-equipped meters arrives from the base stations at the network operating center, the data can be assembled into various formats for billing customers as well as for management of energy purchasing and energy conservation programs.

        Our H-Net(TM) system has certain limitations inherent in each local network, each of which is comprised of H-Net(TM)-equipped meters and a base station. Each local network has the following principal limitations:

o       it can consist of a maximum of 20,000 H-Net(TM)-equipped meters;

o        each H-Net(TM)-equipped  meter must  be within  approximately one
         -quarter  mile   of  another   H-Net(TM)-equipped  meter   in  the
         same local network; and

o       the maximum radius of a local network is five miles.

        In addition to the limitations described above, our H-Net(TM) -equipped meters transmit data using the ISM 900 MHz radio frequency band, which is an unlicensed frequency band. Because this frequency band is not regulated, it may be subjected to heavy communication traffic, which could potentially cause interference with the data transmissions of our H -Net(TM)-equipped meters.

H-Net(TM) Services

        We plan to offer a wide variety of services to utility companies and energy service providers in addition to reading their customers' energy meters. We anticipate that these services will include energy management, data storage and archiving, and the provision of near real-time energy usage data in order to evaluate energy consumption and determine cost savings procedures. We plan to provide complete billing and accounting transaction services to utility companies and energy providers as well as to end-users of energy.

        Our H-Net(TM) system employs new technology developed to allow utility companies and energy service providers to have a wireless network of intelligent meters, with each meter communicating with another and passing data back and forth, allowing near real-time energy consumption data to be collected. We believe that energy service providers will have an opportunity to save money by efficiently collecting accurate energy usage profiles and using this near real-time energy usage data to competitively bid for energy in the newly deregulated energy markets.

        Our H-Net(TM) system has been designed so that an energy service provider can determine exactly how much electric power a metropolitan area, a neighborhood, or even an individual residence is using. Energy users who have H-Net(TM)-equipped meters will have the ability to check their energy consumption and billing rates in near real-time by obtaining this information over the Internet, which we believe will promote energy conservation.

H-Net(TM) Product Development and Pilot Programs

        Our product development efforts are directed toward developing an AMR solution in the form of our H-Net(TM) system. We believe that our existing expertise in data transmission devices provides us with a strong technology base to pursue this objective. Our product development efforts focus on the following principles:

o Development of New Products and Technology. We plan to assess domestic and international market trends, with the focus of developing new products designed to meet emerging market demands. In developing new products, we plan to attempt to combine our existing technology base with new technologies to provide a broader range of automation and data communications and data acquisition solutions to end users.

o Improvement of Existing Technology. We seek to expand the features and functionality of our existing H-Net(TM) system technology through modifications and enhancements to meet the changing needs of the marketplace. We are reviewing the design of our products to determine areas of potential cost savings or enhanced product quality and reliability.

        We believe our future success will depend, in part, upon our ability to expand and enhance the features of our H-Net(TM) system and to develop and introduce new products designed to meet changing customer needs on a cost- effective and timely basis. Consequently, failure by us to respond on a timely basis to technological developments, changes in industry standards or customer requirements, or any significant delay in product development or introduction, could have a material adverse effect on our business and results of operations. We cannot assure you that we will respond effectively to technological changes or new product announcements by others or that we will be able to successfully develop and market new products or product enhancements.

        On February 15, 2000, we successfully launched our H-Net(TM) pilot test program in Los Angeles, California. Although this initial pilot program was small, it was a working model of our first-generation H-Net(TM) system that demonstrated the capabilities of our H-Net(TM) system as an AMR solution. This initial pilot program demonstrated the technology of our H
- Net(TM) system, which remotely acquires near real-time data from an energy meter, processes this data to show energy usage and cost, and can display this information on the Internet.

        In September 2000, we successfully launched a second pilot test program for which we developed a portable wireless network capable of demonstrating our H-Net(TM) system anywhere in the country.

        Based upon the success of our early-generation H-Net(TM) systems in our first two pilot test programs in demonstrating our H-Net(TM) system as a viable means of remotely reading energy meters and collecting the resulting data, we successfully launched a third pilot test program in September 2001.

        During 2002, we reached an understanding for the evaluation of our H-Net(TM) system in the Advanced Power and Energy Program at the University of California, Irvine. The program was to provide three levels of extensive laboratory and field-testing and evaluation.

        The Advanced Power and Energy Program was engaged in the development of test protocols for distributed resources, including micro turbine generators, fuel cells, and combined heat and power applications. The Advanced Power and Energy Program had plans to undertake the development of test protocols for advanced meter reading and real time-of
- use metering under the auspices of stakeholder agencies such as the California Energy Commission. As part of this program, the University of California, Irvine, through its Advanced Power and Energy Program, planned to test and evaluate technologies such as our H-Net(TM) system with the understanding that its mission was to accelerate the market viability of energy-related technologies and systems.

        We have been informed by the director of the Advanced Power and Energy Program that it is currently reorganizing. The director has further informed us that the Advanced Power and Energy Program has changed its priorities and does not intend to test real time meter reading devices. Since we have an agreement with the director of the Advanced Power and Energy Program to test our H-Net(TM) system, we will continue to pursue testing and the completion of a pilot program with the Advanced Power and Energy Program. We believe that the current budget crisis in the State of California may cause sever financial cut-backs at all California state university-operated research facilities and that this budget crisis is the cause of the recent reorganization by the Advanced Power and Energy Program.

        We believe that if we are able to cause the Advanced Power and Energy Program to complete its testing and pilot program relating to our H
- Net(TM) system, that the Advanced Power and Energy Program will provide our H- Net(TM) system a national platform upon which to prove itself as a viable, efficient and reliable method of automated meter reading at a cost that is comparable to the current physical methods of meter reading.

        We are actively pursuing and planning other field testing programs with various utility companies and energy service providers across the country. However, we expect that future field testing programs will be in conjunction with the first stages of sales or licensing of our H-Net(TM) system to utility companies, energy service providers and other parties.

The H-Net(TM) Wireless Network Vision

        We have designed and will continue to design our H-Net(TM) system to
deliver  a  comprehensive  and   robust  AMR  solution  that   enables  the
realization of substantial efficiencies in the remote meter reading and centralized data collection contexts and that provides numerous features and services. In addition to its many other planned features and services, we are designing our H-Net(TM) system to:

o constantly monitor an end-user's energy meter and gather meter data and display it on the Internet in fifteen-minute intervals, twenty-four hours a day;

o allow the end-user to access an information link on the Internet taking them directly to the energy usage data transmitted by their H-Net(TM)- equipped meter;

o provide utility companies, and energy service providers with reliable and accurate electricity usage records;

o enable a utility company or energy service providers to supply to end-users over the Internet information and special incentive offers regarding the use of energy at off-peak times, thereby improving energy conservation during critical peak periods. Other innovative offers may also be implemented such as pre-payment plans and direct purchases of additional energy over the Internet;

o allow an end-user to pay his or her energy bills over the Internet, at a very low administrative cost to the utility company and reduce billing delays;

o allow the monitoring of energy usage levels to ensure that utility companies and energy service providers are aware of any delivery problems, including power outages and energy thefts;

o provide utility companies with the ability to determine which of its customers does not have power without the aid of customer
        service  phone  calls,  thereby   allowing  service  crews  to   be
        dispatched more efficiently. By using our H-Net(TM) system, we believe that a utility company will be in a position to know precisely when each end-user's service is restored and the exact duration of a power outage;

o enhance safety and convenience by allowing the remote delivery and termination of electricity, with all billing transactions completely automated. We plan to design our H-Net(TM) system to allow end-users to request over the Internet the delivery of electricity;

o allow the distribution of electricity more efficiently and inexpensively with energy usage and other vital data informing each decision through the entire energy supply channel. We believe that by using our H-Net(TM)system, energy purchasers can make precise forecasts of purchasing requirements, eliminating much of the over
        - and under-purchasing of energy that contributes to volatile wholesale energy prices;

o allow end-users who are preparing to terminate or switch energy service providers to use the Internet to inform the current energy service provider of the change. At a precise time, selected by the end-user, our H- Net(TM) system has the ability to read the end -user's H-Net(TM)-equipped meter, pass the information to the current energy service provider's system to produce a final bill, and disconnect the end-user's electricity. In the case of a change in an energy service provider, the data from an H-Net(TM)- equipped meter can automatically be routed to a new energy service provider; and

o enable lower energy costs as a result of its efficiencies, quicker transactions with less paperwork and reduced potential for error. Lower energy and transaction costs will assist the transition to an open, competitive market for energy.

Government Regulation

        Our H-Net(TM) system is designed to comply with a significant number of industry standards and regulations, some of which are evolving as new technologies are deployed. In the United States, our H-Net(TM) system must comply with various regulations defined by the United States Federal Communications Commission, or FCC, and Underwriters Laboratories, or other nationally-recognized test laboratories, as well as industry standards. The regulatory approval process can be time-consuming and can require the expenditure of substantial resources. We cannot assure you that the FCC will grant the requisite approvals for our H-Net(TM) system on a timely basis, or at all. The failure of our H-Net(TM) system to comply, or delays in compliance, with the various existing and evolving standards could
negatively  impact  our  ability  to  proliferate  our  H-Net(TM)   system.
Government regulations regarding the manufacture, sale and implementation of products and systems similar to our H-Net(TM) system and other data communications devices are subject to future change. We cannot predict what impact, if any, such changes may have upon our business.

        We do not anticipate that any government regulations will hamper our efforts to deploy our H-Net(TM) system. Rather, the restructuring of the energy market in the United States has required the reading of energy meters much more frequently than the current practice of once a month, thus making the physical meter reading techniques currently in use inadequate. Our H-Net(TM) system is designed to meet various government regulations mandating frequent meter readings and we are attempting to position ourselves so that we will be a beneficiary of these mandates. We believe that if we are able to preserve our relationship with the University of California, Irvine, as a result of its high-profile Advanced Power and Energy Program, we may be provided with a significant opportunity to secure government recognition of our H-Net(TM) system, and we hope that we can position our H-Net(TM) system to be referred to in government regulations, or informally, as the standard in the AMR industry.

Operations

        During the initial design and engineering phases for our H-Net(TM) system, we maintained low overhead costs and we plan to continue to do so until manufacturing and sales of our H-Net(TM) system are underway. We plan to hire additional personnel as needed during the coming year, including managerial, clerical, administration, sales, marketing, and customer service personnel.

        We plan to lease suitable office facilities for our operations within the Southern California area. We plan to initially utilize existing manufacturers to produce our products and will therefore likely not have a short-term need to lease or build manufacturing facilities. We intend to operate not principally as a manufacturer of products, but as a provider of comprehensive, cost-effective AMR solutions, and we plan to outsource manufacturing of the hardware employed in our H-Net(TM) system in order to achieve the highest cost-efficiencies.

Anticipated Revenues and Marketing

        Our H-Net(TM) system is designed to be a comprehensive, cost -effective AMR solution and an alternative to other AMR technologies and physical reading of meters. Our H-Net(TM) system is capable of providing meter data every fifteen minutes, twenty-four hours a day and nearly 3,000 times per month. Physical meter readings cost approximately $1.00 per meter. Our H - Net(TM) system is designed to meet the relatively low cost of physical meter reading while providing nearly 3,000 times more readings per month. We believe that our base cost to operate a fully-deployed H-Net(TM) system is approximately $.20 per meter per month, or approximately $.0000667 per reading.

        We plan to license our H-Net(TM) system technology to meter manufacturers so that they may incorporate it into their meters. We plan on deriving a small royalty per meter sold for every H-Net(TM)-equipped meter. We anticipate that the predominant source of any future revenues will be through recurring monthly service charges for reading, archiving and supplying data from H- Net(TM)-equipped meters and from providing other services described in more detail above. However, despite our belief of the cost-effectiveness and significant advantages of our H-Net(TM) system over physical meter reading practices and other AMR technologies, there can be no assurances that the market we intent to target will adopt or accept our H-Net(TM) system or that we will earn any significant revenues.

        We have developed a marketing plan that was formulated to help us achieve the following objectives:

o acquisition and retention of strategic beta test placement locations for H-Net(TM)-equipped meters;

o       formation of synergistic partnerships with energy service
        providers,  utilities  companies  and  internet  service providers,
        including  joint  ventures,  license  arrangements  and   strategic
        alliances;

o       participation    in   H-Net(TM)-equipped    meter   manufacturing
        partnerships and acquisition of Internet commerce sponsorship;

o promotion of unique features and specialized services of our H -Net(TM) system; and

o creation of industry awareness by implementing a public relations and marketing campaign along with establishing a relationship with the State of California and other states in an attempt to facilitate a long- term solution for the nation's energy needs.

        The current principal target of our marketing and sales efforts is the utility and energy service provider industries. These industries consist of a wide variety of organizations that use data communications in an automated process application, such as utilities and energy management companies. Responding to deregulation and other major changes taking place within the industry, electric power utility companies have become leading advocates in promoting the implementation of automation and technological advancement as a means of achieving cost savings as they enter the competitive arena. Utility companies are automating numerous distinct processes within their operating systems. Our H-Net(TM) system is designed for and sold for use in:

o the AMR context, which is intended primarily to eliminate the expense and inefficiencies of human meter readers and also is intended to provide data archival and delivery services as well as additional value- added services for the end-user; and

o distribution automation, which is the remote monitoring and control of power distribution networks. These control systems are often referred to as SCADA systems. SCADA is an acronym for Supervisory Control and Data Acquisition.

        If sufficient funds are not available for full deployment of our H-Net(TM) system, it is our intention to license our H-Net(TM) technology to various sectors of the energy industry, including meter manufacturers for integration into their meters. We also may license our software and software systems for archival of the data transmitted by H-Net(TM)-equipped meters to various utility companies and energy service providers. Under this scenario, we would also supply support and technical assistance to these various sectors of the energy industry while collecting revenues solely in the form of fees for licensing and support and technical assistance. We expect any revenue from this alternate strategy to be far less than our active participation in the collecting and archiving of meter data and the ancillary services described in greater detail above.

Competition

        Many companies have developed data transmission products designed to meet the growing demand for AMR solutions. We anticipate that our H -Net(TM) system will compete on the basis of features, price, quality, reliability, name recognition, product breadth and technical support and service. We believe that we generally will be competitive in each of these areas. However, many of our existing and potential competitors have significantly more financial, engineering, product development, manufacturing and marketing resources than we have. We cannot assure you that our competitors will not introduce comparable or superior products incorporating more advanced technology at lower prices, or that other changes in market conditions or technology will not adversely affect our ability to compete successfully in the future. We perceive the following companies as being the principal competition to our AMR solution in the form of our H-Net(TM) system:

Itron Inc.              Itron provides and has installed AMR systems
                        worldwide. Itron provides "drive-by" automated meter reading equipment.

CellNet Data Systems    CellNet provides fixed-network wireless AMR systems
                        and   has   installed  systems   in   Kansas  City,
                        Minneapolis,  San   Francisco,  Indianapolis,   and
                        through Puget Sound Power. CellNet has technology alliances with the major energy meter manufacturers and was recently acquired by Schlumberger.

Schlumberger Ltd.       Schlumberger's Resource Management Systems Division
                        has  deployed  meter reading  systems  that include
                        hand-held  meter   reading  devices.   Schlumberger
                        recently acquired CellNet and Metricom.

Hunt Technologies, Inc. Hunt provides power line carrier AMR systems with capabilities including substation switching. The market niche for Hunt's AMR systems is rural electric cooperatives.

Metricom Corporation    Metricom provides wireless communication networks
                        with fixed-wireless networks  installed in the  San
                        Francisco Bay Area, Seattle, Washington, D.C.,  and
                        at    universities.     Metricom    and     Whisper
                        Communications,  Inc.  have formed  an  alliance to
                        provide  AMR  systems.    Their  AMR  systems   are
                        installed at KN Energy  and Pacific Gas &  Electric
                        Company.   Metricom   recently   was   acquired  by
                        Schlumberger.

        We believe that we will be the only company able to collect data
transmitted   from   H-Net(TM)-equipped   meters,   thereby   ensuring  our
competitive advantage once we are able to achieve sufficient proliferation of our H- Net(TM)-equipped meters.

Customers

        We do not currently have revenue-generating customers because we have only recently completed the development of our H-Net(TM)system for commercial production and are currently in a cost-reduction phase of development. We anticipate that once we commercially produce and install our H-Net(TM)system, our customers will include energy meter manufacturers, energy service providers, utility companies and end-users of energy.

Intellectual Property

        We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary rights. However, although our H-Net(TM) system and its constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our H-Net(TM) system predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

        We own, license or have otherwise obtained the right to use certain technologies incorporated in our H-Net(TM) system. We may receive infringement claims from third parties relating to our products and technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third-party vendors for incorporation into our products, we would forward those claims to the appropriate vendor. If we or our component manufacturers are unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs defending any legal action taken against us.

Employees

        We have four full time employees and a five person advisory board. Our employees are involved in executive, corporate administration, operations, and sales and marketing functions. We also use the services of outside consultants and experts on many of our projects to help reduce costs. We consider our relations with our employees to be good. None of our employees is represented by a labor union.

Facilities

        Our principal operation center is located at 24730 Avenue Tibbitts, Suite 130, Valencia, California 91355. This 1,000 square foot space is leased for approximately $1,260 per month. We believe that our facilities are adequate for our needs for the near future.

Legal Matters

        In February 2002, we borrowed $340,000 from the Mercator Momentum Fund in order to make the initial $100,000 payment to Laurus Master Fund, Ltd. and to fund continuing development of our H-Net(TM) system. This loan from the Mercator Momentum Fund is a short-term loan due
May 15, 2002 and accrues interest an annual rate of 18%. The loan was secured by shares of our common stock. As of June 13, 2002, we owed Mercator Momentum Fund approximately $243,000 of principal and accrued and unpaid interest under this loan and were in default in the repayment of this debt.

        On June 14, 2002, Mercator Momentum Fund transferred collateral in the form of 5,861,814 shares of our common stock into its name as a result of our default on its loan. Of the 5,861,814 shares of common stock transferred into the name of Mercator Momentum Fund, 3,500,000 shares of our common stock were issued and pledged as collateral by us in February 2002, and 2,361,814 shares of our common stock were pledged as collateral by Robert Spigno, our Chief Executive Officer, in February 2002.

        On June 21, 2002, Mercator Momentum Fund filed an action against ConectiSys Corporation, Robert A. Spigno and Patricia A. Spigno in the Superior Court of California, County of Los Angeles (Case No. BC276283) for breach of promissory note, foreclosure of security interests and fraud and deceit. Mr. Spigno is the Chairman of the Board and a director of our company and is also our Chief Executive Officer. Ms. Spigno is our Secretary and Chief Financial Officer. On July 3, 2002, Mercator Momentum Fund filed a first amended complaint in the Superior Court of California, County of Los Angeles (Case No. BC276283) adding a claim for common count for money lent. Mercator Momentum Fund seeks damages of approximately $243,000 plus approximately $66 in interest per day commencing June 21, 2002 and other compensatory and punitive damages of unspecified amount. The complaint relates to the loan in February 2002 from Mercator Momentum Fund of $340,000, as more particularly described above.

        We believe that Mercator Momentum Fund's claims are without merit because, among other factors, we have affirmative defenses to those claims, including usury and the satisfaction of amounts owed under loan from Mercator Momentum Fund as a result of the enforcement by Mercator Momentum Fund of its security interest in shares of our common stock. We intend to vigorously defend against these claims and to pursue appropriate counterclaims against Mercator Momentum Fund. The case is currently in the discovery phase.

        Due to the size of the amount owed to Mercator Momentum Fund and our poor financial condition, an adverse decision in the litigation against us could have a materially negative impact on our financial condition and business prospects, including the development of our H-Net(TM) system.

        In 1997, the Securities and Exchange Commission filed suit in the United States District Court in the Central District of California against ConectiSys and other individuals seeking permanent injunctions against all defendants and civil penalties from those individuals based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-(3) of the Securities Act of 1933, Sections 15(c) and 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of common stock of ConectiSys in 1995 and 1996. Specifically, the Securities and Exchange Commission alleged that a fraudulent scheme was orchestrated and directed by ConectiSys and the other defendants to engage in the sale and distribution of unregistered shares of the common stock of ConectiSys by creating the appearance of an active trading market for the stock of ConectiSys and artificially inflating the price of its shares. After the conduct of a trial of this matter without a jury, the court found in favor of the Securities and Exchange Commission on the claim that ConectiSys violated Sections 5(a), 5(c), and 17(a) of the Securities Act of 1933. ConectiSys was not found to have violated section 10(b), 10(b-5), or 15(c) of the Securities Exchange Act of 1934. We were subsequently ordered to disgorge proceeds totaling $175,000, but appealed the judgment against us in favor of the Securities and Exchange Commission.

        In March 1999, we agreed with the Securities and Exchange Commission to the terms of a settlement of its litigation against us. Under the terms of that settlement, we dismissed our then-pending appeal of a judgment against us in favor of the Securities and Exchange Commission and accepted a permanent injunction against us prohibiting actions that would violate federal securities laws in connection with the offer, purchase or sale of securities. The Securities and Exchange Commission agreed to waive a requirement of the judgment under appeal that we disgorge $175,000 of proceeds from the sale of our common stock due to our inability to pay this amount. On March 9, 1999, an amended final judgment of permanent injunction and other relief memorializing these agreements was entered in connection with the execution by us of a consent to entry of injunction. An injunction of this nature is viewed unfavorably by analysts and investors and may make it more difficult for us to raise additional debt or equity financing necessary to run our business.

                                 MANAGEMENT
Directors and Executive Officers

        The directors and executive officers of ConectiSys and their ages, positions, business experience and education as of April 16, 2003 are as follows:

Name                            Age     Position
-------------------------       --     ----------------------------------
Robert A. Spigno (1)            48      Chairman of the Board, Chief
                                        Executive Officer and Director
Lawrence Muirhead (1)           43      Chief Technology Officer and
                                        Director
Patricia A. Spigno              45      Chief Financial Officer, Treasurer
                                        and Secretary
Melissa McGough (1)             26      Corporate Administrator and
                                        Director
_______________
(1) Member of Stock Option Committee.

Business Experience

   Directors

        Robert A. Spigno has served as our Chief Executive Officer, Chairman of the Board and as a member of our board of directors since August 1995. Prior to that time, Mr. Spigno was President, for more than a decade, of S.W. Carver Corp., a company founded by he and his former wife, Patricia A. Spigno, that was a commercial builder of residential homes. Mr. Spigno has over 25 years of experience in executive management and majority ownership of several privately held companies.

        Lawrence Muirhead has served as our Chief Technical Officer and as a member of our board of directors since October 1997. Prior to that time, Mr. Muirhead worked for TRW. Mr. Muirhead has over 18 years of engineering and research and development experience in the aerospace industry, including over 13 years of experience with TRW, where helped lead new product development and deployment. Mr. Muirhead holds a B.S. degree in physics and a B.A. degree in mathematics from the University of California, Santa Barbara, and holds an M.S. degree in physics from the California Institute of Technology.

        Patricia A. Spigno has served as our Chief Financial Officer and Secretary since August 1995 and as a member of our board of directors from August 1995 until October 1997. Prior to that time, Ms. Spigno was Chief Financial Officer and the head of administration of S.W. Carver Corp., a company founded by her and her former husband, Robert A. Spigno. Ms. Spigno has over 22 years of experience in accounting and asset management.

        Melissa McGough has served as a member of our board of directors since November 1999. Ms. McGough has also been an employee since December 1998 and whose current responsibilities include public relations and management of our daily office activities. Prior to that time, Ms McGough was a student.

        All directors hold office until the next annual meeting of shareholders, until their respective successors are elected or until their earlier death, resignation or removal. Each officer of ConectiSys serves at the discretion of the board of directors. Robert A. Spigno and Patricia A. Spigno were formerly husband and wife. There are no other family relationships between or among any other directors or executive officers of ConectiSys.

    Advisors to Our Board of Directors

       Rodney W. Lighthipe has served as an advisor to our board of directors since April 2001. Mr. Lighthipe also served as our President from September 2000 until his resignation in September 2001. Prior to that time, Mr. Lighthipe served as Director of Research for San Diego Gas & Electric from 1992 until 1996 and was responsible for the development and deployment of new technologies. Mr. Lighthipe was Research Manager for Southern California Edison from 1980 to 1987 and organized an international consortium of companies for the design, construction and operation of the world's largest coal gasification plant. Mr. Lighthipe was also Power Contracts Manager for Southern California Edison from 1974 until 1980 during which he opened new transmission paths throughout the Western United States and Canada for the purchase and sale of bulk electric power. Some of Mr. Lighthipe's Major projects included the installation of photovoltaics in remote areas and the launch of a "smart card" project employing residential telephone systems. Mr. Lighthipe has also acted as a consulting engineer in the energy and telecommunications industries and served two tours of duty in Vietnam as a Lieutenant in the United States Navy.

        Dr. Hugo Pomrehn has served as an advisor to our board of directors since April 2001. On June 28, 1992, Dr. Pomrehn was nominated by former President George Bush to serve as the Under Secretary of Energy, and was confirmed by the United States Senate for that position on September 29, 1992. As Under Secretary to Admiral James Watkins, Dr. Pomrehn was the third-ranking official at the U.S. Department of Energy, which employed approximately 170,000 personnel and had an annual budget of $20 billion. Dr. Pomrehn's professional career covers a broad spectrum of involvement with energy and environmental technologies. He has been engaged in engineering and management consulting in the energy and nuclear fields for more than 30 years and was a Vice President of the Bechtel Corporation.

        Aaron R. Sokol has served as an advisor to our board of directors since April 2001. Mr. Sokol is a Vice President at Deutsche Bank Alex Brown where his responsibilities include providing innovative and customized solutions to clients in order to preserve and enhance their wealth. He is also responsible for new business development as well as global financial advisory services for existing and prospective clients. Mr. Sokol joined Deutsche Bank Alex Brown from Los Angeles-based Scudder Kemper Investments, Inc. Mr. Sokol has also served as an Assistant Vice President at First Chicago Capital Markets, Inc., and prior to that, worked in the corporate finance department at Nations Bank Capital Markets, Inc. Mr. Sokol holds a J.D. degree from Boston University School of Law and a M.B.A. in Finance and New Venture Management from the University of Southern California.

        Larry W. Siler has served as an advisor to our board of directors since April 2001. Mr. Siler is currently Manager of Fuel Transportation for Edison Mission Energy in Chicago, Illinois. Mr. Siler was the Coal Supply Superintendent for Commonwealth Edison Company in Chicago from 1988 until 1999. From 1986 until 1988 Mr. Siler was a management and engineering consultant in Austin, Texas. He also held positions as the Fuels Manager, Engineering Supervisor, Staff Engineer and Fuels Engineer for the Lower Colorado River Authority from 1973 until 1986.

        Tod O'Connor has served as an advisor to our board of directors since April 2001. Mr. O'Connor was Director of Government Relations for two Edison International Inc. subsidiaries, Southern California Edison RD&D Department and Edison Technology Solutions from 1993 until 1999. Mr. O'Connor also was employed by Pacific Enterprises and its subsidiary, Southern California Gas Co. from 1989 until 1993, and MARC Associates' Status Group in Washington, D.C. from 1988 until 1989. Mr. O'Connor was a Legislative Aide in the United States House of Representatives where he advised House Speaker Thomas P. (Tip) O'Neill on pending legislation and proposed federal regulations, as well as the Democratic Steering and Policy Committee from 1980 until 1981. Mr. O'Connor is currently President of O'Connor Consulting Services, Inc. in Woodland Hills, California. Mr. O'Connor holds a L.L.M. degree in labor law from Georgetown University Law Center, Washington, D.C., and a J.D. degree from Suffolk University Law School.

Compensation of Executive Officers

        The Summary Compensation Table below provides information concerning the annual and long-term compensation for services in all capacities to ConectiSys of our Chief Executive Officer, our Chief
Technology Officer and our Chief Financial Officer, or the named executives, during the years ended September 30, 2002, 2001 and 2000. There were no other executive officers whose annual salary and bonus compensation exceeded $100,000 during the year ended September 30, 2002.


                                   SUMMARY COMPENSATION TABLE

                                                             Long-Term
                                                            Compensation
                                                            ------------
                                                              Awards
                                                            ------------
                                Annual Compensation          Securities
     Name and                                                Underlying      All Other
     Principal Position       Year     Salary($) Bonus($)(1)  Options(#)   Compensation ($)
     -------------------      -------  --------- ----------- ------------  ----------------
     Robert A. Spigno,        2002     $160,000  $80,000        --               --
     Chief Executive Officer  2001     $160,000  $80,000      6,453,634          --
                              2000     $160,000  $80,000        --             $13,750(2)

     Lawrence Muirhead,       2002     $150,000    --           --               --
     Chief Technology Officer 2001     $150,000    --         2,000,000          --
                              2000     $150,000    --           --               --

     Patricia A. Spigno,      2002     $ 80,000  $40,000        --               --
     Chief Financial Officer  2001     $ 80,000  $40,000       500,000           --
     and Secretary            2000     $ 80,000  $40,000        --             $13,750(2)
     _______________

    (1) Amounts represent approximate fair market value on the date of grant of common stock granted.

    (2) Represents amounts paid in connection with the rental of office space to ConectiSys.


Stock Option Grants in 2002

        In fiscal 2002, no options or stock appreciation rights were granted to the named executives.

Option Exercises and Fiscal Year-End Values

        The following table sets forth the number of shares acquired and value realized upon exercise of options during the fiscal year ended September 30, 2002 and the number of exercisable and unexercisable in-the -money stock options and their values at September 30, 2002 for the named executives. An option is "in-the-money" if the fair market value for the underlying securities exceeds the exercise price of the option.

              Option Table
                                    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                              Number of Securities Underlying      Value ($)of Unexercised
                                Shares                               Unexercised Options           In-the-Money Options at
                                Acquired on     Value                September 30, 2002             September 30, 2002 (1)
     Name                       Exercise       Realized ($)   Exercisable(#) Unexercisable(#)    Exercisable    Unexercisable
     ---------------------      ------------    ------------   -------------- ----------------  --------------  ----------------
     Robert A. Spigno              ---             ---          6,453,634          ---               ---             ---
     Lawrence Muirhead             ---             ---             ---          2,000,000            ---             ---
     Patricia Spigno               ---             ---           500,000           ---               ---             ---
    _______________
    (1)   The closing sale price of our common stock on the OTC Bulletin
          Board(R) as of September 30, 2002 was $.012.

Long-Term Incentive Plan Awards

        In fiscal 2002, no awards were given to named executives under long-term incentive plans.

Compensation of Directors

        Our directors do not receive any compensation in their capacity as members of the board of directors, but may be reimbursed for reasonable expenses incurred in connection with attendance of meetings of the board of directors.

        The advisors to our board of directors each receive 250,000 shares of common stock as yearly compensation for their advisory services.

Repricing of Options and SARs

        Except as specified below, no adjustments to or repricing of stock options or stock appreciation rights previously awarded to the named executives occurred in fiscal 2002.

        On June 28, 2002, we repriced Robert Spigno's fully-vested option to purchase up to 500,000 shares of Class B Preferred Stock from an exercise price of $2.50 per share to an exercise price of $.50 per share. The exercise price of $.50 per share equates to $.05 per share of common stock if the Class B Preferred Stock were converted, which was in excess of the price of our common stock on that date.

Indemnification of Directors and Officers

        The Colorado Business Corporation Act, or CBCA, requires that each director discharge his duties to ConectiSys in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that he reasonably believes to be in the best interests of ConectiSys. Generally, a director will not be liable to ConectiSys or its shareholders, for any action he takes or omits to take as a director if, in connection with such action or omission, he performed the duties of his position in compliance with the standards described above.

        Our Articles of Incorporation provide that ConectiSys may indemnify any director or officer of ConectiSys to the full extent permitted by Colorado law. Under the CBCA, except for the situation described below, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

o       the person conducted himself in good faith;

o the person reasonably believed, in the case of conduct in an official capacity with ConectiSys, that his conduct was in the best interests of ConectiSys and, in all other cases, that his conduct was at least not opposed to the best interests of ConectiSys; and

o in the case of any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

        Under the CBCA, ConectiSys may not indemnify a director as described above:

o in connection with a proceeding by or in the right of ConectiSys, in which the director was adjudged liable to ConectiSys; or

o in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he derived an improper personal benefit.


        Under the CBCA, ConectiSys is required to indemnify any director who is wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

        Section 2115 of the California General Corporation Law, or the California Corporations Code, provides that corporations such as ConectiSys that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Corporations Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that as of September 30, 2002, we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Corporations Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of ConectiSys for breach of a director's duties to ConectiSys or our shareholders except for liability:

o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

o for acts or omissions that a director believes to be contrary to the best interests of ConectiSys or our shareholders or that involve the absence of good faith on the part of the director;

o for any transaction for which a director derived an improper personal benefit;

o for acts or omissions that show a reckless disregard for the director's duty to ConectiSys or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to ConectiSys or our shareholders;

o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to ConectiSys or our shareholders; and

o       for engaging in transactions described in the California
        Corporations Code or California case law which result in liability, or approving the same kinds of transactions.

        To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ConectiSys under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Stock Option Plans

   General

        Our Amended Non-Qualified Stock Option and Stock Bonus Plan, including the Non-Qualified Stock Option and Stock Bonus Plans it amends, or the Plan, was adopted and approved by our board of directors effective as of September 11, 2001. The Plan, is designed to enable us to grant compensation and offer an incentive-based compensation system to consultants who do business with ConectiSys. The Plan provides for the grant of nonqualified stock options. As of April 16, 2003, options to purchase a total of 5,000,000 shares of common stock were outstanding under the Plan, and no options to purchase shares of common stock were available for issuance under the Plan.

        We filed a registration statement on Form S-8 on September 21, 2001 covering the shares of common stock subject to the Plan.

   Shares Subject to the Plan

        A total of 5,000,000 shares of common stock are authorized for issuance under the Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the Plan.

   Administration

        The Plan is administered by a committee of not less than three persons appointed by the board of directors, each of whom must be a director of ConectiSys. The board of directors also may act as the committee at any time or from time to time.

        The committee is empowered to select those eligible persons to whom stock and options shall be granted under the Plan, to determine the time or times at which each option shall be granted and the number of shares to be subject to each option, and to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the Plan. The committee has sole discretion to interpret and administer the Plan, and its decisions regarding the Plan are final.

        The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the board of directors. The board of directors may not materially impair any outstanding options without the express consent of the optionee. No option may be granted under the 2001 Plan after January 31, 2006.

   Option Terms

        Options granted under the Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the option is granted.

        Options may be exercised during a period of time fixed by the committee except that no option may be exercised more than five years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of our common stock or a combination of cash and shares of our common stock.

   Federal Income Tax Consequences

        Holders of non-qualified options do not realize income as a result of a grant of the option, but normally realize compensation income upon exercise of a non-qualified option to the extent that the fair market value of the shares of common stock on the date of exercise of the non-qualified option exceeds the exercise price paid. ConectiSys will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of an option under the Plan.

        In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

Board Committees

        The board of directors has a Stock Option Committee. The board of directors does not have an audit committee or a nominating committee. In the absence of an audit committee or a nominating committee, the entire board of directors will satisfy the duties of those committees. Selection of nominees for the board of directors is made by the entire board of directors.

        The Stock Option Committee makes recommendations to the board of directors concerning incentive compensation for employees and consultants of ConectiSys and selects the persons entitled to receive options under our stock option plan and establishes the number of shares, exercise price, vesting period and other terms of the options granted under those plans. The Stock Option Committee currently consists of Robert A. Spigno, Lawrence Muirhead and Melissa McGough. No executive officer of ConectiSys has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of ConectiSys.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        In October 1995, our board of directors set the compensation for Robert A. Spigno, our Chairman of the Board and Chief Executive Officer. Mr. Spigno has executed an employment agreement with ConectiSys effective October 2, 1995, as amended by employment agreement amendments effective July 24, 1996, August 11, 1997, September 1, 1999 and March 27, 2000 that provide for annual salary of $160,000 and a performance bonus of up to 50% of Mr. Spigno's annual salary. On March 27, 2000, Mr. Spigno was granted a fully- vested five-year option to purchase up to 2,000,000 shares of common stock at an exercise price of $.3864 per share, which was 50% of the closing price of a share of our common stock on that date. On September 30, 1999, Mr. Spigno was granted a fully-vested three-year option to purchase up to 500,000 shares of Class B Preferred Stock at an exercise price of $5.00 per share, which is $.50 per share of common stock on an as-converted basis, which was the closing price of a share of our common stock on that date. On September 11, 2001, the expiration date of this option was extended to November 1, 2004 and the exercise price per share was reduced to $2.50 per share, which is $.25 per share of common stock on an as-converted basis, which was the closing price of a share of our common stock on that date. On October 21, 2001 Mr. Spigno was granted a fully-vested three-year option to purchase up to 310,000 shares of Class A Preferred Stock at an exercise price of $1.00 per share, which was the estimated value of the Class A Preferred Stock on that date.

        In August 1998, our board of directors set the compensation for Lawrence Muirhead, our Chief Technology Officer. Mr. Muirhead has executed an employment agreement with ConectiSys effective August 1, 1998, that provides for annual salary compensation of $150,000 and a performance bonus of up to 50% of Mr. Muirhead's annual salary. On November 22, 1999, Mr. Muirhead was granted an option expiring December 31, 2002 to purchase up to 2,000,000 shares of common stock at an exercise price of $.50 per share, which was the closing price of a share of our common stock on that date. This option vests upon the achievement of certain specified performance criteria.

        In October 1995, our board of directors set the compensation for Patricia A. Spigno, our Chief Financial Officer and Secretary. Ms. Spigno has executed an employment agreement with ConectiSys effective October 2, 1996, as amended by employment agreement amendments effective July 24, 1996, September 1, 1999 and March 27, 2000 that provide for annual salary of $80,000 and a performance bonus of up to 50% of Ms. Spigno's annual salary. On March 27, 2000, Ms. Spigno was granted a fully-vested two-year option to purchase up to 500,000 shares of common stock at an exercise price of $.38 per share, which was 50% of the closing price of a share of our common stock on that date.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In October 1995, our board of directors set the compensation for Robert A. Spigno, our Chairman of the Board and Chief Executive Officer. Mr. Spigno has executed an employment agreement with ConectiSys effective October 2, 1995, as amended by employment agreement amendments effective July 24, 1996, August 11, 1997, September 1, 1999 and March 27, 2000 that provide for annual salary of $160,000 and a performance bonus of up to 50% of Mr. Spigno's annual salary. On March 27, 2000, Mr. Spigno was granted a fully- vested five-year option to purchase up to 2,000,000 shares of common stock at an exercise price of $.3864 per share, which was 50% of the closing price of a share of our common stock on that date. On September 30, 1999, Mr. Spigno was granted a fully-vested three-year option to purchase up to 500,000 shares of Class B Preferred Stock at an exercise price of $5.00 per share, which is $.50 per share of common stock on an as-converted basis, which was the closing price of a share of our common stock on that date. On September 11, 2001, the expiration date of this option was extended to November 1, 2004 and the exercise price per share was reduced to $2.50 per share, which is $.25 per share of common stock on an as-converted basis, which was the closing price of a share of our common stock on that date. On October 21, 2001 Mr. Spigno was granted a fully-vested three-year option to purchase up to 310,000 shares of Class A Preferred Stock at an exercise price of $1.00 per share, which was the estimated value of the Class A Preferred Stock on that date.

        In August 1998, our board of directors set the compensation for Lawrence Muirhead, our Chief Technology Officer. Mr. Muirhead has executed an employment agreement with ConectiSys effective August 1, 1998, that provides for annual salary compensation of $150,000 and a performance bonus of up to 50% of Mr. Muirhead's annual salary. On November 22, 1999, Mr. Muirhead was granted an option initially expiring December 31, 2002 to purchase up to 2,000,000 shares of common stock at an exercise price of $.50 per share, which was the closing price of a share of our common stock on that date. This option vests upon the achievement of certain specified performance criteria. On January 6, 2003, we extended the expiration date of this option to December 31, 2004.

        In October 1995, our board of directors set the compensation for Patricia A. Spigno, our Chief Financial Officer and Secretary. Ms. Spigno has executed an employment agreement with ConectiSys effective October 2, 1996, as amended by employment agreement amendments effective July 24, 1996, September 1, 1999 and March 27, 2000 that provide for annual salary of $80,000 and a performance bonus of up to 50% of Ms. Spigno's annual salary. On March 27, 2000, Ms. Spigno was granted a fully-vested two-year option to purchase up to 500,000 shares of common stock at an exercise price of $.38 per share, which was 50% of the closing price of a share of our common stock on that date.

        Effective August 1995, we leased office space from S.W. Carver Corporation, a company owned by Robert Spigno and Patricia Spigno. The original lease period was twelve months, renewable annually each April at the option of ConectiSys. Effective April 1998, the monthly rent was increased from $2,000 to $2,500. Aggregate lease expenditures for the ten-month period ended September 30, 1999 were $25,000 and for the year ended September 30, 2000 were $27,500. This office space lease was terminated in September 2000. We believe the lease rates were at fair market value.

        At September 30, 2000, Robert Spigno had made cumulative cash advances to ConectiSys of $75,000. On October 1, 2000, these advances were memorialized in a revolving promissory note, executed by ConectiSys in favor of Mr. Spigno, due on demand, at an annual interest rate of 18%. During the year ended September 30, 2001, additional cash advances were made by Mr. Spigno under this note in the amount of $20,000 and we repaid an aggregate of $50,000 to Mr. Spigno on this note. As of September 30, 2001, total accrued and unpaid interest was $11,880, resulting in a $56,880 balance under the note. On September 30, 2001, we executed a new promissory note due September 1, 2002 initially in that amount. For the year ended September 30, 2000, we incurred interest expenses in the amount of $21,766, including $10,583 associated with the assumption by Mr. Spigno of a promissory note due S.W. Carver Corporation, which was repaid in May 2000. On September 1, 2002, we executed a new promissory note due September 1, 2003 initially in the aggregate amounts owed to Mr. Spigno as of that date. The aggregate amounts due Mr. Spigno under these arrangements as of December 31, 2002 was $112,738.

        At September 30, 2000, Patricia Spigno had made cumulative cash advances to ConectiSys of $61,945, under a revolving promissory note effective October 1, 2000, executed by ConectiSys in favor of Ms. Spigno, due on demand, at an annual interest rate of 18%. During the year ended September 30, 2001, we repaid an aggregate of $40,681 to Ms. Spigno on this note. As of September 30, 2001, total accrued and unpaid interest was $4,610, resulting in a $25,874 balance under the note. On September 30, 2001, we executed a new promissory note due September 1, 2002 initially in that amount. Ms. Spigno also borrowed on a personal credit card for our benefit in the amount of $18,455, bringing our total obligation due Ms. Spigno at September 30, 2001 to $44,329. During the year ended September 30, 2002, additional loan advances from Ms. Spigno were $19,500 and accrued interest was $2,269 and we repaid $39,500, resulting in an aggregate loan balance due at December 31, 2002 of $8,513. The loan balance is currently due on demand and continues to accrue interest at the rate of 18% per year.

        On March 27, 2000, Robert Spigno was granted a fully-vested five-year option to purchase up to 2,000,000 shares of common stock at an exercise price of $.3864 per share, which was 50% of the closing price of a share of our common stock on that date.

        On March 27, 2000, Patricia Spigno was granted a fully-vested two-year option to purchase up to 500,000 shares of common stock at an exercise price of $.38 per share, which was 50% of the closing price of a share of our common stock on that date.

                On May 22, 2000, we issued 2,056,346 shares of common stock and 20,000 shares of Class A Preferred Stock to Robert Spigno upon the exercise of options in exchange for an aggregate exercise price of $509,972 represented by the cancellation of debt and accrued compensation.

        On July 31, 2000 we issued 34,857 shares of common stock valued at $10,962 to Robert Spigno as compensation for services rendered.

        On July 31, 2000 we issued 89,886 shares of common stock valued at $28,269 to Lawrence Muirhead as compensation for services rendered.

        On July 31, 2000 we issued 9,157 shares of common stock valued at $2,880 to Melissa McGough as compensation for services rendered.

        On July 31, 2000 we issued 357,968 shares of common stock valued at $112,581 to Patricia Spigno as compensation for services rendered.

        On September 28, 2000 we issued 47,521 shares of common stock valued at $75,083 to Lawrence Muirhead as a hiring bonus that was due Mr. Muirhead but that had not yet been paid.

        On October 30, 2000 we issued 67,959 shares of common stock valued at $14,815 to Robert Spigno as compensation for services rendered.

        On October 30, 2000 we issued 60,868 shares of common stock valued at $13,269 to Lawrence Muirhead as compensation for services rendered.

        On October 30, 2000 we issued 12,950 shares of common stock valued at $2,823 to Patricia Spigno as compensation for services rendered.

        On April 23, 2001 we issued 2,293,855 shares of common stock valued at $247,102 to Robert Spigno as compensation for services rendered.

        On April 23, 2001 we issued 226,118 shares of common stock valued at $30,450 to Lawrence Muirhead as compensation for services rendered.

        On April 23, 2001 we issued 333,343 shares of common stock valued at $45,000 to our then president, Rodney Lighthipe as compensation for services rendered.

        On April 23, 2001 we issued 50,000 shares of common stock valued at $5,290 to Melissa McGough as a bonus.

        On April 23, 2001 we issued 452,954 shares of common stock valued at $48,943 to Patricia Spigno as compensation for services rendered.

        On July 20, 2001 we issued 79,651 shares of common stock valued at $14,815 to Robert Spigno as compensation for services rendered.

        On July 20, 2001 we issued 89,946 shares of common stock valued at $16,729 to Lawrence Muirhead as compensation for services rendered.

        On July 20, 2001 we issued 120,968 shares of common stock valued at $22,500 to our then president, Rodney Lighthipe as compensation for services rendered.

        On July 20, 2001 we issued 25,637 shares of common stock valued at $4,768 to Patricia Spigno as compensation for services rendered.

        On September 11, 2001, Robert Spigno was granted a fully-vested option to purchase up to 500,000 shares of Class B Preferred Stock at an exercise price of $2.50 per share. This equates to $.25 per share of common stock if the Class B Preferred Stock were converted, which was the price of our common stock on that date.

        On October 21, 2001, Mr. Spigno was granted a fully-vested option to purchase up to 310,000 shares of Class A Preferred Stock at an exercise price of $1.00 per share, which was the estimated value on that date.

        On December 19, 2001, Mr. Spigno exercised a portion of an option to purchase 60,000 shares of Class A Preferred Stock for $1.00 per share, which was the estimated value on that date.

        In June 2002, Laurus Master Fund transferred into its name 519,865 shares of our common stock pledged by Lawrence Muirhead as security for a loan made by Laurus to us in April 2001 in the original principal amount of $300,000.

        In June 2002, Mercator Momentum Fund transferred into its name 2,361,814 shares of our common stock pledged by Robert Spigno as security for a loan made by Mercator to us in February 2002 in the original principal amount of $340,000.

        On June 28, 2002, we repriced Robert Spigno's fully-vested option to purchase up to 500,000 shares of Class B Preferred Stock from an exercise price of $2.50 per share to an exercise price of $.50 per share. The exercise price of $.50 per share equates to $.05 per share of common stock if the Class B Preferred Stock were converted, which was in excess of the price of our common stock on that date.

        In July 2002, Laurus Master Fund transferred into its name 47,521 shares of our common stock pledged by Lawrence Muirhead as security for a loan made by Laurus to us in April 2001 in the original principal amount of $300,000.

        In August 2002, Laurus Master Fund transferred into its name 294,857 shares of our common stock pledged by Robert Spigno as security for a loan made by Laurus to us in April 2001 in the original principal amount of $300,000.

        In September 2002, Laurus Master Fund transferred into its name 117,021 shares of our common stock pledged by Lawrence Muirhead as security for a loan made by Laurus to us in April 2001 in the original principal amount of $300,000.

        In September 2002, Laurus Master Fund transferred into its name 500,000 shares of our common stock pledged by Robert Spigno as security for a loan made by Laurus to us in April 2001 in the original principal amount of $300,000.

        In October 2002, Laurus Master Fund transferred into its name 279,539 shares of our common stock pledged by Robert Spigno as security for a loan made by Laurus to us in April 2001 in the original principal amount of $300,000.

        In October 2002, Laurus Master Fund transferred into its name 1,458,059 shares of our common stock pledged by Patricia Spigno as security for a loan made by Laurus to us in April 2001 in the original principal amount of $300,000.

        In November 2002, Laurus Master Fund transferred into its name 1,556,346 shares of our common stock pledged by Robert Spigno as security for a loan made by Laurus to us in April 2001 in the original principal amount of $300,000.

        In November 2002, we issued 636,886 shares of common stock to Lawrence Muirhead to reimburse him for 636,886 shares pledged by him as security for a loan made by Laurus Master Fund to us in April 2001 in the original principal amount of $300,000, which pledged shares were transferred by Laurus into its name in connection with a default on that loan.

        In November 2002, we issued 2,630,742 shares of common stock to Robert Spigno to reimburse him for 2,630,742 shares pledged by him as security for a loan made by Laurus Master Fund to us in April 2001 in the original principal amount of $300,000, which pledged shares were transferred by Laurus into its name in connection with a default on that loan.

        In November 2002, we issued 1,458,059 shares of common stock to Patricia Spigno to reimburse her for 1,458,059 shares pledged by her as security for a loan made by Laurus Master Fund to us in April 2001 in the original principal amount of $300,000, which pledged shares were transferred by Laurus into its name in connection with a default on that loan.

        On December 12, 2002, we issued 250,000 shares of common stock valued at $1,250 to Melissa McGough as bonus compensation.

        In January 2003, we issued 2,361,814 shares of common stock to Robert Spigno to reimburse him for 2,361,814 shares pledged by him as security for a loan made by Mercator Momentum Fund to us in February 2002 in the original principal amount of $340,000, which pledged shares were transferred by Mercator into its name in connection with a default on that loan.

        In January 2003, we issued 47,521 shares of common stock to Lawrence Muirhead to reimburse him for 47,521 shares pledged by him as security for a loan made by Laurus Master Fund to us in April 2001 in the original principal amount of $300,000, which pledged shares were transferred by Laurus into its name in connection with a default on that loan.

        On January 6, 2003, we extended to December 31, 2004, the expiration date of an option granted to Mr. Muirhead on November 22, 1999 that initially expired December 31, 2002, to purchase up to 2,000,000 shares of common stock at an exercise price of $.50 per share, which was the closing price of a share of our common stock on the date of grant. This option vests upon the achievement of certain specified performance criteria.

        On January 6, 2003, we extended to December 31, 2004, the expiration date of an option granted to Mr. Spigno on November 22, 1999 that initially expired December 31, 2002, to purchase up to 500,000 shares of common stock at an exercise price of $.15 per share, which was 50% of the closing price of a share of our common stock on the date of grant. This option vested immediately.

        On January 6, 2003, we extended to December 31, 2004, the expiration date of an option granted to Ms. McGough on September 1, 1999 that initially expired December 31, 2002, to purchase up to 100,000 shares of common stock at an exercise price of $.38 per share, which was 50% of the closing price of a share of our common stock on the date of grant. This option vested immediately.

        We are or have been a party to various employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings "Management- Compensation of Executive Officers" and "Management-Compensation of Directors."

                   PRINCIPAL AND SELLING SECURITY HOLDERS

        As of April 16, 2003, a total of 239,537,933 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering by:

o each person known by us to own beneficially more than five percent, in the aggregate, of the outstanding shares of our common stock as of the date of the table;

o       each selling security holder;

o       each of our directors;

o each executive officer named in the Summary Compensation Table contained elsewhere in this prospectus; and

o       all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or underlying notes or preferred stock held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

        All of the shares of common stock being offered under this prospectus are issuable upon conversion of debentures or upon exercise of warrants that were acquired by the selling security holders from us in connection with a private placement that we made effective as of November 27, 2002 and March 3, 2003 or in connection with an additional funding tranche, as described below, that the debenture investors have committed to make. In the private placement effective November 27, 2002, we issued $200,000 in principal amount of secured convertible debentures due November 27, 2003 to three accredited investors, or the debenture investors, in exchange for gross proceeds of $200,000 in cash. In connection with that private placement, we also issued warrants to purchase up to an aggregate of 1,000,000 shares of our common stock to the debenture investors. In the private placement effective March 3, 2003, we issued $150,000 in principal amount of secured convertible debentures due March 3, 2003 to the debenture investors in exchange for gross proceeds of $150,000 in cash. In connection with that private placement, we also issued warrants to purchase up to an aggregate of 750,000 shares of our common stock to the debenture investors. Upon declaration of the effectiveness by the Securities and Exchange Commission of the registration statement of which this prospectus is a part, the debenture investors have committed to purchase an additional $150,000 of our secured convertible debentures and related warrants to purchase up to an aggregate of 750,000 shares of our common stock.


       The secured convertible debentures bear interest at an initial rate of 12% per year. The initial conversion price of the debentures is equal to the lesser of (i) 50% of the average of the three lowest intraday trading prices of a share of our common stock for the twenty trading days immediately preceding a conversion date, and (ii) $.01. The conversion price also is subject to customary anti- dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like.

        We agreed to register for resale a total of 200% of the shares of common stock that may be issuable upon conversion of the convertible debentures and related warrants. The shares of common stock being offered under this prospectus include shares of common stock issuable upon conversion of the secured convertible debentures and upon exercise of the related warrants without regard to the exercise limitations described below.

        The terms of the secured convertible debentures and the warrants prohibit conversion of the secured convertible debentures or exercise of the warrants to the extent that conversion of the debentures would result in the debenture investor, together with its affiliates, beneficially owning in excess of 4.9% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the debenture investor, together with its affiliates, beneficially owning in excess of 4.9% of our outstanding shares of common stock. A debenture investor may waive the 4.9% limitation upon 60 days' prior written notice to us. Also, these limitations do not preclude a debenture investor from converting or exercising a secured convertible debenture or warrant and selling shares underlying the secured convertible debenture or warrant in stages over time where each stage does not cause the investor and its affiliates to beneficially own shares in excess of the limitation amounts. Despite the limitations contained in the secured convertible debentures and warrants, the number of shares shown in the table as beneficially owned by each debenture investor prior to this offering is in excess of 4.9% of the shares of our common stock outstanding based on the date of the table. The number of shares being offered by each debenture investor under this prospectus is in excess of the amount of shares issuable to that investor without such investor's waiver of the conversion and exercise limitations discussed above.

        We have agreed to pay expenses, other than broker discounts and commissions, if any, in connection with this prospectus. We have agreed with some of the selling security holders to prepare and file all amendments and supplements to the registration statement of which this prospectus is a part as may be necessary under the rules and regulations of the Securities Act of 1933 to keep it effective until the earlier of:

o the date that all shares of common stock offered under this prospectus may be resold by those holders in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, under Rule 144 under the Securities Act; and

o the date that all shares of common stock offered by those holders under this prospectus have been resold.

        We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

        The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders listed in the table below.

Name and Address of              Title of        Shares Beneficially Owned       Shares        Shares Beneficially
of Beneficial Owner (1)(2)        Class          Prior to the Offering       Being Offered  Owned After the Offering(3)
                                                        Number                                 Number     % of Class
__________________________      ________        _________________________    _____________   __________________________
Robert A. Spigno..........      Common                11,436,210(4)                 --         11,436,210    4.65%

                            Class A Preferred            450,020(5)                 --            450,020     100%

                            Class B Preferred            500,000(6)                 --            500,000     100%

Patricia A. Spigno........      Common                 2,423,863(7)                 --          2,423,863    1.01%

Lawrence Muirhead.........      Common                   971,393                    --            971,393       *

Melissa McGough...........      Common                   454,138(8)                 --            454,138       *

AJW Partners, LLC               Common                76,333,028(9)             76,333,028(9)        --         --

AJW Offshore, Ltd.........      Common                76,333,028(9)             76,333,028(9)        --         --

AJW Qualified Partners,
LLC.......................      Common                76,333,944(9)             76,333,944(9)        --         --

All directors and executive
officers
as a group (4 persons)          Common                15,285,604(10)                 --           15,285,604   6.20%
                            Class A Preferred            450,020(5)                  --             450,020     100%
                            Class B Preferred            500,000(6)                  --             500,000     100%

   _______________

   *       Less than 1.00%

(1) The address of each director and executive officer named in this table is c/o ConectiSys Corporation, 24730 Avenue Tibbitts, Suite 130, Valencia, California 91355. Mr. Spigno and Mr. Muirhead are directors and executive officers of ConectiSys. Ms. McGough is a director of ConectiSys. Ms. Spigno is an executive officer of ConectiSys.
(2) The address of each of AJW Partners, LLC, New Millennium Capital Partners II, LLC and AJW Qualified Partners, LLC and AJW Offshore, Ltd. is 1044 Northern Boulevard, Suite 302, Roslyn, New York 11576. AJW Offshore, Ltd. was formerly known as AJW/New Millennium Offshore, Ltd. AJW Qualified Partners, LLC was formerly known as Pegasus Capital Partners, LLC.
(3)     Assumes all shares of class being offered are sold.
(4) Includes 1,443,654 shares underlying options and 5,000,000 shares issuable upon conversion of Class B Preferred Stock. Mr. Spigno holds an option to purchase Class B Preferred Stock.
(5) Includes an option to purchase up to 250,000 shares of Class A Preferred Stock.
(6) Represents an option to purchase up to 500,000 shares of Class B Preferred Stock.
(7)     Includes 500,000 shares underlying options.
(8)     Includes 100,000 shares underlying options.
(9) The number of shares set forth in the table for the selling security holders represents an estimate of the number of shares of common stock to be offered by the selling security holders. The number of shares set forth in the table for the selling security holders does not include shares of common stock issuable upon conversion of any debentures or exercise of related warrants issued to the selling security holders in connection with the debenture financing transactions of ConectiSys Corporation that occurred in March 2002, May 2002 and June 2002. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the debentures, if the debentures had actually been converted on April 16, 2003, the conversion price would have been $.00125. Under the terms of the warrants, if the warrants had actually been converted on April 16, 2003, the exercise price would have been $.005.

(10)    Includes 7,043,654 shares underlying options.

                             PLAN OF DISTRIBUTION

        The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o       privately negotiated transactions;

o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

o       transactions to cover short sales;

o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

o       a combination of any of these methods of sale; or

o       any other method permitted by applicable law.

The sale price to the public may be:

o       the market price prevailing at the time of sale;

o       a price related to the prevailing market price;

o       at negotiated prices; or

o       a price the selling security holder determines from time to time.

        The shares may also be sold under Rule 144 or Regulation S under the Securities Act of 1933, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

        The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of ConectiSys or derivatives of ConectiSys securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

        Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

        The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

        This prospectus does not cover the sale or other transfer of the secured convertible debentures or the warrants held by the selling security holders or the issuance of shares of common stock to the holders of the secured convertible debentures or the warrants upon conversion or exercise. If a selling security holder transfers its secured convertible debentures or warrants prior to conversion or exercise, the transferee of the secured convertible debentures or warrants may not sell the shares of common stock issuable upon conversion of the secured convertible debentures or upon exercise of the warrants under the terms of this prospectus unless this prospectus is appropriately amended or supplemented by us.

        For the period a holder holds the secured convertible debentures or the warrants, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion of the secured convertible debentures or upon exercise of the warrants. The terms on which we could obtain additional capital during the period in which the secured convertible debentures or the warrants remain outstanding may be adversely affected. The holders of the secured convertible debentures and the warrants are most likely to voluntarily convert their secured convertible debentures or exercise their warrants when the conversion price or exercise price is less than the market price of our common stock.

        We have agreed to indemnify the selling security holders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling security holders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                      DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 1,000,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, $1.00 par value per share. Of the 50,000,000 authorized shares of preferred stock, 1,000,000 shares have been designated as Class A Preferred Stock, or Class A Preferred, 1,000,000 shares have been designated as Class B Preferred Stock, or Class B Preferred, and the remaining 48,000,000 shares are undesignated. As of April 16, 2003, there were 239,537,933 shares of common stock outstanding held by approximately 820 shareholders of record and 200,020 shares of Class A Preferred outstanding held by one holder of record and no shares of Class B Preferred outstanding. The following is a summary description of our capital stock.

   Common Stock

        The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

        The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our shareholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

   Preferred Stock

        Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without shareholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

   Class A Preferred

        Each share of Class A Preferred is entitled to 100 votes per share on all matters presented to our shareholders for action. The Class A Preferred does not have any liquidation preference, additional voting rights, conversion rights, anti-dilution rights or any other preferential rights.

   Class B Preferred

        Each share of Class B Preferred is convertible into 10 shares of our common stock. The Class B Preferred does not have any liquidation preference, voting rights, other conversion rights, anti-dilution rights or any other preferential rights.

   Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. Its telephone number is (972) 788-4193.

                             LEGAL MATTERS

        The validity of the shares of common stock offered under this prospectus will be passed upon by Rutan & Tucker, LLP, Costa Mesa, California.

                                EXPERTS

        The consolidated financial statements of ConectiSys as of and for the years ended September 30, 2002 and 2001 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Hurley & Company, independent certified public accountants, to the extent and for the periods set forth in their report, appearing elsewhere in this prospectus and are incorporated in this prospectus in reliance upon the report given upon the authority of Hurley & Company as experts in auditing and accounting.

                    WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

        For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

        The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.conectisys.com.

        All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                              CONECTISYS CORPORATION
                          INDEX TO FINANCIAL STATEMENTS
                                                                        Page
                                                                        ----
Consolidated Financial Statements As Of And For The Years Ended
  September 30, 2002 and 2001
 ---------------------------------------------------------------
Report of Independent Certified Public Accountants.......................F-1

Consolidated Balance Sheet for the Year Ended September 30, 2002.........F-3

Consolidated Statements of Operations for the Years
     Ended September 30, 2002 and 2001...................................F-5

Consolidated Statements of Shareholders' Equity (Deficit)
     for the Years Ended September 30, 2002 and 2001.....................F-6

Consolidated Statements of Cash Flows for the Years Ended
     September 30, 2002 and 2001.........................................F-13

Notes to Consolidated Financial Statements for the Years Ended
     September 30, 2002 and 2001.........................................F-16

Condensed Consolidated Financial Statements As Of And For The Three
     Months Ended December 31, 2002 (unaudited)
----------------------------------------------------------------
Condensed Consolidated Balance Sheet at December 31, 2002 (unaudited)....F-53

Condensed Consolidated Statement of Operations for the Three
     Months Ended December 31, 2002 and 2001 and the
     Cumulative Period From December 31, 1990 (Inception)
     Through December 31, 2002 (unaudited)...............................F-55

Condensed Consolidated Statements of Changes in Shareholders'
     Equity (Deficit) for the Cumulative Period From
     December 31, 1990 (Inception) Through December 31,
     2002 (unaudited)....................................................F-56

Condensed Consolidated Statement of Cash Flow for the Three
     Months Ended December 31, 2002 and 2001 and the Cumulative
     Period From December 31, 1990 (Inception) Through
     December 31, 2002 (unaudited).......................................F-62

Notes to Condensed Consolidated Financial Statements (unaudited).........F-65

INDEPENDENT AUDITORS' REPORT

Board of Directors
Conectisys Corporation and Subsidiaries
Valencia, California

We have audited the accompanying consolidated balance sheet of Conectisys Corporation and Subsidiaries (a development stage company) (the "Company") as of September 30, 2002, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for the years ended September 30, 2002 and 2001, and the cumulative period from December 1, 1990 (inception of development stage) through September 30, 2002, except that we did not audit these financial statements for the period December 1, 1990 (inception of development stage) through November 30, 1997; these financial statements were audited by other auditors, whose reports dated March 6, 1998 (for the period December 1, 1994 through November 30, 1997) and January 9, 1995 (for the period December 1, 1990 (inception of development stage) through November 30, 1994), respectively, expressed a going concern uncertainty. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Conectisys Corporation and Subsidiaries as of September 30, 2002, and the results of their operations and their cash flows for the years ended September 30, 2002 and 2001, and the cumulative period from December 1, 1990 (inception of development stage) through September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a deficiency in working capital at September 30, 2002. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         Hurley & Company


Granada Hills, California
January 7, 2003

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED BALANCE SHEET
September 30, 2002




ASSETS

Current assets:
Cash and cash equivalents                            $    55,101
     Debt issuance costs - current, net of
       accumulated amortization of $131,172               89,103
                                                     -----------
Total current assets                                     144,204

Property and equipment, net of
     accumulated depreciation of $280,373                 51,339

Other assets:
License rights and technology, net of
  accumulated amortization of $421,478                      -
                                                     -----------

     Total assets                                    $   195,543
                                                     ===========

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED BALANCE SHEET (continued)
September 30, 2002


LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                   $    188,898
  Accrued compensation                                    927,850
  Due to officers                                         130,484
  Accrued interest                                        206,476
  Other current liabilities                                11,928
  Notes payable and
    current portion of long-term debt                     755,149
                                                     ------------
Total current liabilities                               2,220,785

Long-term debt, net of current portion                     89,730

Commitments and contingencies                                 -

SHAREHOLDERS' DEFICIT:

Preferred stock - Class A, $1.00 par value;
  1,000,000 shares authorized, 200,020
  shares issued and outstanding                           200,020
Convertible preferred stock - Class B,
  no par value; 1,000,000 shares
  authorized, -0- shares issued and outstanding               -
Common stock, no par value; 250,000,000
  shares authorized, 64,311,823
  shares issued and outstanding                        18,435,238
Additional paid-in capital:
  Convertible preferred stock - Class B, no
    par value; 1,000,000 stock options exercisable        100,000
  Common stock, no par value;
    8,807,154 stock options and warrants exercisable    1,343,695
  Beneficial conversion option, debt instruments          724,238
Deficit accumulated during the development stage      (22,918,163)
                                                     ------------
Total shareholders' deficit                            (2,114,972)
                                                     ------------
Total liabilities and
 shareholders' deficit                               $    195,543
                                                     ============
The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended September 30, 2002 and 2001, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2002

                               Year          Year      Dec. 1, 1990
                              Ended         Ended       (Inception)
                          September 30, September 30,     Through
                               2002          2001     Sept. 30, 2002
                           -----------   -----------  --------------
Net revenues               $       -     $       -      $    517,460

Cost of sales                   73,667        37,930         641,388
                           -----------   -----------  --------------
Gross loss                    (73,667)      (37,930)       (123,928)

Operating expenses:
 General and administrative  1,808,657     1,779,420      17,169,130
 Bad debt expense                  -             -         1,680,522
                           -----------   -----------  --------------
Loss from operations        (1,882,324)   (1,817,350)    (18,973,580)

Other income (expense):
 Settled damages                   -             -            25,000
 Other income                      -             -            12,072
 Interest income                     2             3         102,923
 Interest expense             (464,410)     (337,220)     (1,769,475)
 Write-off of
  intangible assets                -             -        (1,299,861)
 Minority interest                 -             -            62,500
                           -----------   -----------  --------------
Net loss                   $(2,346,732)  $(2,154,567) $  (21,840,421)
                           ===========   ===========  ==============

Weighted average number
 of shares outstanding -
 basic and diluted          39,976,138    27,201,207

Net loss per share -
 basic and diluted         $      (.06)  $      (.08)
                           ===========   ===========


The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT) For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2002


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock       Additional    Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 December 1, 1990
(re-entry
  development stage)                 -   $      -       10,609 $ 1,042,140 $      -   $      -   $ (1,042,140)$       -

Shares issued in exchange for:
 Cash, May 31, 1993                  -          -        1,000       1,000        -          -            -         1,000
 Capital contribution,
  May 31, 1993                       -          -        2,000         515        -          -            -           515
 Services, March 26, 1993            -          -        2,000         500        -          -            -           500
 Services, March 26, 1993            -          -        1,200         600        -          -            -           600
Net loss for the year                -          -          -           -          -          -         (5,459)     (5,459)
                               --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1993                   -          -       16,809   1,044,755        -          -     (1,047,599)     (2,844)

Shares issued in exchange for:
 Services, May 1, 1994               -          -        2,400       3,000        -          -            -         3,000
 Cash, September 1, 1994             -          -       17,771      23,655        -          -            -        23,655
 Services, September 15, 1994        -          -        8,700      11,614        -          -            -        11,614
 Cash, September 26, 1994            -          -        3,000      15,000        -          -            -        15,000
 Cash, October 6, 1994            16,345     16,345        -           -          -          -            -        16,345
 Cash, September and October,
  1994                               -          -        1,320      33,000        -          -            -        33,000
Net loss for the year                -          -          -           -          -          -        (32,544)    (32,544)
                               --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1994                16,345     16,345     50,000   1,131,024        -          -     (1,080,143)     67,226


The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2002


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock       Additional    Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Cash, February 13, 1995             -   $      -        1,160 $   232,000 $      -   $      -   $        -   $   232,000
 Debt repayment, February 13,
  1995                               -          -        2,040     408,000        -          -            -       408,000
 Debt repayment, February 20,
  1995                               -          -        4,778     477,810        -          -            -       477,810
 Acquisition of assets, CIPI
  February, 1995                     -          -       28,750   1,950,000        -          -            -     1,950,000
 Acquisition of assets, April 5,
  1995                               -          -       15,000         -          -          -            -           -
 Cash and services, April and
  May 1995                           -          -       16,000     800,000        -          -            -       800,000
 Cash, June 1, 1995                  -          -          500      30,000        -          -            -        30,000
 Acquisition of assets and
  services, September 26, 1995       -          -        4,000     200,000        -          -            -       200,000
 Cash, September 28, 1995            -          -           41       3,000        -          -            -         3,000
 Acquisition of assets,
  September 1995                     -          -       35,000   1,750,000        -          -            -     1,750,000
 Return of assets, CIPI
  September, 1995                    -          -      (27,700) (1,950,000)       -          -            -    (1,950,000)
Net loss for the year                -          -          -           -          -          -     (2,293,867) (2,293,867)
                               ---------  ----------- -------- -----------   -------- ------------ ---------- -----------
Balance,
 November 30, 1995                16,345     16,345    129,569   5,031,834        -          -     (3,374,010)  1,674,169

Shares issued in exchange for:
 Cash, February, 1996                -          -        1,389     152,779        -          -            -       152,779
 Debt repayment, February 1996       -          -       10,000     612,000        -          -            -       612,000
 Services, February, 1996            -          -        3,160     205,892        -          -            -       205,892
 Cash, March, 1996                   -          -          179      25,000        -          -            -        25,000


The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2002


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares returned and canceled,
  March, 1996                        -   $      -      (15,000)$       -   $      -   $      -   $        -   $       -
 Services, April, 1996               -          -           13       2,069        -          -            -         2,069
 Services, September, 1996         4,155      4,155        586      36,317        -          -            -        40,472
 Services, October, 1996             -          -        6,540     327,000        -          -            -       327,000
 Debt repayment, November, 1996      -          -        2,350      64,330        -          -            -        64,330
Net loss for the year                -          -          -           -          -          -     (2,238,933) (2,238,933)
                               --------- ---------- ---------- -----------  ---------- --------- ------------ -----------
Balance,
 November 30, 1996                20,500     20,500    138,786   6,457,221        -          -     (5,612,943)    864,778

Shares issued in exchange for:
 Services, March, 1997               -          -          228       6,879        -          -            -         6,879
 Services, April, 1997               -          -          800      13,120        -          -            -        13,120
 Services, July, 1997                -          -        1,500      16,200        -          -            -        16,200
 Cash, July, 1997                    -          -       15,000     300,000        -          -            -       300,000
 Services, August, 1997              -          -        5,958      56,000        -          -            -        56,000
Adjustment for partial shares due
 to reverse stock split (1:20)       -          -          113         -          -          -            -           -
 Services, October, 1997             -          -    1,469,666     587,865        -          -            -       587,865
 Debt repayment, October, 1997       -          -    1,540,267     620,507        -          -            -       620,507
 Cash, October, 1997                 -          -    1,500,000     281,250        -          -            -       281,250
 Services, November, 1997            -          -        4,950      10,538        -          -            -        10,538
Net loss for the year                -          -          -           -          -          -     (2,739,268) (2,739,268)
                               --------- ---------- ---------- ----------- ---------- ----------  ----------- -----------
Balance,
 November 30, 1997                20,500     20,500  4,677,268   8,349,580        -          -     (8,352,211)     17,869


The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2002


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Capital    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, December, 1997
  through November, 1998             -   $      -    2,551,610 $ 2,338,264 $      -   $      -            -   $ 2,338,264
 Debt repayment, April, 1998
  through September, 1998            -          -      250,000     129,960        -          -            -       129,960
 Cash, January, 1998 through
  July, 1998                         -          -    4,833,334   1,139,218        -          -            -     1,139,218
 Acquisition of assets,
  July, 1998                         -          -      300,000     421,478        -          -            -       421,478
 Acquisition of remaining 20%
  minority interest in
  subsidiary, July, 1998             -          -       50,000      59,247        -          -            -        59,247
 Services, November, 1998         60,000     60,000        -           -          -          -            -        60,000
Net loss for the year                -          -          -           -          -          -     (4,928,682) (4,928,682)
                               --------- ---------- ---------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1998                80,500     80,500 12,662,212  12,437,747        -          -    (13,280,893)   (762,646)

Shares issued in exchange for:
 Shares returned and canceled,
  December, 1998                     -          -   (1,350,000)   (814,536)       -          -            -      (814,536)
 Services, December, 1998
  through September, 1999            -          -      560,029     349,454    150,000        -            -       499,454
 Cash, December, 1998
  through September, 1999            -          -    1,155,800     129,537        -          -            -       129,537
 Debt repayment, Sept., 1999      39,520     39,520    960,321     197,500    100,000        -            -       337,020
Net loss for the period              -          -          -           -          -          -     (1,323,831) (1,323,831)
                               --------- ---------- ---------- -----------   -------- ------------ ---------- -----------
Balance,
 September 30, 1999              120,020    120,020 13,988,362  12,299,702    250,000        -    (14,604,724) (1,935,002)


The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2002


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares re-acquired and
  canceled, October, 1999            -   $      -      (17,500)$   (12,000)$      -   $      -   $        -   $   (12,000)
Shares issued in exchange for:
 Services, October, 1999 through
  September, 2000, valued from
  $0.25 to $0.80 per share           -          -    2,405,469     990,949        -          -            -       990,949
 Retainers, debt and accrued
  liabilities, October, 1999
  through September, 2000, valued
  from $0.25 to $1.57 per share      -          -    2,799,579   1,171,638        -          -            -     1,171,638
 Cash, October, 1999 through
  September, 2000, with subscription
  prices ranging from $0.25 to
  $0.66 per share                    -          -    2,295,482     839,425        -      (15,450)         -       823,975
Issuance of 563,500 consultant
  stock options, March, 2000,
  at an exercise price of $2.00
  per share                          -          -          -           -      214,130        -            -       214,130
Reduction of exercise prices
  on 2,600,000 officer and employee
  common stock options, March, 2000,
  to $0.38 and approximately $0.39
  per share                          -          -          -           -    1,113,610        -                  1,113,610
Exercise of 2,056,346 common and
  20,000 preferred officer stock
  options, May, 2000, with
  common stock strike prices
  ranging from $0.15 to approx.
  $0.39 per share, in exchange
  for officer debt                20,000     20,000  2,056,346     897,707   (407,735)       -            -       509,972
Issuance of 500,000 consultant
  stock options, September, 2000,
  with floating exercise prices
  set at 15% below current market    -          -          -           -       65,000        -            -        65,000
Net loss for the year                -          -          -           -          -          -     (3,812,140) (3,812,140)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2000              140,020    140,020 23,527,738  16,187,421  1,235,005    (15,450) (18,416,864) (  869,868)

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2002


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, October, 2000 through
  September, 2001, valued from
  $0.11 to $0.40 per share           -   $      -    3,471,007 $   572,790 $      -   $      -   $        -   $   572,790
 Retainers, debt and accrued
  liabilities, October, 2000
  through September, 2001, valued
  from $0.11 to $0.43 per share      -          -    3,688,989     487,121        -          -            -       487,121
 Cash, October, 2000 through
  March, 2001, with subscription
  prices ranging from $0.075 to
  $0.083 per share                   -          -    1,045,500      78,787        -          -            -        78,787
Collection of stock subscription
  receivable, October, 2000,
  on 61,800 shares                   -          -          -           -          -       15,450          -        15,450
Exercise of 400,000 common
  stock options, January, 2001,
  at a strike price of $0.085 per
  share, in exchange for debt        -          -      400,000      86,000    (52,000)       -            -        34,000
Issuance of 1,000,000 common
  stock warrants, April, 2001,
  at an exercise price of $0.192
  per share, in conjunction with
  $300,000 principal value of
  8% convertible debt                -          -          -           -       77,228        -            -        77,228
Issuance of 2,000,000 consultant
  stock options, September, 2001,
  at a strike price of $0.13 per
  share                              -          -          -           -      115,000        -            -       115,000
Beneficial conversion option,
  April, 2001 through September,
  2001, pertaining to $300,000
  principal value and accrued
  interest on 8% convertible debt    -          -          -           -      155,027        -            -       155,027
Net loss for the year                -          -          -           -          -          -     (2,154,567) (2,154,567)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2001              140,020    140,020 32,133,234  17,412,119  1,530,260        -    (20,571,431) (1,489,032)

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2002


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------

Shares issued in exchange for:
 Services, October, 2001 through
  September, 2002, valued from
  $0.02 to $0.25 per share           -   $      -    2,180,000 $   179,916 $      -   $      -   $        -   $   179,916
 Debt and accrued liabilities,
  October, 2001 through September,
  2002, with common shares
  valued from $0.01 to $0.15 per
  share and preferred A shares
  valued at $1.00 per share       60,000    60,000  10,948,077     428,563        -          -            -       488,563
 Cash, October, 2001 through
  September, 2001, with prices
  ranging from $0.01 to $0.083
  per share                          -          -    5,833,334     200,000        -          -            -       200,000
Exercise of 550,000 common stock
  options by a consultant at a
  strike price of $0.13 per share,
  in exchange for debt               -          -      550,000     103,125    (31,625)       -            -        71,500
Issuance of 3,750,000 warrants,
  April, 2002 through June, 2002,
  at an exercise price of $0.045
  per share, in conjunction with
  $750,000 principal value of 12%
  convertible debt                   -          -          -           -      100,087        -            -       100,087
Beneficial conversion option,
  April 2002, through June, 2002,
  pertaining to $750,000 principal
  value of 12% convertible debt      -          -          -           -      649,913        -            -       649,913
Conversion of $93,130 principal
  value of 12% convertible debt
  along with $6,916 accrued
  interest, net of $69,233
  convertible debt discount          -          -   12,667,178     111,515    (80,702)       -            -        30,813
Net loss for the year                -          -          -           -          -          -     (2,346,732) (2,346,732)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2002              200,020 $  200,020 64,311,823 $18,435,238 $2,167,933 $      -   $(22,918,163)$(2,114,972)
                               ========= ========== ========== =========== ========== ========== ============ ===========
The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2002 and 2001, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2002

                                Year         Year         Dec. 1, 1990
                                Ended       Ended         (Inception)
                           September 30, September 30,       Through
                                2002         2001        Sept. 30, 2002
                            -----------  ------------    -------------
Cash flows from operating
 activities:
  Net loss                  $(2,346,732) $ (2,154,567)    $(21,840,421)

Adjustments to reconcile
 net loss to net cash used
 in operating activities:
  Stock issued for services     179,916       687,790        7,386,773
  Stock issued for interest         -             -            535,591
  Provision for bad debt
   write-offs                       -             -          1,422,401
  Minority interest                 -             -            (62,500)
  Settled damages                   -             -            (25,000)
  Write-off of intangible
    assets                          -             -          1,299,861
  Depreciation and
    amortization of property     27,309        32,077        1,669,974
  Amortization of debt issuance
    costs and note discount     377,512       265,030          642,542
  Changes in:
   Accounts receivable              -             -             (4,201)
   Accrued interest
    receivable                      -             -            (95,700)
   Prepaid exp. and deposits     48,800       158,546          182,346
   Accounts payable             308,251        65,961          620,248
   Accrued compensation         394,459       402,823        2,034,022
   Due to officers              (62,293)       26,209          673,792
   Accrued interest and
    other current liabilities    61,078        24,199          456,843
                            -----------  ------------    -------------
Total adjustments             1,335,032     1,662,635       16,736,992
                            -----------  ------------    -------------
Net cash used in
 operating activities        (1,011,700)     (491,932)      (5,103,429)
                             -----------  ------------    -------------
The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2002 and 2001, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2002

                                Year         Year         Dec. 1, 1990
                               Ended        Ended          (Inception)
                           September 30, September 30,        Through
                                2002         2001        Sept. 30, 2002
                            -----------  ------------    -------------
Cash flows from investing
 activities:
  Issuance of
   notes receivable         $       -    $        -      $  (1,322,500)
  Costs of license rights
   and technology                   -             -            (94,057)
  Purchase of equipment          (6,687)      (10,734)        (198,530)
                            -----------   -----------    -------------
Net cash used in
 investing activities           (6,687)      (10,734)      (1,615,087)
                            -----------   -----------    -------------
Cash flows from financing
 activities:
  Common stock issuance         200,000        78,787        3,232,172
  Stock warrant issuance        100,087        77,228          177,315
  Preferred stock issuance          -             -             16,345
  Proceeds from debt, other   1,244,790       386,399        3,483,880
  Debt issuance costs from
   debt, other                 (187,500)      (32,775)        (220,275)
  Proceeds from debt, related       -             -            206,544
  Proceeds from stock purchase      -             -            281,250
  Payments on debt, other      (290,000)      (50,000)        (386,407)
  Payments on debt, related         -             -            (53,172)
  Decrease in stock
   subscription receivable          -          15,450           35,450
  Contributed capital               -             -                515
                            -----------   -----------    -------------
Net cash provided by
  financing activities        1,067,377       475,089        6,773,617
                            -----------   -----------    -------------
Net increase (decrease) in
  cash and cash equivalents      48,990       (27,577)          55,101

Cash and cash equivalents
  at beginning of period          6,111        33,688              -
                           ------------   -----------    -------------
Cash and cash equivalents
  at end of period         $     55,101   $     6,111    $      55,101
                           ============   ===========    =============
The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2002 and 2001, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2002

                                Year         Year         Dec. 1, 1990
                               Ended        Ended          (Inception)
                           September 30, September 30,        Through
                                2002         2001        Sept. 30, 2002
                            -----------   -----------    -------------
Supplemental disclosures of
  cash flow information:

  Cash paid for interest    $   127,868   $    33,864    $     337,669
                            ===========   ===========    =============

  Cash paid for income taxes$       800   $       800    $       4,850
                             ===========   ===========    =============

Non-cash investing and financing activities:

  Common stock issued
   in exchange for:
    Note receivable         $       -     $       -      $     281,250
    Prepaid expenses        $       -     $    48,800    $     182,346
    Property and equipment  $       -     $       -      $     130,931
    Licenses and technology $       -     $       -      $   2,191,478
    Acquisition of remaining
     minority interest in
     subsidiary             $       -     $       -      $      59,247
    Repayment of debt and
     interest               $   530,876   $   472,321    $   4,356,056
    Services and interest   $       -     $       -      $   4,949,192
  Preferred stock issued
   in exchange for:
    Services                $       -     $       -      $      60,000
    Repayment of debt       $    60,000   $       -      $     119,520
  Preferred stock options
   issued in exchange for:
    Repayment of debt       $       -     $       -      $     100,000

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Conectisys Corporation (formerly Coastal Financial Corp.)(the "Company") was incorporated under the laws of Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur. The Company is a development-stage entity developing automatic meter reading technologies and products for remote reading of electronic energy meters located in residential structures.

On July 15, 1998, United Telemetry Company, Inc. was incorporated in the State of Nevada as a wholly-owned subsidiary of the Company.

On January 11, 2000, a new Nevada corporation, eEnergyServices.com, Inc., was formed, which has no net assets and which has not, as yet, commenced operations.

Basis of presentation and going concern uncertainty

The accompanying consolidated financial statements include the accounts and transactions of Conectisys Corporation, its wholly-owned subsidiaries eEnergyServices.com, Inc., and United Telemetry Company, Inc. All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements. Certain prior period balances have been reclassified to conform to the current year's presentation.

The Company returned to the development stage in accordance with SFAS No. 7 on December 1, 1990 and during the fiscal year ended November 30, 1995. The Company has completed two mergers and is in the process of developing its technology and product lines.

As of September 30, 2002, the Company had a deficiency in working capital of approximately $2,075,000, and had incurred continual net losses since its return to the development stage in fiscal 1996 of over $19,000,000,

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

Basis of presentation and going concern uncertainty (continued)

which raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans for correcting these deficiencies include the future sales and licensing of the Company's products and technologies the raising of capital through the issuance of common stock and from continued officer advances, which will help provide the Company with the liquidity necessary to retire its outstanding debt and meet operating expenses. Subsequent to the end of fiscal year 2002, the Company received $200,000 in funding from an accredited investor group, through the issuance of 12% convertible debt, along with 1,000,000 detachable stock warrants (see Note 15(b)). This same investor group had previously advanced the Company an aggregate amount of $750,000 through 3 similar funding tranches occurring in April, May, and June of 2002. Over the longer term, the Company plans to achieve profitability through the operations of its subsidiaries. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Use of estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

Fair value of financial instruments (continued)

Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect the estimates.

Since the fair value is estimated at September 30, 2002, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different. The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments. Accounts payable, accrued compensation, due to officer, accrued interest, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments. Also, market rates of interest apply on all officer advances and short-term promissory notes. Long-term debt is recorded at face value because the principal amount is convertible into common stock.

Fiscal year

Effective December 1, 1998, the Company changed its fiscal year-end from November 30 to September 30.

Research and development costs

The Company has been engaged in researching, engineering, and developing its H-Net(TM) technologies since August 1995, and did not generate any revenue during the past fiscal year. The Company hopes to complete large-scale cost reduction runs for the production and subsequent sale of the H -Net TM system in 2003.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

Cash and cash equivalents

Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less. All funds on deposit are with one financial institution.

Licensing agreements

The costs of acquiring license rights are capitalized and amortized over the shorter of the estimated useful life of the license or the term of the license agreement. The licenses are being amortized over a period of five
years.   During the  year ended  November 30,  1998, the  Company acquired additional license rights in the amount of $421,478 from TechniLink. Although the license remains viable, the Company currently lacks the resources to develop and market it. Accordingly, during the ten month period ended September 30, 1999, the Company accelerated amortization on this asset by writing it down to its net realizable value of $40,000, incurring a charge of $283,133. The balance was fully amortized at September 30, 2000.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally three years for computer software, five years for vehicles and office equipment, and seven years for furniture and fixtures.

Technology

Deferred  technology  costs  include  capitalized  product  development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years. At September 30, 2002, no deferred technology costs were recognized.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

Accounting for stock-based compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock -based Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company adopted this accounting standard on January 1, 1996. SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation. The Company has chosen to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation. The cost of stock-based compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period. The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

Stock issued for non-cash consideration

Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

Income taxes

The Company files a consolidated income tax return. The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, which requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse. The Company has recognized a valuation allowance covering 100% of the net deferred tax assets (primarily tax benefits from net operating loss carryforwards), because it is more likely than not that the tax benefits attributable to the deferred tax assets will not be realized in the future.

Net loss per common share - basic and diluted

Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented. Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

Recent accounting pronouncements

The Financial Accounting Standards Board has established the following new pronouncements: SFAS No. 145, "Rescission of SFAS No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," issued in April 2002 and effective for financial statements issued after May 25, 2002, which effectively amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency involving sale-leaseback transactions and also gives clarity to other existing authoritative pronouncements, SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," issued in June 2002 and effective for exit or disposal activities after December 15, 2002, which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issue Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity
(including Certain Costs Incurred in a Restructuring, SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," issued in October 2002 and applicable for acquisitions on or after October 1, 2002, which generally removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, and amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long -Lived Assets, to include in its scope certain long-term customer -relationship intangible assets of financial institutions, and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure
- an amendment of FASB Statement No. 123," issued in December 2002 and effective for fiscal years ending after December 15, 2002, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.

Adoption of the above accounting pronouncements is not expected to have a material effect on the Company's financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 2. RELATED PARTY TRANSACTIONS

The Company previously leased office space in Agua Dulce, California from S.W. Carver Corporation, a company owned by a major shareholder of the Company. Around September 1, 2000, the lease was terminated due to the sale of the building. At that time the Company moved certain property and equipment to its Valencia locations.

The officers of the Company have continually advanced funds to the Company. These advances have generally been in the form of revolving short-term promissory notes at an annual interest rate of 18% (see Note 7 below).

NOTE 3.    PREPAID EXPENSES AND DEPOSITS

During the year ended September 30, 2000, the Company issued 462,487 shares of its common stock as retainers for consulting services ($128,611) and accounting fees ($4,935). In addition, the Company recorded the unearned portion of an engineering contract ($25,000) as a prepaid asset, bringing the total prepaid expense balance at September 30, 2000 to $158,546. All these prepaid assets were expensed during the year ended September 30, 2001. Another 386,584 shares of common stock (valued at $43,800) were issued to a consultant as a retainer at September 30, 2001, for cash payments that were subsequently made by the consultant to other vendors in October 2001. An attorney was paid a retainer in September 2001 for services not yet rendered, bringing the total prepaid expense balance at September 30, 2001 to $48,800. These costs were fully expensed during the year ended September 30, 2002.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 4.    PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2002 consisted of the following:


Office equipment                             $   279,741
Furniture and fixtures                            16,609
Vehicles                                          35,362
                                             -----------
Total cost                                       331,712
Accumulated depreciation                        (280,373)
                                             -----------
Net book value                               $    51,339
                                             ===========

NOTE 5.    LICENSE RIGHTS AND TECHNOLOGY

License rights and technology at September 30, 2002 consisted of the following:

      License rights                               $   421,478
      Accumulated amortization                        (421,478)
                                                    -----------
        Net book value                             $       -

NOTE 6.   DEBT ISSUANCE COSTS

In April 2001, the Company received proceeds of $300,000 from an investor in return for a six-month 8% convertible note and 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. Debt issuance costs on this transaction amounted to $32,775, and consisted of $24,000 in finder's fees, $8,000 in legal fees, and $775 in other costs. These debt issuance costs were fully amortized at September 30, 2001.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 6.   DEBT ISSUANCE COSTS (continued)

In February 2002, the Company received $340,000 in short-term financing from an investment group through the issuance of a promissory note maturing on May 15, 2002 and accruing interest at an annual rate of 18%. Included in the loan was $40,000 in fees, consisting specifically of a $30,000 finder's fee and a $10,000 legal fee. These loan fees were fully amortized at September 30, 2002.

In March through June 2002, the Company received $750,000 from an accredited investor group in exchange for 12% convertible debt, along with 3,750,000 common stock warrants, exercisable over a four-year period at the lesser of $0.045 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. Debt issuance costs associated with these loans amounted to $147,500, of which $90,000 represented finder's fees and $57,500 represented legal costs. Amortization of these fees over the pro-rata portion of the one-year term of the loans amounted to $58,397 through September 30, 2002, leaving an unamortized balance of $89,103 at September 30, 2002. Total amortization of all debt issuance costs during the year ended September 30, 2002 amounted to $98,397.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 7.    DUE TO OFFICERS

At September 30, 2000, the Company's CEO had made cumulative advances to the Company of $75,000. On October 1, 2000, these advances were rolled into a revolving promissory note, due on demand, at an annual interest rate of 18%. During the year ended September 30, 2001, additional advances were made in the amount of $20,000 and note repayments totaled $50,000. Accrued interest was determined to be $11,880, bringing the loan balance at September 30, 2001 to $56,880. A new promissory note agreement for this amount was drawn up at the close of business on September 30, 2001, expiring September 1, 2002. During the year ended September 30, 2002, cash advances of $31,500 were made. Additionally, the loan account was increased by $120,875, representing the value of 2,361,814 restricted shares of the Company's common stock held by the CEO, which were used as collateral and transferred to a note holder in June of 2002 to partially cover a $300,000 debt, and by $16,202, representing the value of 794,857 restricted shares of the Company's common stock held by the CEO, which were pledged to and sold by a convertible note holder on a Company obligation in and accrued interest amounted to $6,913 during the year ended default. Repayments of debt by the Company amounted to $144,806 September 30, 2002, resulting in a loan balance due the CEO at September 30, 2002 of $87,564. The loan balance at September 30, 2002 is currently due on demand and continues to accrue interest at the rate of 18% per year.

The Company's Secretary/Treasurer advanced the Company approximately $61,945 during the year ended September 30, 2001, under a separate revolving promissory note agreement effective October 1, 2000. The note is a demand note, which accrues interest at an annual rate of 18%. Total repayments of the note amounted to $40,681. Accrued interest was $4,610 during the year ended September 30, 2001, bringing the loan balance at year-end to $25,874. A new promissory note agreement for this amount was drawn up at the close of business on September 30, 2001, expiring September 1, 2002. The Secretary/Treasurer also borrowed on a personal credit card for the Company's behalf in the amount of $18,455, bringing the total obligation due the Secretary/Treasurer at September 30, 2001 to $44,329. During the year ended September 30, 2002, the personal credit card balance was virtually paid-off. Additional loan advances were $19,500, loan repayments were $39,500, and accrued interest was $2,269 during the year ended

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 7.    DUE TO OFFICERS (continued)

September 30, 2002, bringing the aggregate loan balance due the Secretary/Treasurer at September 30, 2002 to $8,143. The loan balance at
September 30, 2002 is currently due on demand and continues to accrue interest at the rate of 18% per year.

During the period May through September 2002, the Company's Chief Technical Officer advanced the Company $32,946, corresponding to 684,407 restricted shares of the Company's common stock held by the officer, which were pledged to and sold by a convertible note holder on a Company obligation in default. Accrued interest at the annual rate of 18% was $1,831 through the end of the fiscal year, bringing the total loan amount to $34,777 at September 30, 2002. The loan balance at September 30, 2002 is currently due on demand and continues to accrue interest at the rate of 18% per year.

The aggregate amount due officers at September 30, 2002 was $130,484 and interest expense on the officer loans amounted to $11,013 and $16,490 for the years ended September 30, 2002 and 2001, respectively.

NOTE 8.    NOTES PAYABLE

Notes payable at September 30, 2002 consisted of the following:

        Registered Convertible Debentures

        Convertible Debenture #1

     Note payable to AJW Partners, LLC            $54,630
      (Convertible Debenture) due on
      March 29, 2003 at an annual interest
      rate of 12%

     Accrued interest of $1,652 and principal
      on Convertible Debenture convertible
      into approximately 18,761,000
      shares of common stock at the price
      of $0.003 at September 30, 2002              1,652         56,282
                                                  --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002


NOTE 8.    NOTES PAYABLE (continued)

     Note payable to New Millennium Capital       $54,630
      Partners II, LLC (Convertible Debenture) due on March 29, 2003 at an annual interest rate of 12%

     Accrued interest of $1,652 and principal
      on Convertible Debenture convertible
      into approximately 18,761,000
      shares of common stock at the price
      of $0.003 at September 30, 2002               1,652        56,282
                                                  --------

     Note payable to AJW/New Millennium            61,960
      Offshore, Ltd.(Convertible Debenture)
      due on March 29, 2003 at an annual
      interest rate of 12%

     Accrued interest of $1,875 and principal
      on Convertible Debenture convertible
      into approximately 21,278,000
      shares of common stock at the price
      of $0.003 at September 30, 2002               1,875        63,835
                                                  --------

     Note payable to Pegasus Capital Partners, LLC 35,650
      Offshore, Ltd. Ltd. (Convertible
      Debenture) due on March 29, 2003
      at an annual interest rate of 12%

     Accrued interest of $1,078 and principal
      on Convertible Debenture convertible
      into approximately 12,243,000
      shares of common stock at the price
      of $0.003 at September 30, 2002               1,078        36,728
                                                  --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002


NOTE 8.    NOTES PAYABLE (continued)

 Convertible Debenture #2

    Note payable to AJW Partners, LLC            $40,000
     (Convertible Debenture) due on
     May 10, 2003 at an annual interest
     rate of 12%

     Accrued interest of $1,210 and principal
      on Convertible Debenture convertible
      into approximately 13,737,000
      shares of common stock at the price
      of $0.003 at September 30, 2002              1,210         41,210
                                                 --------

     Note payable to New Millennium Capital       40,000
      Partners II, LLC(Convertible Debenture)
      due on  May 10, 2003 at an annual
      interest rate of 12%

     Accrued interest of $1,210 and principal
      on Convertible Debenture convertible
      into approximately 13,737,000
      shares of common stock at the price
      of $0.003 at September 30, 2002              1,210         41,210
                                                 --------

     Note payable to AJW/New Millennium           45,000
      Offshore, Ltd.(Convertible Debenture)
      due on May 10, 2003 at an annual
      interest rate of 12%

     Accrued interest of $1,361 and principal
      on Convertible Debenture convertible
      into approximately 15,454,000
      shares of common stock at the price
      of $0.003 at September 30, 2002              1,361         46,361
                                                 --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002


NOTE 8.    NOTES PAYABLE (continued)

     Note payable to Pegasus Capital Partners, LLC $25,000
      Offshore, Ltd. Ltd. (Convertible
      Debenture) due on May 10, 2003
      at an annual interest rate of 12%

     Accrued interest of $756 and principal
      on Convertible Debenture convertible
      into approximately 8,585,000
      shares of common stock at the price
      of $0.003 at September 30, 2002                  756       25,756
                                                    -------

     Convertible Debenture #3

    Note payable to AJW Partners, LLC               80,000
     (Convertible Debenture) due on
     June 17, 2003 at an annual interest
     rate of 12%

     Accrued interest of $2,420 and principal
      on Convertible Debenture convertible
      into approximately 27,473,000
      shares of common stock at the price
      of $0.003 at September 30, 2002                2,420       82,420
                                                    -------

     Note payable to New Millennium Capital         80,000
      Partners II, LLC(Convertible Debenture)
      due on  June 17, 2003 at an annual
      interest rate of 12%

     Accrued interest of $2,420 and principal
      on Convertible Debenture convertible
      into approximately 27,473,000
      shares of common stock at the price
      of $0.003 at September 30, 2002                2,420       82,420
                                                   --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 8.    NOTES PAYABLE (continued)

     Note payable to AJW/New Millennium           $90,000
      Offshore, Ltd.(Convertible Debenture)
      due on June 17, 2003 at an annual
      interest rate of 12%

     Accrued interest of $2,722 and principal
      on Convertible Debenture convertible
      into approximately 30,907,000
      shares of common stock at the price
      of $0.003 at September 30, 2002               2,722        92,722
                                                  --------

     Note payable to Pegasus Capital Partners, LLC 50,000
      Offshore, Ltd. Ltd. (Convertible
      Debenture) due on June 17, 2003
      at an annual interest rate of 12%

     Accrued interest of $1,512 and principal
      on Convertible Debenture convertible
      into approximately 17,171,000
      shares of common stock at the price
      of $0.003 at September 30, 2002               1,512       51,512
                                                 --------       ------
Subtotal of Registered Convertible Debentures                  676,738
    Less note discount                                        (401,652)
                                                              ---------
Net carrying value of Registered Convertible Debentures        275,086

      Note payable to Devon Investment Advisors,
      unsecured, due on demand, interest payable
      at an annual rate of 10%.                                241,824

     Note payable to Black Dog Ranch LLC,
      unsecured, due on demand, including interest
      at an annual rate of 18%.                                188,126

        Convertible note payable to Laurus Master Fund, Ltd.,
      secured by 3,293,944 shares of common stock
      beneficially owned by officers, with interest
      payable at an annual rate of 8%, conversion
      premium of 25% based on current market price of
      the Company's common stock (as defined), initially
      due October 12, 2001 and extended to
      December 1, 2001.  Currently in default.                 129,214

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002


NOTE 8.    NOTES PAYABLE (continued)

        Convertible note payable to Rowell A. McHatten, Jr.,
      unsecured, with interest payable at an annual rate
      of 14%, convertible into restricted common stock of
      the Company at $0.06 per share, due April 24, 2003.       10,629
                                                              ---------
      Total notes payable                                      844,879
          Current portion                                     (755,149)
                                                               --------
      Long-term portion                                       $ 89,730
                                                              =========

On April 12, 2001, the Company received $300,000 in proceeds from Laurus Master Fund, Ltd. ("Laurus") and issued a $300,000 principal value 8% convertible note due on October 12, 2001, along with 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. $77,228 of the proceeds was allocated to the cost of the warrants, with the remaining $222,772 allocated to the cost of the debt instrument, based on the relative fair market values of the note and the warrants at the date of issuance.

A convertible note discount of $77,228 was also recognized, which was effectively fully amortized at September 30, 2002 as interest expense.

The note is convertible (at the option of the holder) into common stock at the lesser of 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the closing date (April 12, 2001) or 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the conversion date (assumed to be September 30, 2002). At April 12, 2001, the note was convertible into approximately 2,181,500 common shares at an exercise price of approximately $0.1021 per share, and at September 30, 2002, the note was convertible into approximately 20,189,875 common shares at an exercise price of approximately $0.0064 per share. In either instance, the fair value of the debt instrument (due to the 80% pricing advantage) was $375,000 (a 25% premium on the principal value), resulting in a further

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 8.    NOTES PAYABLE (continued)

convertible debt discount of $152,228, representing the difference between the note's fair value of $375,000 and the allocated proceeds at issuance of $222,772. This discount was also fully amortized at September 30, 2001.

A corresponding $152,228 credit was made to additional paid-in capital for the conversion benefit option, i.e., the intrinsic value of the matured debt instrument. Interest accrued at 8% on the $300,000 note principal through September 30, 2002 was $17,168; for presentation purposes, this interest was added to the principal value of the note at the year-end balance sheet date. The holder can also convert the accrued interest into common stock at a 25% premium ($4,292), bringing the total conversion benefit option to $155,027. Total amortization of interest on the discounted convertible note during the year ended September 30, 2001 (including $32,775 in debt issuance costs associated with the transaction) amounted to $265,030.

The maturity date on the $300,000 principal value 8% convertible note, initially October 12, 2001, was extended to December 1, 2001. Because of the inherent conversion benefit feature, the aggregate note with accrued interest, totaling $311,194 at September 30, 2001, was classified as a long-term liability.

The Company was unable to pay-off the note at maturity. However, after receiving bridge financing from another investment group in February 2002, the Company subsequently repaid $150,000 of the obligation, as the note holder elected to not convert the debt to shares. Consequently, the note holder sold 1,479,264 of the 4,773,208 shares of the Company's common stock that had been pledged by officers of the Company as collateral, resulting in net proceeds of $49,148. Adding accrued interest of $17,168 at an annual rate of 12%, brought the loan balance at September 30, 2002 to
$129,214.   Subsequent to  September 30,  2002, the  note holder  sold the remaining 3,293,944 pledged shares for net proceeds of $67,144 and netted another $3,200 from the issuance of 500,000 new Company shares, bringing the total liability down to approximately $60,000.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 8.    NOTES PAYABLE (continued)

In February 2002, the Company borrowed $340,000 from the Mercator Momentum Fund. This loan from the Mercator Momentum Fund was a short-term loan due May 15, 2002 and accrues interest at an annual rate of 18%. The loan was secured by shares of common stock. On June 14, 2002 Mercator Momentum Fund transferred collateral in the form of 5,861,814 shares of common stock to their name because the Company was in default on the loan. Thereafter, on June 21, 2002, Mercator Momentum Fund filed an action against Conectisys Corporation, Robert A. Spigno and Patricia A. Spigno in the Superior Court of California, County of Los Angeles (Case No. BC276283) for breach of promissory note, foreclosure of security interests and fraud and deceit. Mr. Spigno is the Chairman of the Board and a director of the Company and is also the Company's Chief Executive Officer. Ms. Spigno is the Company's Secretary and Chief Financial Officer. On July 3, 2002, Mercator Momentum Fund filed a first amended complaint in the Superior Court of California, County of Los Angeles (Case No. BC276283) adding a claim for common count for money lent. Mercator Momentum Fund seeks damages of approximately $243,000 plus approximately $66 in interest per day commencing June 21, 2002 and other compensatory and punitive damages of unspecified amount. The Company believes that Mercator Momentum Fund's claims are without merit because, among other factors, they have affirmative defenses to those claims, including usury and the satisfaction of amounts owed under loan from Mercator Momentum Fund as a result of the enforcement by Mercator Momentum Fund of its security interest in shares of common stock. The Company intends to vigorously defend against these claims and to pursue appropriate counterclaims against Mercator Momentum Fund.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 9. SECURED CONVERTIBLE DEBENTURES

In order to provide working capital and financing for the Company's continued research and development efforts as of March 29, 2002, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of up to $750,000 of the Company's 12% Convertible Debentures due one year from their date of issuance. The Company granted the holders of the debentures a continuing security interest in all of the Company's assets to secure the Company's obligations under the debentures and related agreements. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

On March 29, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On May 10, 2002 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the Company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 9. SECURED CONVERTIBLE DEBENTURES (continued)


On June 17, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

The Company's convertible debentures and related warrants contain anti -dilution provisions whereby, if the Company issues common stock or securities convertible into or exercisable for common stock at a price less than the conversion or exercise prices of the debentures or warrants, the conversion and exercise prices of the debentures or shall be adjusted as stipulated in the agreements governing such debentures and warrants.

The fair value of the twelve debt instruments (due to the 100% pricing advantage) in aggregate was $1,500,000 (a 100% premium on the principal
value)  making the  beneficial conversion  option   $649,913  at inception
($750,000 less the $100,087 allocated to the issuance of the 3,750,000 related warrants).

During the fiscal year ended September 30, 2002, the Company issued 12,667,178 shares of common stock in connection with regular interest payments and upon conversion of an aggregate of $93,130 of principal and $6,916 of related interest on the Company's convertible debentures. A corresponding reduction of $80,702 to the beneficial conversion option was made.

As of September 30, 2002, the Company was indebted for an aggregate of $676,738 of principal and accrued and unpaid interest on these convertible debentures. To the extent debentures issued by the Company are converted into shares of common stock, the Company will not be obligated to repay the converted amounts.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 9. SECURED CONVERTIBLE DEBENTURES (continued)

As part of the recording of the convertible debt transactions, a beneficial conversion option for $649,913 was recognized, along with a corresponding debt discount. The total debt discount of $750,000, including $100,087 attributable to the stock warrants, is being amortized over the one-year life of the debt instruments. $279,115 was amortized through September 30, 2002, resulting in an unamortized discount of $401,652 at September 30, 2002, which was net of $69,233 in convertible bond discount that was transferred to equity upon the conversion of $93,130 principal value of debt, along with $6,916 in accrued interest. Accordingly, the $80,702 pro -rata portion of the beneficial conversion option attributable to the $93,130 in debt principal converted, was also transferred to common stock, leaving a balance $724,238 at September 30, 2002. The conversion of the Purchaser debt and accrued interest during the period resulted in the issuance of 12,667,178 shares of the Company's common stock.

As noted above, $93,130 of the $750,000 principal value of convertible debt at September 30, 2002 had been converted, leaving a principal balance of $656,870 (plus accrued $19,868) at September 30, 2002. $89,730 of the remaining principal balance has been classified as long-term, based on expected additional principal conversions of $9,970 per month through June 2003.

NOTE 10.        SHAREHOLDERS' EQUITY (DEFICIT)

The Company's authorized capital stock consists of 250,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, $1.00 par value per share. Of the 50,000,000 authorized shares of preferred stock, 1,000,000 shares have been designated as Class A Preferred Stock and 1,000,000 shares have been designated as Class B Preferred Stock, and the remaining 48,000,000 shares are undesignated. As of September 30, 2002, there were 64,311,823 shares of the Company's common stock outstanding held by approximately 750 holders of record and 200,020 shares of the Company's Class A Preferred Stock outstanding held by one holder of record and no shares of Class B Preferred Stock outstanding.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 10.        SHAREHOLDERS' EQUITY (DEFICIT) (continued)

Each share of Class A Preferred Stock is entitled to 100 votes per share on all matters presented to the Company's shareholders for action. The Class A Preferred Stock does not have any liquidation preference, additional voting rights, conversion rights, anti-dilution rights or any other preferential rights.

Each share of Class B Preferred Stock is convertible into 10 shares of the Company's common stock. The Class B Preferred Stock does not have any liquidation preference, voting rights, other conversion rights, anti -dilution rights or any other preferential rights.

In October 2000 through April 2001, the Company issued 250,000 common shares to two consultants for investor relations services valued at $67,500.

In October 2000 and April 2001, the Company issued 229,388 restricted common shares to a consultant for prior year's services of $19,200 and current year's services of $22,080.

During the months of October 2000, April 2001, and July 2001, officers of the Company were issued a total of 3,764,249 restricted common shares for accrued compensation of $300,291 and current year's compensation of $160,927.

In November 2000, the Company issued 50,000 restricted common shares valued at $20,000 to its outside accountant for services rendered.

In December 2000, the Company issued 10,000 shares of common stock to a consultant for prior year's accrued services of $4,330.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 10.        SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In January 2001, a consultant exercised 400,000 common stock options at $0.085 each; the $34,000 in exercise proceeds were applied against an outstanding note payable due the consultant. In connection with this transaction, $52,000 of additional paid-in capital (recorded as stock options exercisable) was reclassified to common stock.

In January 2001, an investor purchased 1,000,000 shares of the Company's restricted common stock for $75,000.

In January 2001, a note holder converted $75,000 principal value of debt for 300,000 restricted shares of the Company's common stock.

In March 2001, 45,500 shares of the Company's common stock were issued to investors in a private placement for $3,787 in cash. The shareholders also received 45,500 common stock warrants, exercisable through March 3, 2003 at $2.00 per share.

In April 2001, the Company issued 1,000,000 common stock warrants, along with $300,000 principal value 8% convertible debt. Of the $300,000 in proceeds, $77,228 was allocated to the cost of the warrants, which are exercisable at $0.192 per share over a four-year period. The balance of
the  proceeds   ($222,772)  was  allocated  to   the  cost  of  the    debt
instrument.

In April 2001, the Company recognized the conversion benefit option on the $300,000 principal value 8% convertible debt noted above. The conversion benefit option was recorded at its intrinsic value of $152,228, representing the difference between the fair market value of the debt instrument ($375,000) and the recorded initial cost ($222,772). At the date of issuance, the conversion benefit option was based on the conversion of the debt into 2,181,500 common shares.

In April 2001, the Company issued 50,000 restricted shares each (a total of 150,000 shares) as bonuses to a director and two consultants, valued at $16,982.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002


NOTE 10.        SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In April 2001, the Company issued 50,000 restricted shares of the Company's common stock to a consultant for services valued at $5,846.

In April 2001, the Company issued in aggregate 400,000 restricted shares of the Company's common stock (100,000 shares each) to four members of its advisory board for consulting services rendered totaling $46,772.

In June 2001 through September 2001, the Company issued 1,177,012 common shares to a consultant for services totaling $232,683.

In September 2001, the Company issued the above consultant another 779,347 shares of the Company's common stock valued at $$88,300, of which $44,500 pertained to vendor payables advanced by the consultant, with the balance of $43,800 being a retainer. The consultant was also issued 2,000,000 common stock options, exercisable at $0.13 each over four years and valued at $115,000.

In September 2001, the Company recognized an additional conversion benefit option of $2,799, corresponding to a 25% premium on $11,194 in accrued interest on $300,000 principal value 8% convertible debt.

During the months October 2001 through January 2002, the Company issued a total of 2,333,334 shares of its restricted common stock for cash of $145,000 in private placements. In conjunction with these stock issuances, the Company issued 700,000 common stock warrants at an exercise price of $1.00 per share, expiring November 2003 through January 2005.

During the period October 2001 through September 2002, the Company issued 5,300,000 shares of its common stock (of which 4,100,000 shares were restricted) to a consultant in exchange for accrued consulting services of $203,566. In September 2002, 1,000,000 common stock options were also issued to the consultant at an exercise price of $0.50 until September 2004. The common stock options were not recorded in the financial statements, as they had nominal value.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 10.        SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In October 2001 through November 2001, the Company issued 60,000 shares of its Class A preferred stock to its CEO for a $60,000 reduction of debt. An additional 250,000 of Class A preferred stock options were issued to the CEO at an exercise price per share of $1.00 through November 2005. 9,890 Class A preferred stock options issued in earlier years to the CEO expired in December 2001.

In December 2001 and January 2002, the Company issued 500,000 shares of its restricted common stock to a consultant in exchange for media services rendered in the amount of $87,500.

In December 2001 and January 2002, a consultant exercised 550,000 common stock options at $0.13 per share in exchange for debt of $71,500. As part of the transaction, $31,625 in stock options exercisable was transferred to common stock.

In January  2002, the  Company  issued 192,100  common  stock warrants   to
investors at an  exercise price of  $2.00 per share,  expiring in September
2004.

During the months February 2002 through August 2002, the Company issued 1,680,000 shares of its common stock (including 50,000 restricted shares) in exchange for $85,500 in consulting services.

During the months March 2002 through June 2002, the Company issued 3,750,000 in three-year common stock warrants as part of a $750,000 12% convertible debt issuance, exercisable at the lower of $0.045 and 50% of the market price of the common stock (as defined) through the date of exercise. The warrants were recorded at $100,087 and the debt at $649,913, based upon the relative fair values of each, and a beneficial conversion option for an additional $649,913 was also recognized.

In May 2002 and June 2002, the Company issued a total of 500,000 shares of its restricted common stock for cash of $25,000 (net of $25,000 in fees) in private placements. In conjunction with these issuances, the Company issued 500,000 common stock options at an exercise price of $0.50 per share, expiring April 2004 through June 2004. The common stock options were not recorded in the financial statements, as they had nominal value.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002


NOTE 10.        SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In May 2002, the Company issued 100,000 shares of its restricted common stock to an engineering consultant in exchange for $5,000 in accrued services.

In June 2002 through September 2002, the Company issued 12,667,178 of its common shares to an investor group in exchange for $93,130 in convertible debt and $6,916 in interest (considered services). In conjunction with these transactions, $80,702 of the Company's beneficial conversion option was also transferred to common stock, and $69,233 in convertible note discounts was applied against common stock as a result of debt conversion.

In June 2002, the Company issued 48,077 shares of its common stock to its former Acting President for $7,788 in accrued compensation. In June 2002, the Company issued 3,500,000 shares of its common stock valued at $179,125 in partial settlement of a $300,000 note.

In June 2002, the Company issued 1,000,000 restricted common shares to an outside accountant in exchange for $30,000 in accrued services rendered.

In September 2002, the Company issued 4,000,000 shares of its restricted common stock to a consultant/investor for $30,000 in cash and reduction of debt of $10,000. 1,000,000 common stock options were also issued to the consultant at an exercise price of $0.50 until September 2004. The common stock options were not recorded in the financial statements, as they had nominal value.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 11.  INCOME TAXES

Deferred income taxes consisted of the following at September 30, 2002:

      Deferred tax asset, benefit
      of net operating loss
      carryforward                                $ 7,000,000
      Valuation allowance                          (7,000,000)
                                                  -----------
        Net deferred taxes                        $       -
                                                  ===========

The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered. During the year ended September 30, 2002, the deferred tax asset and valuation allowance were both increased by $1,000,000.

The Company has approximately $17,400,000 in both federal and California net operating loss carryforwards. The federal net operating loss carryforwards expire as follows: $2,700,000 in the year 2012, $5,300,000 in 2018, $1,200,000 in 2019, $3,500,000 in 2020, $2,400,000 in 2021 and
$2,300,000 in 2022. The California net operating loss carryforwards expire as follows: $2,700,000 in the year 2002, $5,300,000 in 2003, $1,200,000 in
2004, $3,500,000 in 2005, $2,400,000 in 2006, and $2,300,000 in 2007.   The
latest federal and California corporate income tax returns filed by the Company were for the tax year ended November 30, 2000.

NOTE 12.        COMMITMENTS AND CONTINGENCIES

Employment agreements

The Company has entered into four employment agreements with key individuals, the terms of the agreements are as follows:

1) The CEO (and again President) of the Company entered into an agreement dated October 2, 1995 (which was subsequently amended September 1, 1997, September 1, 1999, and March 27, 2000) for a period of five years (to April 1, 2005), and he is entitled to receive a base salary of $160,000 per year. The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment. The staying bonus will be compensated for with the Company's restricted common stock. He is also granted an option to purchase up to 2,000,000 shares of the Company's

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 12.        COMMITMENTS AND CONTINGENCIES (continued)

restricted common stock at a price equal to 50% of the average market value for the prior 30 trading days before exercise. On March 27, 2000, the exercise price was adjusted to a flat $0.3864 per share, with an expiration date of December 2, 2003.

2) The Acting President of the Company entered into an agreement dated September 11, 2000 for a period of six months through March 11, 2001. On March 1, 2001 the agreement was extended through September 30, 2001. He is entitled to receive a base salary (consulting fees) of $120,000 per year, of which 50% shall be paid in cash and 50% shall be paid in restricted common stock at a rate equal to 50% of the average market closing price for the last 5 trading days of each quarter. He shall be issued 100,000 shares of restricted common stock as a hiring bonus, at a per share price of $0.28415, equivalent to 50% of the average market closing price for the prior 30 trading days before the agreement date. He shall further receive performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of the HNET System. The incentive package could net him up to 650,000 shares of restricted common stock. As of September 30, 2002, none of these milestones were met. He is also granted an option through March 11, 2001 to purchase up to 100,000 shares of the Company's restricted common stock at a price of $0.38 per share. This option has since expired. The Acting President no longer works for the Company in this capacity, but remains as a member of the Advisory Board.

3) The Secretary and Treasurer of the Company entered into an Agreement dated October 2, 1995 (which was subsequently amended September 1, 1997, September 1, 1999, and March 27, 2000), for a period of five years (extended through April 1, 2005), and she is entitled to receive a base salary of $80,000 per year. The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 12.        COMMITMENTS AND CONTINGENCIES (continued)

Employment agreements (continued)

salary, for continued employment. The staying bonus shall be compensated for with the Company's restricted common stock. She is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value for the prior 180 trading days before exercise. On March 27, 2000, the exercise price was adjusted to a flat $0.38 per share, with an expiration date of December 31, 2004.

4) The Chief Technical Officer of the Company entered into an agreement dated August 1, 1998 for an initial term of three years (extended through August 1, 2003), and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the Company) in cash or restricted common stock under rule 144. The employee shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at
one-half  market price.   The employee  shall further  receive performance
bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500). If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value at the date of purchase. As of September 30, 2002, none of the aforementioned milestones had been successfully completed.

Litigation

There has been one recent legal proceeding in which the Company has been a party:

In February 2002, the Company borrowed $340,000 from the Mercator Momentum Fund in order to make an initial $100,000 payment to Laurus Master Fund, Ltd. and to fund continuing development of the Company's H-Net(TM) system. This loan from the Mercator Momentum Fund was a short-term loan due May 15, 2002 and accrues interest at an annual rate of 18%. The loan was secured by shares of the Company's common stock. As of June 13, 2002, the

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 12.        COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

Company owed Mercator Momentum Fund approximately $243,000 of principal and accrued and unpaid interest under this loan and were in default in the repayment of this debt.

On June 14, 2002, Mercator Momentum Fund transferred collateral in the form of 5,861,814 shares of the Company's common stock into its name as a result of the Company's default on Mercator's loan. Of the 5,861,814 shares of common stock transferred into the name of Mercator Momentum Fund, 3,500,000 shares of the Company's common stock were issued and pledged as collateral by the Company in February 2002, and 2,361,814 shares of the Company's common stock were issued and pledged as collateral by Robert Spigno, the Company's Chief Executive Officer, in February 2002.

On June 21, 2002 Mercator Momentum Fund filed an action against Conectisys Corporation, Robert A. Spigno and Patricia A. Spigno in the Superior Court of California, County of Los Angeles (Case No. BC276283) for breach of promissory note, foreclosure of security interests and fraud and deceit. Mr. Spigno is the Chairman of the Board and a director of the Company and is also the Company's Chief Executive Officer. Ms. Spigno is the Company's Secretary and Chief Financial Officer. On July 3, 2002, Mercator Momentum Fund filed a first amended complaint in the Superior Court of California, County of Los Angeles (Case No. BC276283) adding a claim for common count for money lent. Mercator Momentum Fund seeks damages of approximately $243,000 plus approximately $66 in interest per day commencing June 21, 2002 and other compensatory and punitive damages of unspecified amount. The Company believes that Mercator Momentum Fund's claims are without merit because, among other factors, they have affirmative defenses to those claims, including usury and the satisfaction of amounts owed under loan from Mercator Momentum Fund as a result of the enforcement by Mercator Momentum Fund of its security interest in shares of common stock. The Company intends to vigorously defend against these claims and to pursue appropriate counterclaims against Mercator Momentum Fund.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 12.        COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

The Company, during its normal course of business, may be subject from time to time to disputes and to legal proceedings against it. Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

NOTE 13.        FORM S-8 FILINGS

In September 2001, the Company filed a registration statement on Form S-8 covering its amended Non-Qualified Stock Option and Stock Bonus Plan for independent consultants to the Company, which authorizes the issuance of an additional 3,000,000 shares of common stock. 1,000,000 of these shares valued at $113,300 were issued to a consultant as a retainer in September 2001. Another 1,500,000 shares valued at $192,566 for accrued services of $153,566 and reduction of debt of $39,000 were issued to consultants during the three months ended December 31, 2001. Later during the fiscal year ended September 30, 2002, 500,000 shares valued at $57,500 were issued to consultants for services of $25,000 and reduction of debt of $32,500 leaving an unissued balance of zero shares under the Company's amended Non -Qualified Stock Option and Stock Bonus Plan.

In August 2002, the Company filed a registration statement on Form S-8 covering a 1,000,000 shares issued to an independent consultant to the Company, which authorized the re-sale of the 1,000,000 shares of common stock valued at $20,000.

NOTE 14.        STOCK OPTIONS AND WARRANTS

During the fiscal year ended September 30, 1999, the Company issued to a note holder options to purchase 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share. As consideration, the Company reduced its debt to the note holder by $50,000 and received an extension of time to pay-off its promissory note. The Company also issued to its CEO options to purchase another 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000. Total consideration

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 14.        STOCK OPTIONS AND WARRANTS (continued)

received on the above issued options, as evidenced by debt reduction, was $100,000. These options can be exercised through November 1, 2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share. In September 2001, the exercise price on the Class B preferred stock options was adjusted to $2.50 per share and the exercise period extended to November 1, 2004.

The Company's CEO currently owns 200,020 shares of the Company's Class A preferred stock, of which 60,000 shares were purchased during the year ended September 30, 2002, and has options to purchase another 250,000 shares for $1.00 per share through November 1, 2005.

The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25. No common stock options or warrants were granted to officers and directors of the Company during the years ended September 30, 2002 or 2001. During the year ended September 30, 2000, the Company had issued 100,000 common stock options to its Acting President at an exercise price of $0.38 per share, exercisable over a six-month period. As the exercise price approximated the market price of the common stock on the date of grant and the term of the options was short, no compensation cost had to be recorded in the financial statements under the Black-Scholes call option pricing model. These common stock options expired on March 11, 2001.

The total balance of stock options and warrants exercisable at September 30, 2000 was $1,235,005, including $100,000 attributable to the Company's Class B preferred stock, as noted above.

In January 2001, a consultant exercised 400,000 out of 500,000 common stock options that had been granted in September 2000, at an exercise price of $0.085 per share. The $34,000 proceeds were applied to an outstanding note due the consultant. Additionally, $52,000 of additional paid-in capital (recorded as stock options exercisable) was reclassified to common stock. This was because an aggregate fair value amount of $65,000 had been recognized in the financial statements when these options were granted in September 2000 at an exercise price set at 15% below market. The fair value was determined utilizing the Black-Scholes call option

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 14.        STOCK OPTIONS AND WARRANTS (continued)

pricing model,  assuming a  6% risk  free rate  of return  and a volatility
factor  of 50%.   The remaining  100,000 common  stock options  expired in
September 2001.

In March  2001, 45,500  common stock  warrants were  issued to common stock
subscribers, exercisable at $2.00 per  share through March 3, 2003.   These
warrants had no material value upon issuance.

In April 2001, 1,000,000 common stock warrants were issued to an investor in conjunction with a $300,000 principal value 8% convertible note. The warrants are exercisable at $0.192 per share over a four-year period, and were valued at $77,228 (see Note 8 above).

In September 2001, 2,000,000 common stock options were issued to a consultant. The options are exercisable at $0.13 per share over a four -year period and were valued under the Black-Scholes call option pricing model (assuming a 50% volatility factor and a 5% risk-free rate of return) at $115,000, bringing the balance of stock options and warrants exercisable at the September 30, 2001 fiscal year-end to $1,375,233.

In December 2001 and January 2002, the consultant exercised 550,000 of the above common stock options, applying the $71,500 cost of exercise against an outstanding note payable. Stock options exercisable were also reduced and transferred to common stock in the amount of $31,625.

In March 2002 trough June 2002, 3,750,000 three-year common stock warrants were issued to an accredited investor group in connection with a $750,000 12% convertible debenture financing arrangement (see Note 8 above). The allocated cost of these warrants amounted to $100,087, so that the total stock options and warrants exercisable at September 30, 2002 was now $1,443,695.

During the year ended September 30, 2002, an additional 6,852,205 common stock options were granted to consultants and investors, at exercise prices ranging from $0.50 to $2.00 per share, and over terms expiring from November 1, 2003 through January 16, 2005. Because these strike prices were substantially above the market price of the Company's common stock, no value was attributed to these options at the time of grant.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 14.        STOCK OPTIONS (continued)

The Company has granted various common stock options and warrants to employees and consultants. Generally, the options and warrants were granted at approximately the fair market value of the Company's common stock at the date of grant and vested immediately, except that when restricted rule 144 common stock was issued, the options and warrants were granted at an average market discount of 50% (ranging from between 20% to 75%). Compensation expense for options and warrants issued to employees for services were recorded as the difference between the intrinsic value of those services as measured by the (discounted) market value of the common stock at the date of grant and the exercise price in accordance with APB Opinion No. 25, with pro forma disclosure of the excess market value as required by FASB No. 123. All options and warrants issued to consultants and other non-employees were recorded at the fair value of the services rendered and equivalent to the market value (as discounted, if applicable) of the equity instruments received as per FASB No. 123. The market value was determined by utilizing an averaging convention of between 5 to 30 days of the closing price of the Company's common shares as traded on the over -the-counter bulletin board (stock symbol CNES) through the grant date and applying certain mathematical assumptions as required under the Black -Scholes model. Such assumptions, pertaining to the risk-free annual rate of return and stock volatility, were generally the same as those mentioned above when making fair value disclosures for the issuance of officer and employee stock options, except that the risk-free annual rate of return during the latter half of fiscal 2001 and subsequent was assumed to be 5% (rather than 6%) due to the general decline of interest rates occurring throughout the economy and the world.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 14.        STOCK OPTIONS AND WARRANTS (continued)

The common stock option activity during the fiscal years ended September 30, 2002 and September 30, 2001 was as follows:

                                           Common Stock      Weighted
                                             Options         Average
                                                and          Exercise
                                             Warrants         Price
                                            ----------       --------
     Balance outstanding, October 1, 2000     3,207,154        $.69

      Granted                                 3,000,000         .15
      Exercised                                (400,000)        .09
      Expired                                  (200,000)        .23
                                             ----------
     Balance outstanding, September 30, 2001  5,607,154         .42

      Granted                                 3,750,000         .05
      Exercised                                (550,000)        .13
                                             ----------
     Balance outstanding, September 30, 2002  8,807,154        $.28
                                             ==========        ====

The following table summarizes information about common stock options at September 30, 2002:

                          Outstanding                  Exercisable
                           Weighted    Weighted               Weighted
   Range of      Common    Average      Average      Common    Average
   Exercise       Stock      Life      Exercise       Stock   Exercise
    Prices      Options    (Months)      Price       Options    Price
-------------   ---------   -------     -------      --------- -------
$2.00 - $2.00     563,500        23     $  2.00        563,500 $  2.00
$ .38 - $ .38     100,000        27     $   .38        100,000 $   .38
$ .19 - $ .19   1,000,000        30     $   .19      1,000,000 $   .19
$ .05 - $ .05   3,750,000        31     $   .05      3,750,000 $   .05
$ .13 - $ .13   1,450,000        35     $   .13      1,450,000 $   .13
$ .39 - $ .39   1,443,654        38     $   .39      1,443,654 $   .39
$ .38 - $ .38     500,000        38     $   .38        500,000 $   .38

$ .05 - $2.00   8,807,154        33     $   .28      8,807,154 $   .28
=============   =========        ==     =======      ========= =======

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2002

NOTE 14.        STOCK OPTIONS AND WARRANTS (continued)

The above tables exclude 4,852,205 warrants exercisable at prices ranging from $0.50 to $2.00 per share, which have nominal value and which were issued to certain stock subscription investors and consultants. These warrants will all expire during the period November 1, 2003 through January 16, 2005. The tables also exclude a contingent issuance to the Company's Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2004. These common stock options will not vest until certain milestones have been attained.

NOTE 15.        SUBSEQUENT EVENTS

(a) In October 2002, the Company filed a registration statement on Form S-8 covering a 1,000,000 shares issued to an independent consultant to the Company, which authorized the re-sale of the 1,000,000 shares of common stock valued at $20,000.

(b) In November 2002, the Company received funding of another $200,000 (net proceeds of $143,600) from an investor group in exchange for one-year 12% convertible debt and 1,000,000 common stock warrants, exercisable at $0.005 per share over a three-year period. During the quarter ended December 31, 2002, this same investor group also converted approximately $33,000 of debt and accrued interest into 7,532,953 shares of the Company's common stock.

(c) Through January 6, 2003, in addition to the common share issuances described in Notes 15(a) and 15(b) above, the Company has issued restricted common stock in the aggregate of 24,265,490 shares, valued at approximately $371,000. Of the aggregate amount, 7,630,468 shares were issued on account of accrued consulting fees totaling approximately $76,000, 7,135,022 shares were issued to officers for debt reductions of approximately $237,000, 750,000 shares were issued to an employee and a consultant for bonuses of approximately $7,000, 500,000 shares were issued to a note holder for a debt reduction of approximately $3,000, 1,250,000 shares were issued to members of the Advisory Board for services of approximately $13,000, and 7,000,000 shares were issued to an individual for $35,000 in cash.

CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
              CONSOLIDATED BALANCE SHEET
                   December 31, 2002


                                                            Dec. 31           Dec. 31           Sep. 30
                                                              2002              2001              2002
                                                           Unaudited         Unaudited          Audited
Assets
Current assets
  Cash                                                        58,061             9,673            55,101
  Debt issuance cost - current, net of accumulated
    amortization of $228,240, $0 and $131,172                 32,035                 0            89,103
Total current assets                                          90,096             9,673           144,204

Property and equipment, net of accumulated
  depreciation of $283,939, $266,401 and $280,373             47,773            65,311            51,339

License and technology, net of accumulated
  amortization of $421,478, $421,478 and $421,478                  0                 0                 0


Total assets                                                 137,869            74,984           195,543


CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
              CONSOLIDATED BALANCE SHEET
                   December 31, 2002


                                                            Dec. 31           Dec. 31           Sep. 30
                                                              2002              2001              2002
                                                           Unaudited         Unaudited          Audited
Liabilities and shareholders' equity
Current liabilities
  Accounts payable                                           332,389           174,723           188,898
  Accrued compensation                                       996,175           705,458           927,850
  Due to officers                                            123,906            49,130           130,484
 Accrued interest payable                                    230,343           178,001           206,476
  Other current liabilities                                      669             8,982            11,928
  Notes payable and current potion of
    long-term debt                                           822,299           600,058           755,149

Total current liabilities                                  2,505,781         1,716,352         2,220,785

Long-term debt, net of current                                69,790           317,194            89,730

Total liabilities                                          2,575,571         2,033,546         2,310,515

Shareholders' equity
Preferred stock - Class A 1,000,000 shares authorized
    $1.00 par value, 200,020 issued and outstanding          200,020           200,020           200,020
Convertible preferred stock - Class B 1,000,000 shares
    authorized no par value, no shares issued and
    outstanding                                                    0                 0                 0
Common stock - 250,000,000 shares authorized,
  no par value, authorized, 88,837,163, 33,633,234 and
  64,311,823 shares issued and outstanding                18,679,587        17,655,569        18,435,238
Additional paid-in-capital:
Convertible preferred stock - Class B, no
    par value; 1,000,000 stock options exercisable           100,000
  Common stock, no par value;
    9,807,154; 4,663,500 and 8,807,154
    stock options and warrants exercisable
    respectfully                                           1,344,663         1,257,983         1,343,695
Beneficial conversion option                                 906,013           155,027           724,238

Deficit accumulated during development stage             (23,667,985)      (21,327,161)      (22,918,163)

Total shareholders' deficit                               (2,437,702)       (1,958,562)       (2,114,972)

Total liabilities and shareholders' deficit                  137,869            74,984           195,543


CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
         CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended December 31, 2002 and 2001
               And the Cumulative Period
From December 31, 1990 (Inception) Through December 31, 2002
                                                                                              Dec. 1, 1990
                                                                                              (Inception)
                                                                                                Through
                                                            Dec. 31           Dec. 31           Dec. 31
                                                              2002              2001              2002
                                                           Unaudited         Unaudited         Unaudited

Revenues                                                          0                 0           517,460

Cost of goods sold                                                0                 0           641,388

Gross profit                                                      0                 0          (123,928)

General and administrative                                  488,232           714,109        19,461,812

Loss from operations                                       (488,232)         (714,109)      (19,585,740)

Non-operating income (expense)                                    0           (26,654)       (1,200,289)

Interest expense                                           (261,590)          (14,967)       (1,928,142)

Net loss                                                   (749,822)         (755,730)      (22,590,243)

Weighted average shares outstanding                      34,983,564        33,170,191

Net loss per share                                            (0.02)            (0.02)


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through December 31, 2002

                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock       Additional    Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 December 1, 1990
(re-entry
  development stage)                 -   $      -       10,609 $ 1,042,140 $      -   $      -   $ (1,042,140)$       -

Shares issued in exchange for:
 Cash, May 31, 1993                  -          -        1,000       1,000        -          -            -         1,000
 Capital contribution,
  May 31, 1993                       -          -        2,000         515        -          -            -           515
 Services, March 26, 1993            -          -        2,000         500        -          -            -           500
 Services, March 26, 1993            -          -        1,200         600        -          -            -           600
Net loss for the year                -          -          -           -          -          -         (5,459)     (5,459)
                               --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1993                   -          -       16,809   1,044,755        -          -     (1,047,599)     (2,844)

Shares issued in exchange for:
 Services, May 1, 1994               -          -        2,400       3,000        -          -            -         3,000
 Cash, September 1, 1994             -          -       17,771      23,655        -          -            -        23,655
 Services, September 15, 1994        -          -        8,700      11,614        -          -            -        11,614
 Cash, September 26, 1994            -          -        3,000      15,000        -          -            -        15,000
 Cash, October 6, 1994            16,345     16,345        -           -          -          -            -        16,345
 Cash, September and October,
  1994                               -          -        1,320      33,000        -          -            -        33,000
Net loss for the year                -          -          -           -          -          -        (32,544)    (32,544)
                               --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1994                16,345     16,345     50,000   1,131,024        -          -     (1,080,143)     67,226

Shares issued in exchange for:
 Cash, February 13, 1995             -   $      -        1,160 $   232,000 $      -   $      -   $        -   $   232,000
 Debt repayment, February 13,
  1995                               -          -        2,040     408,000        -          -            -       408,000
 Debt repayment, February 20,
  1995                               -          -        4,778     477,810        -          -            -       477,810
 Acquisition of assets, CIPI
  February, 1995                     -          -       28,750   1,950,000        -          -            -     1,950,000
 Acquisition of assets, April 5,
  1995                               -          -       15,000         -          -          -            -           -
 Cash and services, April and
  May 1995                           -          -       16,000     800,000        -          -            -       800,000
 Cash, June 1, 1995                  -          -          500      30,000        -          -            -        30,000
 Acquisition of assets and
  services, September 26, 1995       -          -        4,000     200,000        -          -            -       200,000
 Cash, September 28, 1995            -          -           41       3,000        -          -            -         3,000
 Acquisition of assets,
  September 1995                     -          -       35,000   1,750,000        -          -            -     1,750,000
 Return of assets, CIPI
  September, 1995                    -          -      (27,700) (1,950,000)       -          -            -    (1,950,000)
Net loss for the year                -          -          -           -          -          -     (2,293,867) (2,293,867)
                               ---------  ----------- -------- -----------   -------- ------------ ---------- -----------
Balance,
 November 30, 1995                16,345     16,345    129,569   5,031,834        -          -     (3,374,010)  1,674,169


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through December 31, 2002
                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock       Additional    Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Cash, February, 1996                -          -        1,389     152,779        -          -            -       152,779
 Debt repayment, February 1996       -          -       10,000     612,000        -          -            -       612,000
 Services, February, 1996            -          -        3,160     205,892        -          -            -       205,892
 Cash, March, 1996                   -          -          179      25,000        -          -            -        25,000
Shares returned and canceled,
  March, 1996                        -   $      -      (15,000)$       -   $      -   $      -   $        -   $       -
 Services, April, 1996               -          -           13       2,069        -          -            -         2,069
 Services, September, 1996         4,155      4,155        586      36,317        -          -            -        40,472
 Services, October, 1996             -          -        6,540     327,000        -          -            -       327,000
 Debt repayment, November, 1996      -          -        2,350      64,330        -          -            -        64,330
Net loss for the year                -          -          -           -          -          -     (2,238,933) (2,238,933)
                               --------- ---------- ---------- -----------  ---------- --------- ------------ -----------
Balance,
 November 30, 1996                20,500     20,500    138,786   6,457,221        -          -     (5,612,943)    864,778

Shares issued in exchange for:
 Services, March, 1997               -          -          228       6,879        -          -            -         6,879
 Services, April, 1997               -          -          800      13,120        -          -            -        13,120
 Services, July, 1997                -          -        1,500      16,200        -          -            -        16,200
 Cash, July, 1997                    -          -       15,000     300,000        -          -            -       300,000
 Services, August, 1997              -          -        5,958      56,000        -          -            -        56,000
Adjustment for partial shares due
 to reverse stock split (1:20)       -          -          113         -          -          -            -           -
 Services, October, 1997             -          -    1,469,666     587,865        -          -            -       587,865
 Debt repayment, October, 1997       -          -    1,540,267     620,507        -          -            -       620,507
 Cash, October, 1997                 -          -    1,500,000     281,250        -          -            -       281,250
 Services, November, 1997            -          -        4,950      10,538        -          -            -        10,538
Net loss for the year                -          -          -           -          -          -     (2,739,268) (2,739,268)
                               --------- ---------- ---------- ----------- ---------- ----------  ----------- -----------
Balance,
 November 30, 1997                20,500     20,500  4,677,268   8,349,580        -          -     (8,352,211)     17,869

Shares issued in exchange for:
 Services, December, 1997
  through November, 1998             -   $      -    2,551,610 $ 2,338,264 $      -   $      -            -   $ 2,338,264
 Debt repayment, April, 1998
  through September, 1998            -          -      250,000     129,960        -          -            -       129,960
 Cash, January, 1998 through
  July, 1998                         -          -    4,833,334   1,139,218        -          -            -     1,139,218
 Acquisition of assets,
  July, 1998                         -          -      300,000     421,478        -          -            -       421,478
 Acquisition of remaining 20%
  minority interest in
  subsidiary, July, 1998             -          -       50,000      59,247        -          -            -        59,247
 Services, November, 1998         60,000     60,000        -           -          -          -            -        60,000
Net loss for the year                -          -          -           -          -          -     (4,928,682) (4,928,682)
                               --------- ---------- ---------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1998                80,500     80,500 12,662,212  12,437,747        -          -    (13,280,893)   (762,646)


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through December 31, 2002
                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Capital    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------

Shares issued in exchange for:
 Shares returned and canceled,
  December, 1998                     -          -   (1,350,000)   (814,536)       -          -            -      (814,536)
 Services, December, 1998
  through September, 1999            -          -      560,029     349,454    150,000        -            -       499,454
 Cash, December, 1998
  through September, 1999            -          -    1,155,800     129,537        -          -            -       129,537
 Debt repayment, Sept., 1999      39,520     39,520    960,321     197,500    100,000        -            -       337,020
Net loss for the period              -          -          -           -          -          -     (1,323,831) (1,323,831)
                               --------- ---------- ---------- -----------   -------- ------------ ---------- -----------
Balance,
 September 30, 1999              120,020    120,020 13,988,362  12,299,702    250,000        -    (14,604,724) (1,935,002)

Shares re-acquired and
  canceled, October, 1999            -   $      -      (17,500)$   (12,000)$      -   $      -   $        -   $   (12,000)
Shares issued in exchange for:
 Services, October, 1999 through
  September, 2000, valued from
  $0.25 to $0.80 per share           -          -    2,405,469     990,949        -          -            -       990,949
 Retainers, debt and accrued
  liabilities, October, 1999
  through September, 2000, valued
  from $0.25 to $1.57 per share      -          -    2,799,579   1,171,638        -          -            -     1,171,638
 Cash, October, 1999 through
  September, 2000, with subscription
  prices ranging from $0.25 to
  $0.66 per share                    -          -    2,295,482     839,425        -      (15,450)         -       823,975
Issuance of 563,500 consultant
  stock options, March, 2000,
  at an exercise price of $2.00
  per share                          -          -          -           -      214,130        -            -       214,130
Reduction of exercise prices
  on 2,600,000 officer and employee
  common stock options, March, 2000,
  to $0.38 and approximately $0.39
  per share                          -          -          -           -    1,113,610        -                  1,113,610
Exercise of 2,056,346 common and
  20,000 preferred officer stock
  options, May, 2000, with
  common stock strike prices
  ranging from $0.15 to approx.
  $0.39 per share, in exchange
  for officer debt                20,000     20,000  2,056,346     897,707   (407,735)       -            -       509,972
Issuance of 500,000 consultant
  stock options, September, 2000,
  with floating exercise prices
  set at 15% below current market    -          -          -           -       65,000        -            -        65,000
Net loss for the year                -          -          -           -          -          -     (3,812,140) (3,812,140)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2000              140,020    140,020 23,527,738  16,187,421  1,235,005    (15,450) (18,416,864) (  869,868)


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through December 31, 2002
                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Capital    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, October, 2000 through
  September, 2001, valued from
  $0.11 to $0.40 per share           -   $      -    3,471,007 $   572,790 $      -   $      -   $        -   $   572,790
 Retainers, debt and accrued
  liabilities, October, 2000
  through September, 2001, valued
  from $0.11 to $0.43 per share      -          -    3,688,989     487,121        -          -            -       487,121
 Cash, October, 2000 through
  March, 2001, with subscription
  prices ranging from $0.075 to
  $0.083 per share                   -          -    1,045,500      78,787        -          -            -        78,787
Collection of stock subscription
  receivable, October, 2000,
  on 61,800 shares                   -          -          -           -          -       15,450          -        15,450
Exercise of 400,000 common
  stock options, January, 2001,
  at a strike price of $0.085 per
  share, in exchange for debt        -          -      400,000      86,000    (52,000)       -            -        34,000
Issuance of 1,000,000 common
  stock warrants, April, 2001,
  at an exercise price of $0.192
  per share, in conjunction with
  $300,000 principal value of
  8% convertible debt                -          -          -           -       77,228        -            -        77,228
Issuance of 2,000,000 consultant
  stock options, September, 2001,
  at a strike price of $0.13 per
  share                              -          -          -           -      115,000        -            -       115,000
Beneficial conversion option,
  April, 2001 through September,
  2001, pertaining to $300,000
  principal value and accrued
  interest on 8% convertible debt    -          -          -           -      155,027        -            -       155,027
Net loss for the year                -          -          -           -          -          -     (2,154,567) (2,154,567)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2001              140,020    140,020 32,133,234  17,412,119  1,530,260        -    (20,571,431) (1,489,032)



CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through December 31, 2002

                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Capital    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, October, 2001 through
  September, 2002, valued from
  $0.02 to $0.25 per share           -   $      -    2,180,000 $   179,916 $      -   $      -   $        -   $   179,916
 Debt and accrued liabilities,
  October, 2001 through September,
  2002, with common shares
  valued from $0.01 to $0.15 per
  share and preferred A shares
  valued at $1.00 per share       60,000    60,000  10,948,077     428,563        -          -            -       488,563
 Cash, October, 2001 through
  September, 2001, with prices
  ranging from $0.01 to $0.083
  per share                          -          -    5,833,334     200,000        -          -            -       200,000
Exercise of 550,000 common stock
  options by a consultant at a
  strike price of $0.13 per share,
  in exchange for debt               -          -      550,000     103,125    (31,625)       -            -        71,500
Issuance of 3,750,000 warrants,
  April, 2002 through June, 2002,
  at an exercise price of $0.045
  per share, in conjunction with
  $750,000 principal value of 12%
  convertible debt                   -          -          -           -      100,087        -            -       100,087
Beneficial conversion option,
  April 2002, through June, 2002,
  pertaining to $750,000 principal
  value of 12% convertible debt      -          -          -           -      649,913        -            -       649,913
Conversion of $93,130 principal
  value of 12% convertible debt
  along with $6,916 accrued
  interest, net of $69,233
  convertible debt discount          -          -   12,667,178     111,515    (80,702)       -            -        30,813
Net loss for the year                -          -          -           -          -          -     (2,346,732) (2,346,732)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2002              200,020 $  200,020 64,311,823 $18,435,238 $2,167,933 $      -   $(22,918,163)$(2,114,972)


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through December 31, 2002
                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Capital    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
Services, October 2001 through
  December 2002 valued from
  $0.01 to $0.02 per share           0        0     7,575,000     85,750        0          0           0        85,750
Debt and accrued liabilities
  October 2001 through December
  2002 with common shares
  valued from $0.005 to $0.02
  per share                          0        0    12,450,340    128,599     (17,279)       0           0       111,320
Cash, October 2001 through
  December 2002 with prices
  ranging from $0.005 to $0.01
  per share                          0        0     4,500,000     30,000        0           0           0        30,000
Issuance of 1,000,000 warrants
  November 2002
  at an exercise price of $0.005
  per share, in conjunction with
  $200,000 principal value of 12%
  convertible debt                   0        0             0          0       968           0           0          968
Beneficial conversion option
  November 2002
  pertaining to $200,000 principal
  value of 12% convertible debt                                                          199,054                199,054

Net loss for the period             0         0             0          0        0            0      (749,822)  (749,822)

Balance, December 31, 2002     200,020  200,020    88,837,163 18,679,587      2,350,676      0   (23,667,985)(2,437,702)

CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
          CONSOLIDATED STATEMENT OF CASHFLOW
   For the Three Months Ended December 31, 2002 and 2001
               And the Cumulative Period
From December 31, 1990 (Inception) Through December 31, 2002


                                                                                              Dec. 1, 1990
                                                                                              (Inception)
                                                                                                Through
                                                            Dec. 31           Dec. 31           Dec. 31
                                                              2002              2001              2002
                                                           Unaudited         Unaudited         Unaudited

Operating activities
  Net income (loss)                                        (749,822)         (755,730)      (22,590,243)
    Adjustments to reconcile net income (loss)
      to net cash provided by (used by)
      operating activities:
        Provision for bad debt                                                                1,422,401
        Depreciation and amortization                         3,566             6,650         1,673,540
        Stock issued for services                            85,750           187,200         7,472,523
        Stock issued for interest                            19,126                 0           554,717
        Settlements                                               0                 0           (25,000)
        Minority interest                                         0                 0           (62,500)
        Intangibles                                                                           1,299,861
        Amortization of debt issuance cost
          and note discounts                                237,154                 0           879,696
Changes in operating assets and liabilities
  (Increase) decrease in assets
    Accounts receivable                                           0                 0            (4,201)
    Prepaid expenses                                              0            48,800                 0
    Interest receivable                                           0                 0           (95,700)
    Deposits and prepaids                                         0                 0           182,346
  Increase (decrease) in liabilities
    Bank overdraft                                                0                 0                 0
    Accounts payable                                        143,491            73,965           763,739
    Accrued compensation                                     68,325           164,279         2,102,347
    Due to (from) officers                                   (6,578)            7,921           667,214
    Other current liabilities                               (15,552)           15,789           441,291

Net cash provided by (used by) operating activities        (214,540)         (251,126)       (5,317,969)


CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
          CONSOLIDATED STATEMENT OF CASHFLOW
   For the Three Months Ended December 31, 2002 and 2001
               And the Cumulative Period
From December 31, 1990 (Inception) Through December 31, 2002
                                                                                              Dec. 1, 1990
                                                                                              (Inception)
                                                                                                Through
                                                            Dec. 31           Dec. 31           Dec. 31
                                                              2002              2001              2002
                                                           Unaudited         Unaudited         Unaudited


Investing activities
  Collection of notes receivable                                 0                 0                 0
  Increase in notes receivable                                   0                 0        (1,322,500)
  Cost of license & technology                                   0                 0           (94,057)
  Purchase of equipment                                          0                 0          (198,530)

Net cash used by investing activities                            0                 0        (1,615,087)

Financing activities
  Common stock issued for cash                               30,000                0          3,262,172
  Stock warrants                                                  0                0           177,315
  Preferred stock issued for cash                                 0                0            16,345
  Proceeds from stock purchase                                    0                0           281,250
  Debt issuance cost                                         40,000                0          (260,275)
  Proceeds from debts
    Related party                                                 0                0           206,544
    Other                                                   160,000          254,688         3,643,880
  Payments on debt
    Related party                                                 0                0           (53,172)
    Other                                                   (12,500)               0          (398,907)
  Decrease in subscription receivable                             0                0            35,450
  Contributed capital                                             0                0               515

Net cash from financing activities                          217,500          254,688         6,991,117

Net increase in cash                                          2,960            3,562            58,061

Cash beginning of period                                     55,101            6,111                 0

Cash end of period                                           58,061            9,673            58,061


CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
     CONSOLIDATED STATEMENT OF CASHFLOW
For the Three Months Ended December 31, 2002 and 2001
          And the Cumulative Period
From December 31, 1990 (Inception) Through December 31, 2002
                                                                                              Dec. 1, 1990
                                                                                              (Inception)
                                                                                                Through
                                                            Dec. 31           Dec. 31           Dec. 31
                                                              2002              2001              2002
                                                           Unaudited         Unaudited         Unaudited

Cash paid during the year for
  Interest                                                       0                 0           337,669
  Taxes                                                          0                 0             4,850

Non-cash activities
  Common stock issued for
    Purchase of stock                                            0                 0           281,250
    Prepaids                                                     0                 0           182,346
    PP&E                                                         0                 0           130,931
    Deposit                                                      0                 0                 0
    License & technology                                         0                 0         2,191,478
    Minority interest                                            0                 0            59,247
    Repayment of debt                                      106,638            30,000         4,462,694
    Service & interest                                     121,072                 0         5,070,264
  Preferred stock issued for
    Services                                                     0                 0            60,000
    Repayment of debt                                            0            60,000           119,520
  Preferred stock options issued for
    Repayment of debt                                            0                 0           100,000

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Conectisys Corporation (formerly Coastal Financial Corp.)(the "Company") was incorporated under the laws of Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur. The Company is a development-stage entity developing automatic meter reading technologies and products for remote reading of electronic energy meters located in residential structures.

On July 15, 1998, United Telemetry Company, Inc. was incorporated in the State of Nevada as a wholly-owned subsidiary of the Company.

On January 11, 2000, a new Nevada corporation, eEnergyServices.com, Inc., was formed, which has no net assets and which has not, as yet, commenced operations.

Basis of presentation and going concern uncertainty

The accompanying consolidated financial statements include the accounts and transactions of Conectisys Corporation, its wholly-owned subsidiaries eEnergyServices.com, Inc., and United Telemetry Company, Inc. All material intercompany transactions and balances have been eliminated in the
accompanying  consolidated  financial  statements.   Certain  prior  period
balances  have  been  reclassified   to  conform  to the current years
presentation.

The Company returned to the development stage in accordance with SFAS No. 7 on December 1, 1990 and during the fiscal year ended November 30, 1995. The Company has completed two mergers and is in the process of developing its technology and product lines.

As of December 31, 2002, the Company had a deficiency in working capital of approximately $2,663,000, and had incurred continual net losses since its return to the development stage in fiscal 1996 of approximately $20,000,000, which raise substantial doubt about the Company's ability to continue as a going concern.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

Basis of presentation and going concern uncertainty (continued)

Management's plans for correcting these deficiencies include the future sales and licensing of the Company's products and technologies the raising of capital through the issuance of common stock and from continued officer advances, which will help provide the Company with the liquidity necessary to retire its outstanding debt and meet operating expenses. Over the longer term, the Company plans to achieve profitability through the operations of its subsidiaries. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Use of estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

Fair value of financial instruments (continued)

Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect the estimates.

Since the fair value is estimated at December 31, 2002, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different. The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments. Accounts payable, accrued compensation, due to officer, accrued interest, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments. Also, market rates of interest apply on all officer advances and short-term promissory notes. Long-term debt is recorded at face value because the principal amount is convertible into common stock.

Fiscal year

Effective December 1, 1998, the Company changed its fiscal year-end from November 30 to September 30.

Research and development costs

The Company has been engaged in researching, engineering, and developing its H-Net(TM) technologies since August 1995, and did not generate any revenue during the past fiscal year. The Company hopes to complete large-scale cost reduction runs for the production and subsequent sale of the H -Net TM system in 2003.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

Cash and cash equivalents

Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less. All funds on deposit are with one financial institution.

Licensing agreements

The costs of acquiring license rights are capitalized and amortized over the shorter of the estimated useful life of the license or the term of the license agreement. The licenses are being amortized over a period of five
years.   During the  year ended  November 30,  1998, the  Company acquired additional license rights in the amount of $421,478 from TechniLink. Although the license remains viable, the Company currently lacks the resources to develop and market it. Accordingly, during the ten month period ended September 30, 1999, the Company accelerated amortization on this asset by writing it down to its net realizable value of $40,000, incurring a charge of $283,133. The balance was fully amortized at September 30, 2000.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally three years for computer software, five years for vehicles and office equipment, and seven years for furniture and fixtures.

Technology

Deferred  technology  costs  include  capitalized  product  development and
product   improvement   costs   incurred   after   achieving  technological
feasibility and are amortized over a period of five years. At December 31, 2002, no deferred technology costs were recognized.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

Accounting for stock-based compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock -based Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company adopted this accounting standard on January 1, 1996. SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation. The Company has chosen to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation. The cost of stock-based compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period. The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

Stock issued for non-cash consideration

Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

Income taxes

The Company files a consolidated income tax return. The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, which requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse. The Company has recognized a valuation allowance covering 100% of the net deferred tax assets (primarily tax benefits from net operating loss carryforwards), because it is more likely than not that the tax benefits attributable to the deferred tax assets will not be realized in the future.

Net loss per common share - basic and diluted

Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented. Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares, which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

Recent accounting pronouncements

The Financial Accounting Standards Board has established the following new pronouncements: SFAS No. 145, "Rescission of SFAS No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," issued in April 2002 and effective for financial statements issued after May 25, 2002, which effectively amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency involving sale-leaseback transactions and also gives clarity to other existing authoritative pronouncements, SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," issued in June 2002 and effective for exit or disposal activities after December 15, 2002, which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issue Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity
(including Certain Costs Incurred in a Restructuring, SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," issued in October 2002 and applicable for acquisitions on or after October 1, 2002, which generally removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, and amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long -Lived Assets, to include in its scope certain long-term customer -relationship intangible assets of financial institutions, and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure
- an amendment of FASB Statement No. 123," issued in December 2002 and effective for fiscal years ending after December 15, 2002, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.

Adoption of the above accounting pronouncements is not expected to have a material effect on the Company's financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 2. RELATED PARTY TRANSACTIONS

The Company previously leased office space in Agua Dulce, California from S.W. Carver Corporation, a company owned by a major shareholder of the Company. Around September 1, 2000, the lease was terminated due to the sale of the building. At that time the Company moved certain property and equipment to its Valencia locations.

The officers of the Company have continually advanced funds to the Company. These advances have generally been in the form of revolving short-term promissory notes at an annual interest rate of 18% (see Note 7 below).

NOTE 3.    PREPAID EXPENSES AND DEPOSITS

During the year ended September 30, 2000, the Company issued 462,487 shares of its common stock as retainers for consulting services ($128,611) and accounting fees ($4,935). In addition, the Company recorded the unearned portion of an engineering contract ($25,000) as a prepaid asset, bringing the total prepaid expense balance at September 30, 2000 to $158,546. All these prepaid assets were expensed during the year ended September 30, 2001. Another 386,584 shares of common stock (valued at $43,800) were issued to a consultant as a retainer at September 30, 2001, for cash payments that were subsequently made by the consultant to other vendors in October 2001. An attorney was paid a retainer in September 2001 for services not yet rendered, bringing the total prepaid expense balance at September 30, 2001 to $48,800. These costs were fully expensed during the year ended September 30, 2002.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 4.    PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2002 consisted of the following:


Office equipment                             $   279,741
Furniture and fixtures                            16,609
Vehicles                                          35,362
                                             -----------
Total cost                                       331,712
Accumulated depreciation                        (283,939)
                                             -----------
Net book value                               $    47,773
                                             ===========

NOTE 5.    LICENSE RIGHTS AND TECHNOLOGY

License rights and technology at December 31, 2002 consisted of the following:

      License rights                               $   421,478
      Accumulated amortization                        (421,478)
                                                    -----------
        Net book value                             $       -

NOTE 6.   DEBT ISSUANCE COSTS

In April 2001, the Company received proceeds of $300,000 from an investor in return for a six-month 8% convertible note and 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. Debt issuance costs on this transaction amounted to $32,775, and consisted of $24,000 in finder's fees, $8,000 in legal fees, and $775 in other costs. These debt issuance costs were fully amortized at September 30, 2001.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 6.   DEBT ISSUANCE COSTS (continued)

In February 2002, the Company received $340,000 in short-term financing from an investment group through the issuance of a promissory note maturing on May 15, 2002 and accruing interest at an annual rate of 18%. Included in the loan was $40,000 in fees, consisting specifically of a $30,000 finder's fee and a $10,000 legal fee. These loan fees were fully amortized at September 30, 2002.

In March through June 2002, the Company received $750,000 from an accredited investor group in exchange for 12% convertible debt, along with 3,750,000 common stock warrants, exercisable over a four-year period at the lesser of $0.045 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. Debt issuance costs associated with these loans amounted to $147,500, of which $90,000 represented finder's fees and $57,500 represented legal costs. Amortization of these fees over the pro-rata portion of the one-year term of the loans amounted to $58,397 through September 30, 2002, leaving an unamortized balance of $89,103 at September 30, 2002. Total amortization of all debt issuance costs during the year ended September 30, 2002 amounted to $98,397.


Amortization of this debt issuance cost over the three months ended December 31, 2002 was $36,875, leaving an unamortized balance of $52,228.

New Debt Issuance costs?

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 7.    DUE TO OFFICERS

At September 30, 2000, the Company's CEO had made cumulative advances to the Company of $75,000. On October 1, 2000, these advances were rolled into a revolving promissory note, due on demand, at an annual interest rate of 18%. During the year ended September 30, 2001, additional advances were made in the amount of $20,000 and note repayments totaled $50,000. Accrued interest was determined to be $11,880, bringing the loan balance at September 30, 2001 to $56,880. A new promissory note agreement for this amount was drawn up at the close of business on September 30, 2001, expiring September 1, 2002. During the year ended September 30, 2002, cash advances of $31,500 were made. Additionally, the loan account was increased by $120,875, representing the value of 2,361,814 restricted shares of the Company's common stock held by the CEO, which were used as collateral and transferred to a note holder in June of 2002 to partially cover a $300,000 debt, and by $16,202, representing the value of 794,857 restricted shares of the Company's common stock held by the CEO, which were pledged to and sold by a convertible note holder on a Company obligation in and accrued interest amounted to $6,913 during the year ended default. Repayments of debt by the Company amounted to $144,806 for the year ended September 30, 2002, resulting in a loan balance due the CEO at September 30, 2002 of $87,564. During the three months ended December 31, 2002, the Company paid back $16,675, including $1,660 of personal expenses charged on the Company credit card. Also, $37,423 was credited to the loan for the common stock of the Company transferred to the CEO in November 2002 for partial payment against the outstanding balance and $4,411 was credited for interest payments bringing the balance outstanding to $112,738. The loan balance at December 31, 2002 is currently due on demand and continues to accrue interest at the rate of 18% per year.

The Company's Secretary/Treasurer advanced the Company approximately $61,945 during the year ended September 30, 2001, under a separate revolving promissory note agreement effective October 1, 2000. The note is a demand note, which accrues interest at an annual rate of 18%. Total repayments of the note amounted to $40,681. Accrued interest was $4,610 during the year ended September 30, 2001, bringing the loan balance at year-end to $25,874. A new promissory note agreement for this amount was drawn up at the close of business on September 30, 2001, expiring September 1, 2002. The Secretary/Treasurer also borrowed on a personal credit card for the Company's behalf in the amount of $18,455, bringing the total obligation due the Secretary/Treasurer at September 30, 2001 to $44,329. During the year ended September 30, 2002, the personal credit card balance was virtually paid-off. Additional loan advances were $19,500, loan repayments were $39,500, and accrued interest was $2,269 during the year ended September 30, 2002, bringing the aggregate loan balance due the Secretary/Treasurer at September 30, 2002 to $8,143. During the three months ended December 31, 2002 accrued interest of $370 increased this loan bringing the balance outstanding to $8,513. The loan balance at December 31, 2002 is currently due on demand and continues to accrue interest at the rate of 18% per year.

During the period May through September 2002, the Company's Chief Technical Officer advanced the Company $32,946, corresponding to 684,407 restricted shares of the Company's common stock held by the officer, which were pledged to and sold by a convertible note holder on a Company obligation in default. Accrued interest at the annual rate of 18% was $1,831 through the end of the fiscal year, bringing the total loan amount to $34,777 at
September 30, 2002.   During the three months ended December 31, 2002, the
Company issued 684,407 shares of the Company common stock to replace the one transferred to the convertible note holder, thus decreasing the balance of the note by $32,946. Also, during the three months ended December 31, 2002, accrued interest of $824 was credited bringing the outstanding balance to $2,655. The loan balance at December 31, 2002, is currently due on demand and continues to accrue interest at the rate of 18% per year.

The aggregate amount due officers at December 31, 2002 was $123,906 and interest expense on the officer loans amounted to $5,605 for the three months ended December 31, 2002.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 8.    NOTES PAYABLE

Notes payable at December 31, 2002 consisted of the following:

Registered Convertible Debentures

Convertible Debenture #1

     Note payable to AJW Partners, LLC            $49,170
      (Convertible Debenture) due on
      March 29, 2003 at an annual interest
      rate of 12%

     Accrued interest of $1,487 and principal
      on Convertible Debenture convertible
      into approximately 10,131,000
      shares of common stock at the price
      of $0.005 at December 31, 2002                1,487       50,657
                                                  --------

     Note payable to New Millennium Capital       $49,170
      Partners II, LLC (Convertible Debenture) due on March 29, 2003 at an annual interest rate of 12%

     Accrued interest of $1,487 and principal
      on Convertible Debenture convertible
      into approximately 10,131,000
      shares of common stock at the price
      of $0.005 at December 30, 2002                1,487        50,657
                                                  --------

     Note payable to AJW/New Millennium            55,940
      Offshore, Ltd.(Convertible Debenture)
      due on March 29, 2003 at an annual
      interest rate of 12%

     Accrued interest of $1,692 and principal
      on Convertible Debenture convertible
      into approximately 11,526,000
      shares of common stock at the price
      of $0.005 at December 31, 2002                1,692        57,632
                                                  --------

     Note payable to Pegasus Capital Partners,     32,650
      LLC. (Convertible  Debenture) due
      on March 29, 2003 at an annual
      interest rate of 12%

     Accrued interest of $988 and principal
      on Convertible Debenture convertible
      into approximately 6,728,000
      shares of common stock at the price
      of $0.005 at September 30, 2002                 988        33,638
                                                  --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002


NOTE 8.    NOTES PAYABLE (continued)

 Convertible Debenture #2

    Note payable to AJW Partners, LLC            $40,000
     (Convertible Debenture) due on
     May 10, 2003 at an annual interest
     rate of 12%

     Accrued interest of $1,210 and principal
      on Convertible Debenture convertible
      into approximately 8,242,000
      shares of common stock at the price
      of $0.005 at December 31, 2002               1,210         41,210
                                                 --------

     Note payable to New Millennium Capital       40,000
      Partners II, LLC(Convertible Debenture)
      due on  May 10, 2003 at an annual
      interest rate of 12%

     Accrued interest of $1,210 and principal
      on Convertible Debenture convertible
      into approximately 8,242,000
      shares of common stock at the price
      of $0.005 at December 31, 2002               1,210         41,210
                                                 --------

     Note payable to AJW/New Millennium           45,000
      Offshore, Ltd.(Convertible Debenture)
      due on May 10, 2003 at an annual
      interest rate of 12%

     Accrued interest of $1,361 and principal
      on Convertible Debenture convertible
      into approximately 9,272,000
      shares of common stock at the price
      of $0.005 at December 31, 2002               1,361         46,361
                                                 --------

     Note payable to Pegasus Capital Partners,   $25,000
      LLC.  (Convertible Debenture) due
      on May 10, 2003 at an annual
      interest rate of 12%

     Accrued interest of $756 and principal
      on Convertible Debenture convertible
      into approximately 5,151,000
      shares of common stock at the price
      of $0.005 at December 31, 2002                 756         25,756
                                                  -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002


NOTE 8.    NOTES PAYABLE (continued)

Convertible Debenture #3

    Note payable to AJW Partners, LLC               80,000
     (Convertible Debenture) due on
     June 17, 2003 at an annual interest
     rate of 12%

     Accrued interest of $2,420 and principal
      on Convertible Debenture convertible
      into approximately 16,484,000
      shares of common stock at the price
      of $0.005 at December 31, 2002                 2,420       82,420
                                                    -------

     Note payable to New Millennium Capital         80,000
      Partners II, LLC(Convertible Debenture)
      due on  June 17, 2003 at an annual
      interest rate of 12%

     Accrued interest of $2,420 and principal
      on Convertible Debenture convertible
      into approximately 16,484,000
      shares of common stock at the price
      of $0.005 at December 31, 2002                 2,420       82,420
                                                   --------
     Note payable to AJW/New Millennium            $90,000
      Offshore, Ltd.(Convertible Debenture)
      due on June 17, 2003 at an annual
      interest rate of 12%

     Accrued interest of $2,722 and principal
      on Convertible Debenture convertible
      into approximately 18,544,000
      shares of common stock at the price
      of $0.005 at December 31, 2002                2,722        92,722
                                                  --------

     Note payable to Pegasus Capital Partners,     50,000
      LLC. (Convertible
      Debenture) due on June 17, 2003
      at an annual interest rate of 12%

     Accrued interest of $1,512 and principal
      on Convertible Debenture convertible
      into approximately 10,302,000
      shares of common stock at the price
      of $0.005 at December 31, 2002               1,512        51,512
                                                 --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 8.    NOTES PAYABLE (continued)

   Note payable to AJW Capital Partners, LLC     66,666
      Offshore, Ltd. Ltd. (Convertible
      Debenture) due on November 2003
      at an annual interest rate of 12%

     Accrued interest of $2,016 and principal
      on Convertible Debenture convertible
      into approximately 13,736,000
      shares of common stock at the price
      of $0.005 at December 31, 2002               2,016        68,682
                                                 --------
   Note payable to AJW Offshore, Ltd.             66,666
      (Convertible Debenture) due on
      November 2003 at an annual
      interest rate of 12%

     Accrued interest of $2,016 and principal
      on Convertible Debenture convertible
      into approximately 13,736,000
      shares of common stock at the price
      of $0.005 at December 31, 2002               2,016        68,682
                                                 --------

 Note payable to AJW Qualified Partners,          66,668
      LLC. (Convertible
      Debenture) due on November, 2003
      at an annual interest rate of 12%

     Accrued interest of $2,016 and principal
      on Convertible Debenture convertible
      into approximately 13,737,000
      shares of common stock at the price
      of $0.005 at December 31, 2002               2,016        68,684
                                                 --------
Subtotal of Registered Convertible Debentures                  862,243
    Less note discount                                        (437,762)
                                                              ---------
Net carrying value of Registered Convertible Debentures        424,481

      Note payable to Devon Investment Advisors,
      unsecured, due on demand, interest payable
      at an annual rate of 10%.                                241,824

     Note payable to Black Dog Ranch LLC,
      unsecured, due on demand, including interest
      at an annual rate of 18%.                                154,033

      Convertible note payable to Laurus Master Fund, Ltd.,
      secured by 3,293,944 shares of common stock
      beneficially owned by officers, with interest
      payable at an annual rate of 8%, conversion
      premium of 25% based on current market price of
      the Company's common stock (as defined), initially
      due October 12, 2001 and extended to
      December 1, 2001.  Currently in default.                  60,748

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002


NOTE 8.    NOTES PAYABLE (continued)

      Convertible note payable to Rowell A. McHatten, Jr.,
      unsecured, with interest payable at an annual rate
      of 14%, convertible into restricted common stock of
      the Company at $0.06 per share, due April 24, 2003.       11,003
                                                              ---------
      Total notes payable                                      892,089
          Current portion                                    (  69,790)
                                                              ---------
      Long-term portion                                      $ 822,299
                                                              =========

On April 12, 2001, the Company received $300,000 in proceeds from Laurus Master Fund, Ltd. ("Laurus") and issued a $300,000 principal value 8% convertible note due on October 12, 2001, along with 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. $77,228 of the proceeds was allocated to the cost of the warrants, with the remaining $222,772 allocated to the cost of the debt instrument, based on the relative fair market values of the note and the warrants at the date of issuance.

A convertible note discount of $77,228 was also recognized, which was effectively fully amortized at September 30, 2002 as interest expense.

The note is convertible (at the option of the holder) into common stock at the lesser of 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the closing date (April 12, 2001) or 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the conversion date (assumed to be September 30, 2002). At April 12, 2001, the note was convertible into approximately 2,181,500 common shares at an exercise price of approximately $0.1021 per share, and at September 30, 2002, the note was convertible into approximately 20,189,875 common shares at an exercise price of approximately $0.0064 per share. In either instance, the fair value of the debt instrument (due to the 80% pricing advantage) was $375,000 (a 25% premium on the principal value), resulting in a further convertible debt discount of $152,228, representing the difference between the note's fair value of $375,000 and the allocated proceeds at issuance of $222,772. This discount was also fully amortized at September 30, 2001.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 8.    NOTES PAYABLE (continued)

A corresponding $152,228 credit was made to additional paid-in capital for the conversion benefit option, i.e., the intrinsic value of the matured debt instrument. Interest accrued at 8% on the $300,000 note principal through September 30, 2002 was $17,168; for presentation purposes, this interest was added to the principal value of the note at the year-end balance sheet date. The holder can also convert the accrued interest into common stock at a 25% premium ($4,292), bringing the total conversion benefit option to $155,027. Total amortization of interest on the discounted convertible note during the year ended September 30, 2001 (including $32,775 in debt issuance costs associated with the transaction) amounted to $265,030.

The maturity date on the $300,000 principal value 8% convertible note, initially October 12, 2001, was extended to December 1, 2001. Because of the inherent conversion benefit feature, the aggregate note with accrued interest, totaling $311,194 at September 30, 2001, was classified as a long-term liability.

The Company was unable to pay-off the note at maturity. However, after receiving bridge financing from another investment group in February 2002, the Company subsequently repaid $150,000 of the obligation, as the note holder elected to not convert the debt to shares. Consequently, the note holder sold 1,479,264 of the 4,773,208 shares of the Company's common stock that had been pledged by officers of the Company as collateral, resulting in net proceeds of $49,148. Adding accrued interest of $17,168 at an annual rate of 12%, brought the loan balance at September 30, 2002 to
$129,214.   During the three months ended December 31, 2002, the  note holder sold the remaining 3,293,944 pledged shares for net proceeds of $67,144 and netted another $3,200 from the issuance of 500,000 new Company shares. Accrued interest during the three months ended December 31, 2002 was $1,878, bringing the total liability to $60,748.

In February 2002, the Company borrowed $340,000 from the Mercator Momentum Fund. This loan from the Mercator Momentum Fund was a short-term loan due May 15, 2002 and accrues interest at an annual rate of 18%. The loan was secured by shares of common stock. On June 14, 2002 Mercator Momentum Fund transferred collateral in the form of 5,861,814 shares of common stock to their name because the Company was in default on the loan. Thereafter, on June 21, 2002, Mercator Momentum Fund filed an action against Conectisys Corporation, Robert A. Spigno and Patricia A. Spigno in the Superior Court of California, County of Los Angeles (Case No. BC276283) for breach of promissory note, foreclosure of security interests and fraud and deceit. Mr. Spigno is the Chairman of the Board and a director of the Company and is also the Company's Chief Executive Officer. Ms. Spigno is the Company's Secretary and Chief Financial Officer. On July 3, 2002, Mercator Momentum Fund filed a first amended complaint in the Superior Court of California, County of Los Angeles (Case No. BC276283) adding a claim for common count for money lent. Mercator Momentum Fund seeks damages of approximately $243,000 plus approximately $66 in interest per day commencing June 21, 2002 and other compensatory and punitive damages of unspecified amount. The Company believes that Mercator Momentum Fund's claims are without merit because, among other factors, they have affirmative defenses to those claims, including usury and the satisfaction of amounts owed under loan from Mercator Momentum Fund as a result of the enforcement by Mercator Momentum Fund of its security interest in shares of common stock. The Company intends to vigorously defend against these claims and to pursue appropriate counterclaims against Mercator Momentum Fund.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 9. SECURED CONVERTIBLE DEBENTURES

In order to provide working capital and financing for the Company's continued research and development efforts as of March 29, 2002, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of up to $750,000 of the Company's 12% Convertible Debentures due one year from their date of issuance. The Company granted the holders of the debentures a continuing security interest in all of the Company's assets to secure the Company's obligations under the debentures and related agreements. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

On March 29, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On May 10, 2002 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the Company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 9. SECURED CONVERTIBLE DEBENTURES (continued)


On June 17, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

The fair value of the twelve debt instruments (due to the 100% pricing advantage) in aggregate was $1,500,000 (a 100% premium on the principal
value)  making the  beneficial conversion  option   $649,913  at inception
($750,000 less the $100,087 allocated to the issuance of the 3,750,000 related warrants).

On November 27, 2002 the Company issued an aggregate of $200,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,000,000 shares of common stock at a per share exercise price equal to $.005.

The fair value of the three debt instruments (due to the 100% pricing advantage) in aggregate was $400,000 (a 100% premium on the principal
value)  making the beneficial conversion  option   $199,054  at inception
($200,000 less the $946 allocated to the issuance of the 1,000,000 related warrants).

The Company's convertible debentures and related warrants contain anti -dilution provisions whereby, if the Company issues common stock or securities convertible into or exercisable for common stock at a price less than the conversion or exercise prices of the debentures or warrants, the conversion and exercise prices of the debentures or shall be adjusted as stipulated in the agreements governing such debentures and warrants.

During the three months ended December 31, 2002, the Company issued 5,355,395 shares of common stock in connection with regular interest payments and upon conversion of an aggregate of $19,940 of principal and $1,482 of related interest on the Company's convertible debentures. A corresponding reduction of $17,279 to the beneficial conversion option was made.

As of December 31, 2002 the Company was indebted for an aggregate of $836,930 of principal and $30,206 accrued and unpaid interest on these convertible debentures. To the extent debentures issued by the Company are converted into shares of common stock, the Company will not be obligated to repay the converted amounts.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 9. SECURED CONVERTIBLE DEBENTURES (continued)

As part of the recording of the convertible debt transactions, a beneficial conversion option for $649,913 was recognized, along with a corresponding debt discount. The total debt discount of $750,000, including $100,087 attributable to the stock warrants, is being amortized over the one-year life of the debt instruments. $279,115 was amortized through September 30, 2002, resulting in an unamortized discount of $401,652 at September 30, 2002, which was net of $69,233 in convertible bond discount that was transferred to equity upon the conversion of $93,130 principal value of debt, along with $6,916 in accrued interest. Accordingly, the $80,702 pro -rata portion of the beneficial conversion option attributable to the $93,130 in debt principal converted, was also transferred to common stock, leaving a balance $724,238 at September 30, 2002. The conversion of the Purchaser debt and accrued interest during the period resulted in the issuance of 12,667,178 shares of the Company's common stock.

As part of the recording of the convertible debt transactions, a beneficial conversion option for $199,054 was recognized, along with a corresponding
debt discount.   The total  debt discount  of $200,000,  including $946
attributable to the stock warrants, is being amortized over the one-year life of the debt instruments. $3,836 was amortized through December 31, 2002, resulting in an unamortized discount of $196,164 at December 31, 2002.

As noted above, $113,070 of the $950,000 principal value of convertible debt at December 31, 2002 had been converted, leaving a principal balance of $836,930 (plus accrued interest of $25,313) at December 31, 2002.

$69,790 of the remaining principal balance has been classified as long-term, based on expected additional principal conversions of $9,970 per month through June 2003.

NOTE 10.        SHAREHOLDERS' EQUITY (DEFICIT)

The Company's authorized capital stock consists of 250,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, $1.00 par value per share. Of the 50,000,000 authorized shares of preferred stock, 1,000,000 shares have been designated as Class A Preferred Stock and 1,000,000 shares have been designated as Class B Preferred Stock, and the remaining 48,000,000 shares are undesignated. As of December 31, 2002, there were 88,836,163 shares of the Company's common stock outstanding held by approximately 780 holders of record and 200,020 shares of the Company's Class A Preferred Stock outstanding held by one holder of record and no shares of Class B Preferred Stock outstanding.

During October 2002 through December 2002, the Company issued 5,825,000 shares of its common stock consultants in exchange for $68,250 of services rendered.

During October 2002 through December 2002, the Company issued 1,000,000 shares of its common stock in exchange for four Advisory Board Members for $10,000 of services rendered.

During October 2002 through December 2002, the Company issued 750,000 shares of its common stock to two employees for $7,500 in bonuses.

In October 2002 through December, the Company issued 5,355,395 of its common shares to an investor group in exchange for $19,940 in convertible debt and $1,482 in interest (considered services). In conjunction with these transactions, $17,279 of the Company's beneficial conversion option was also transferred to common stock.

During November 2002 and December 2002, the Company issued 9,000,000 shares of its restricted common stock to a consultant/investor for $30,000 in cash and reduction of debt of $25,000.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 11.  INCOME TAXES

Deferred income taxes consisted of the following at December 31, 2002:

      Deferred tax asset, benefit
      of net operating loss
      carryforward                                $ 7,200,000
      Valuation allowance                          (7,200,000)
                                                  -----------
        Net deferred taxes                        $       -
                                                  ===========

The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered. During the three months ended December 31, 2002, the deferred tax asset and valuation allowance were both increased by $200,000.

The Company has approximately $19,700,000 in both federal and California net operating loss carryforwards. The federal net operating loss carryforwards expire as follows: $2,700,000 in the year 2012, $5,300,000 in 2018, $1,200,000 in 2019, $3,500,000 in 2020, $2,400,000 in 2021 and
$2,300,000 in 2022. The California net operating loss carryforwards expire as follows: $2,700,000 in the year 2002, $5,300,000 in 2003, $1,200,000 in
2004, $3,500,000 in 2005, $2,400,000 in 2006, and $2,300,000 in 2007.   The
latest federal and California corporate income tax returns filed by the Company were for the tax year ended November 30, 2000.

NOTE 12.        COMMITMENTS AND CONTINGENCIES

Employment agreements

The Company has entered into four employment agreements with key individuals, the terms of the agreements are as follows:

1) The CEO (and again President) of the Company entered into an agreement dated October 2, 1995 (which was subsequently amended September 1, 1997, September 1, 1999, and March 27, 2000) for a period of five years (to April 1, 2005), and he is entitled to receive a base salary of $160,000 per year. The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment. The staying bonus will be compensated for with the Company's restricted common stock. He is also granted an option to purchase up to 2,000,000 shares of the Company's

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 12.        COMMITMENTS AND CONTINGENCIES (continued)

restricted common stock at a price equal to 50% of the average market value for the prior 30 trading days before exercise. On March 27, 2000, the exercise price was adjusted to a flat $0.3864 per share, with an expiration date of December 2, 2003.

2) The Acting President of the Company entered into an agreement dated September 11, 2000 for a period of six months through March 11, 2001. On March 1, 2001 the agreement was extended through September 30, 2001. He is entitled to receive a base salary (consulting fees) of $120,000 per year, of which 50% shall be paid in cash and 50% shall be paid in restricted common stock at a rate equal to 50% of the average market closing price for the last 5 trading days of each quarter. He shall be issued 100,000 shares of restricted common stock as a hiring bonus, at a per share price of $0.28415, equivalent to 50% of the average market closing price for the prior 30 trading days before the agreement date. He shall further receive performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of the HNET System. The incentive package could net him up to 650,000 shares of restricted common stock. As of September 30, 2002, none of these milestones were met. He is also granted an option through March 11, 2001 to purchase up to 100,000 shares of the Company's restricted common stock at a price of $0.38 per share. This option has since expired. The Acting President no longer works for the Company in this capacity, but remains as a member of the Advisory Board.

3) The Secretary and Treasurer of the Company entered into an Agreement dated October 2, 1995 (which was subsequently amended September 1, 1997, September 1, 1999, and March 27, 2000), for a period of five years (extended through April 1, 2005), and she is entitled to receive a base salary of $80,000 per year. The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 12.        COMMITMENTS AND CONTINGENCIES (continued)

Employment agreements (continued)

salary, for continued employment. The staying bonus shall be compensated for with the Company's restricted common stock. She is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value for the prior 180 trading days before exercise. On March 27, 2000, the exercise price was adjusted to a flat $0.38 per share, with an expiration date of December 31, 2004.

4) The Chief Technical Officer of the Company entered into an agreement dated August 1, 1998 for an initial term of three years (extended through August 1, 2003), and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the Company) in cash or restricted common stock under rule 144. The employee shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at
one-half  market price.   The employee  shall further  receive performance
bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500). If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value at the date of purchase. As of September 30, 2002, none of the aforementioned milestones had been successfully completed.

Litigation

There has been one recent legal proceeding in which the Company has been a party:

In February 2002, the Company borrowed $340,000 from the Mercator Momentum Fund in order to make an initial $100,000 payment to Laurus Master Fund, Ltd. and to fund continuing development of the Company's H-Net(TM) system. This loan from the Mercator Momentum Fund was a short-term loan due May 15, 2002 and accrues interest at an annual rate of 18%. The loan was secured by shares of the Company's common stock. As of June 13, 2002, the

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 12.        COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

Company owed Mercator Momentum Fund approximately $243,000 of principal and accrued and unpaid interest under this loan and were in default in the repayment of this debt.

On June 14, 2002, Mercator Momentum Fund transferred collateral in the form of 5,861,814 shares of the Company's common stock into its name as a result of the Company's default on Mercator's loan. Of the 5,861,814 shares of common stock transferred into the name of Mercator Momentum Fund, 3,500,000 shares of the Company's common stock were issued and pledged as collateral by the Company in February 2002, and 2,361,814 shares of the Company's common stock were issued and pledged as collateral by Robert Spigno, the Company's Chief Executive Officer, in February 2002.

On June 21, 2002 Mercator Momentum Fund filed an action against Conectisys Corporation, Robert A. Spigno and Patricia A. Spigno in the Superior Court of California, County of Los Angeles (Case No. BC276283) for breach of promissory note, foreclosure of security interests and fraud and deceit. Mr. Spigno is the Chairman of the Board and a director of the Company and is also the Company's Chief Executive Officer. Ms. Spigno is the Company's Secretary and Chief Financial Officer. On July 3, 2002, Mercator Momentum Fund filed a first amended complaint in the Superior Court of California, County of Los Angeles (Case No. BC276283) adding a claim for common count for money lent. Mercator Momentum Fund seeks damages of approximately $243,000 plus approximately $66 in interest per day commencing June 21, 2002 and other compensatory and punitive damages of unspecified amount. The Company believes that Mercator Momentum Fund's claims are without merit because, among other factors, they have affirmative defenses to those claims, including usury and the satisfaction of amounts owed under loan from Mercator Momentum Fund as a result of the enforcement by Mercator Momentum Fund of its security interest in shares of common stock. The Company intends to vigorously defend against these claims and to pursue appropriate counterclaims against Mercator Momentum Fund.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 12.        COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

The Company, during its normal course of business, may be subject from time to time to disputes and to legal proceedings against it. Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

NOTE 13.        STOCK OPTIONS AND WARRANTS

During the fiscal year ended September 30, 1999, the Company issued to a note holder options to purchase 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share. As consideration, the Company reduced its debt to the note holder by $50,000 and received an extension of time to pay-off its promissory note. The Company also issued to its CEO options to purchase another 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000. Total consideration

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 14.        STOCK OPTIONS AND WARRANTS (continued)

received on the above issued options, as evidenced by debt reduction, was $100,000. These options can be exercised through November 1, 2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share. In September 2001, the exercise price on the Class B preferred stock options was adjusted to $2.50 per share and the exercise period extended to November 1, 2004.

The Company's CEO currently owns 200,020 shares of the Company's Class A preferred stock, of which 60,000 shares were purchased during the year ended September 30, 2002, and has options to purchase another 250,000 shares for $1.00 per share through November 1, 2005.

The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25. No common stock options or warrants were granted to officers and directors of the Company during the years ended September 30, 2002 or 2001. During the year ended September 30, 2000, the Company had issued 100,000 common stock options to its Acting President at an exercise price of $0.38 per share, exercisable over a six-month period. As the exercise price approximated the market price of the common stock on the date of grant and the term of the options was short, no compensation cost had to be recorded in the financial statements under the Black-Scholes call option pricing model. These common stock options expired on March 11, 2001.

The total balance of stock options and warrants exercisable at September 30, 2000 was $1,235,005, including $100,000 attributable to the Company's Class B preferred stock, as noted above.

In January 2001, a consultant exercised 400,000 out of 500,000 common stock options that had been granted in September 2000, at an exercise price of $0.085 per share. The $34,000 proceeds were applied to an outstanding note due the consultant. Additionally, $52,000 of additional paid-in capital (recorded as stock options exercisable) was reclassified to common stock. This was because an aggregate fair value amount of $65,000 had been recognized in the financial statements when these options were granted in September 2000 at an exercise price set at 15% below market. The fair value was determined utilizing the Black-Scholes call option

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 14.        STOCK OPTIONS AND WARRANTS (continued)

pricing model,  assuming a  6% risk  free rate  of return  and a volatility
factor  of 50%.   The remaining  100,000 common  stock options  expired in
September 2001.

In March  2001, 45,500  common stock  warrants were  issued to common stock
subscribers, exercisable at $2.00 per  share through March 3, 2003.   These
warrants had no material value upon issuance.

In April 2001, 1,000,000 common stock warrants were issued to an investor in conjunction with a $300,000 principal value 8% convertible note. The warrants are exercisable at $0.192 per share over a four-year period, and were valued at $77,228 (see Note 8 above).

In September 2001, 2,000,000 common stock options were issued to a consultant. The options are exercisable at $0.13 per share over a four -year period and were valued under the Black-Scholes call option pricing model (assuming a 50% volatility factor and a 5% risk-free rate of return) at $115,000, bringing the balance of stock options and warrants exercisable at the September 30, 2001 fiscal year-end to $1,375,233.

In December 2001 and January 2002, the consultant exercised 550,000 of the above common stock options, applying the $71,500 cost of exercise against an outstanding note payable. Stock options exercisable were also reduced and transferred to common stock in the amount of $31,625.

In March 2002 through June 2002, 3,750,000 three-year common stock warrants were issued to an accredited investor group in connection with a $750,000 12% convertible debenture financing arrangement (see Note 8
above).   The allocated cost of  these warrants amounted  to $100,087, so that the total stock options and warrants exercisable at September 30, 2002 was now $1,443,695.

During the year ended September 30, 2002, an additional 6,852,205 common stock options were granted to consultants and investors, at exercise prices ranging from $0.50 to $2.00 per share, and over terms expiring from November 1, 2003 through January 16, 2005. Because these strike prices were substantially above the market price of the Company's common stock, no value was attributed to these options at the time of grant.

In November 2002, 1,000,000 three-year common stock  warrants were issued to an accredited  investor group in connection with  a $200,000
12% convertible debenture  financing arrangement (see  Note 8 above).   The
allocated cost of these warrants amounted to $968, so that the total stock options and warrants exercisable at December 31, 2002 was now $1,444,393.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 14.        STOCK OPTIONS (continued)

The Company has granted various common stock options and warrants to employees and consultants. Generally, the options and warrants were granted at approximately the fair market value of the Company's common stock at the date of grant and vested immediately, except that when restricted rule 144 common stock was issued, the options and warrants were granted at an average market discount of 50% (ranging from between 20% to 75%). Compensation expense for options and warrants issued to employees for services were recorded as the difference between the intrinsic value of those services as measured by the (discounted) market value of the common stock at the date of grant and the exercise price in accordance with APB Opinion No. 25, with pro forma disclosure of the excess market value as required by FASB No. 123. All options and warrants issued to consultants and other non-employees were recorded at the fair value of the services rendered and equivalent to the market value (as discounted, if applicable) of the equity instruments received as per FASB No. 123. The market value was determined by utilizing an averaging convention of between 5 to 30 days of the closing price of the Company's common shares as traded on the over -the-counter bulletin board (stock symbol CNES) through the grant date and applying certain mathematical assumptions as required under the Black -Scholes model. Such assumptions, pertaining to the risk-free annual rate of return and stock volatility, were generally the same as those mentioned above when making fair value disclosures for the issuance of officer and employee stock options, except that the risk-free annual rate of return during the latter half of fiscal 2001 and subsequent was assumed to be 5% (rather than 6%) due to the general decline of interest rates occurring throughout the economy and the world.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 14.        STOCK OPTIONS AND WARRANTS (continued)

The common stock option activity during the three months ended December 31, 2002 and the fiscal years ended September 30, 2002 and September 30, 2001 was as follows:

                                           Common Stock      Weighted
                                             Options         Average
                                                and          Exercise
                                             Warrants         Price
                                            ----------       --------
     Balance outstanding, October 1, 2000     3,207,154        $.69

      Granted                                 3,000,000         .15
      Exercised                                (400,000)        .09
      Expired                                  (200,000)        .23
                                             ----------
     Balance outstanding, September 30, 2001  5,607,154         .42

      Granted                                 3,750,000         .05
      Exercised                                (550,000)        .13
                                             ----------
     Balance outstanding, September 30, 2002  8,807,154        $.28

      Granted                                 1,000,000         .005
      Exercised                                       0         .00
                                             ----------
     Balance outstanding, December 31, 2002   9,807,154        $.25
                                             ==========        ====

The following table summarizes information about common stock options at December 31, 2002:

                          Outstanding                  Exercisable
                           Weighted    Weighted               Weighted
   Range of      Common    Average      Average      Common    Average
   Exercise       Stock      Life      Exercise       Stock   Exercise
    Prices      Options    (Months)      Price       Options    Price
-------------   ---------   -------     -------      --------- -------
$2.00 - $2.00     563,500        20     $  2.00        563,500 $  2.00
$ .38 - $ .38     100,000        24     $   .38        100,000 $   .38
$ .19 - $ .19   1,000,000        27     $   .19      1,000,000 $   .19
$ .05 - $ .05   3,750,000        28     $   .05      3,750,000 $   .05
$ .13 - $ .13   1,450,000        32     $   .13      1,450,000 $   .13
$ .39 - $ .39   1,443,654        35     $   .39      1,443,654 $   .39
$ .38 - $ .38     500,000        35     $   .38        500,000 $   .38
$ .005-.$.005   1,000,000        35     $   .005     1,000,000 $   .005

$ .05 - $2.00   9,807,154        30     $   .25      9,807,154 $   .25
=============   =========        ==     =======      ========= =======

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 14.        STOCK OPTIONS AND WARRANTS (continued)

The above tables exclude 4,852,205 warrants exercisable at prices ranging from $0.50 to $2.00 per share, which have nominal value and which were issued to certain stock subscription investors and consultants. These warrants will all expire during the period November 1, 2003 through January 16, 2005. The tables also exclude a contingent issuance to the Company's Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2004. These common stock options will not vest until certain milestones have been attained.

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